                                                                     EXHIBIT 2.2


                              Dated 3 October 1999

         (as amended by the Amendment Agreement dated 13 December 2002)


                          LUCITE INTERNATIONAL LIMITED
                                    as Parent
         and certain of its subsidiaries as Borrowers and/or Guarantors

                           DEUTSCHE BANK AG LONDON and

                           MERRILL LYNCH INTERNATIONAL
                             as Joint Lead Arrangers

                           DEUTSCHE BANK AG LONDON and

                        MERRILL LYNCH CAPITAL CORPORATION
                                as Original Banks

                             DEUTSCHE BANK AG LONDON
                                as Facility Agent

                             DEUTSCHE BANK AG LONDON
                                as Security Agent




                      ------------------------------------

                                CREDIT FACILITIES
                             FOR THE ACQUISITION OF
                            THE ACRYLICS BUSINESS OF
                        IMPERIAL CHEMICAL INDUSTRIES PLC

                       -----------------------------------








                                   [GRAPHIC]

                               SHEARMAN & STERLING
                                     LONDON

                                    CONTENTS

CLAUSE                                                                     PAGE
1. INTERPRETATION.............................................................1

2. THE FACILITIES............................................................22

3. PARTICIPATION OF BANKS....................................................23

4. CONDITIONS PRECEDENT......................................................26

5. DRAWINGS..................................................................27

6. INTEREST..................................................................28

7. REPAYMENT.................................................................32

8. PREPAYMENT................................................................33

9. CANCELLATION..............................................................36

10. FEES.....................................................................36

11. CURRENCY OPTION..........................................................37

12. TAXES AND OTHER DEDUCTIONS...............................................39

13. CHANGE IN CIRCUMSTANCES..................................................41

14. PAYMENTS.................................................................43

15. REPRESENTATIONS AND WARRANTIES...........................................45

16. UNDERTAKINGS.............................................................52

17. EVENTS OF DEFAULT........................................................81

18. GUARANTEES...............................................................85

19. THE AGENTS AND THE ARRANGERS.............................................89

20. ASSIGNMENTS AND TRANSFERS................................................94

21. PRO RATA PAYMENTS, RECEIPTS AND SET OFF..................................95

22. NOTICES, CONFIDENTIALITY AND CERTIFICATES................................98

23. AMENDMENTS, WAIVERS AND CONSENTS.........................................99

24. INDEMNITIES.............................................................101

25. PARTIAL INVALIDITY......................................................103

26. GOVERNING LAW AND SUBMISSION TO JURISDICTION............................103

27. COUNTERPARTS............................................................104

SCHEDULE 1..................................................................105

        THE BANKS...........................................................105

SCHEDULE 2..................................................................106

        THE BORROWERS AND THE GUARANTORS....................................106

        PART A - THE BORROWERS..............................................106

        PART B - THE GUARANTORS.............................................106

SCHEDULE 3..................................................................107

        DOCUMENTARY CONDITIONS PRECEDENT....................................107

SCHEDULE 4..................................................................111

        FORM OF DRAWING REQUEST.............................................111

SCHEDULE 5..................................................................112

        ADDITIONAL COSTS RATE...............................................112

SCHEDULE 6..................................................................114

        TRANSFER CERTIFICATE................................................114

SCHEDULE 7..................................................................119

        ACCESSION DOCUMENT..................................................119

SCHEDULE 8..................................................................121

        ANCILLARY FACILITIES................................................121

SCHEDULE 9..................................................................123

        PROVISIONS RELATING TO LETTERS OF CREDIT/BANK GUARANTEES............123

SCHEDULE 10.................................................................126

        SECURITY DOCUMENTS..................................................126

SCHEDULE 11.................................................................127

        FORM OF CONFIDENTIALITY UNDERTAKING.................................127

SCHEDULE 12.................................................................129

        FORMALITIES CERTIFICATE.............................................129

SCHEDULE 13.................................................................131

        FORMS OF LETTER OF CREDIT/BANK GUARANTEE............................131


        PART I - FORM OF LETTER OF CREDIT...................................131

        PART II - FORM OF BANK GUARANTEE....................................134

THIS FACILITY AGREEMENT is made on 3 October 1999 (as amended by the Amendment Agreement dated 13 December 2002).

BETWEEN:-

(1) LUCITE INTERNATIONAL LIMITED (a company incorporated in England with registered number 3830507) (the "PARENT");

(2)     THE COMPANIES identified in Part A of Schedule 2 as Borrowers;

(3)     THE COMPANIES identified in Part B of Schedule 2 as Guarantors;

(4) DEUTSCHE BANK AG LONDON and MERRILL LYNCH INTERNATIONAL as joint lead arrangers (together the "ARRANGERS");

(5) DEUTSCHE BANK AG LONDON and MERRILL LYNCH CAPITAL CORPORATION as original banks (the "ORIGINAL BANKS");

(6)     DEUTSCHE BANK AG LONDON as Facility Agent;

(7)     DEUTSCHE BANK AG LONDON as Security Agent.

NOW IT IS HEREBY AGREED as follows:-

1       INTERPRETATION

1.1     DEFINITIONS

        In this Agreement, unless the context otherwise requires the following expressions shall have the following meanings:-

        "ACCESSION DOCUMENT" means an agreement substantially in the form set out in Schedule 7 pursuant to which a member of the Group becomes a Borrower and/or a Guarantor;

        "ACCOUNTING QUARTER" means each period in respect of which quarterly consolidated management accounts are required to be prepared by the Parent being in each case a period of approximately thirteen weeks ending on or about 31 March, 30 June, 30 September and 31 December of each Financial Year;

        "ACQUISITION" means the acquisition of the Target Shares and the Target Business pursuant to the Acquisition Documents;

        "ACQUISITION AGREEMENT" means the agreement dated on or around the date hereof relating to the acquisition of the Target Shares and the Target Business made between, inter alia, UK ParentCo 3 and others as purchasers and the Vendor;

        "ACQUISITION DOCUMENTS" means the Acquisition Agreement and all other agreements executed pursuant to the Acquisition Agreement between the parties thereto;

        "ACRYLICS JAPAN" means Ineos Acrylics Japan KK, a company to be incorporated in Japan with its registered office at Kuramae Central Building 8F, 1-10 Kuramae, 3-chome Taito-ku, Tokyo 111-0051;

        "ADDITIONAL COSTS RATE" means in relation to an Advance or unpaid sum the rate per annum notified by any Bank to the Facility Agent to be the cost to that Bank of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority, the European Central Bank or in relation to Regulation D in the United States of America and which in the case of the Bank of England and the Financial Services Authority shall be determined in accordance with Schedule 5;

        "ADVANCE" means:-

        (a) when designated "TRANCHE A", the principal amount of each advance made or to be made under the Tranche A Term Facility;

        (b) when designated "TRANCHE B", the principal amount of each advance made or to be made under the Tranche B Term Facility;

        (c) when designated "TRANCHE C", the principal amount of each advance made or to be made under the Tranche C Term Facility;

        (d) when designated "REVOLVING", the principal amount of each advance made or to be made under the Revolving Facility; and

        (e) and without any such designation, a "TRANCHE A ADVANCE", "Tranche B Advance", "TRANCHE C ADVANCE" and/or a "REVOLVING ADVANCE", as the context requires;

        in each case as from time to time reduced by repayment or prepayment and in each case subject as provided in Clause 6 (Interest);

        "AFFILIATE" has the meaning given in the Acquisition Agreement;

        "AGENTS" means collectively the Facility Agent and the Security Agent;

        "AGREED FINANCIAL PROJECTIONS" means the financial projections and forecast for the Business in the agreed form;

        "AMENDMENT AGREEMENT" means the amendment agreement to this Agreement in the agreed terms dated on or about 13 December 2002 between the Parent and the Facility Agent;

        "ANCILLARY BANK" means a Revolving Bank in its capacity as provider of Ancillary Facilities;

        "ANCILLARY DOCUMENTS" means the documents setting out the terms on which the Ancillary Facilities are made available;

        "ANCILLARY FACILITIES" means working capital facilities made available by a Revolving Bank by redesignation of a portion of its Revolving Commitment in accordance with Clause 2.2 (Ancillary Facilities) and
        Schedule 8;

        "ANCILLARY LIMIT" means, in relation to an Ancillary Bank, the maximum amount (excluding accrued uncapitalised interest, fees and like charges) which it has agreed to make available by way of Ancillary Facilities as varied from time to time in accordance with this Agreement and the Ancillary Documents;

        "APPLICABLE GAAP" means accounting principles, standards and practices generally accepted from time to time in the United Kingdom;

        "AUDITORS" means such firm of accountants as may be appointed auditors of the Group in accordance with Clause 16.6(c) (Appointment of Auditors);

        "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on:-

        (a)     in the case of each Term Facility, 30 November, 1999; or

        (b) in the case of the Revolving Facility, the date which is one month prior to the Revolving Facility Repayment Date;

        "AVAILABLE AMOUNT" means, in respect of any Permitted Joint Venture or acquisition (other than of China Project Newco or the China Project) made or to be made in any Capex Period:

        (a)     the Capex Limit for that Capex Period; less

        (b) the aggregate of all Adjusted Capital Expenditure during that Capex Period, other than in respect of the Permitted Joint Venture or acquisition referred to above;

        "BANK" means:-

        (a)     when designated "TRANCHE A", the Original Banks identified in
                Schedule 1 as participating in the Tranche A Term Facility;

        (b)     when designated "TRANCHE B", the Original Banks identified in
                Schedule 1 as participating in the Tranche B Term Facility;

        (c)     when designated "TRANCHE C", the Original Banks identified in
                Schedule 1 as participating in the Tranche C Term Facility;

        (d)     when designated "REVOLVING", the Original Banks identified in
                Schedule 1 as participating in the Revolving Facility,

        and in each case any Transferee to whom rights and/or obligations are assigned or transferred in accordance with Clause 20 (Assignments and Transfers) (until, in each case, its entire participation in the Facilities has been assigned or transferred to a Transferee in accordance with Clause 20 (Assignments and Transfers)) (collectively the "BANKS");

        "BANKING DISCLOSURE LETTER" means the disclosure letter dated of even date hereof in the agreed terms from the Parent to, inter alia, the Facility Agent;

        "BANK GUARANTEE" means a guarantee issued or to be issued by an Issuing Bank under the Revolving Facility in the form provided for in Part II of
        Schedule 13 or in such other form as may be agreed between the Parent, the Facility Agent and the relevant Issuing Bank;

        "BORROWERS" means each of the companies identified in Part A of Schedule 2 and each member of the Group which becomes a borrower hereunder by executing an Accession Document in accordance with Clause 2.4 and "BORROWER" means any of them;

        "BRIDGE FACILITIES" means the bridge loan facilities to be made available by the Bridge Finance Parties under the terms of the Bridge Facilities Agreements;

        "BRIDGE FACILITIES AGREEMENTS" has the meaning specified in the Intercreditor Agreement;

        "BRIDGE FINANCE PARTIES " means the parties specified as Bridge Creditors in Part B of Schedule 1 to the Intercreditor Agreement and their successors, assignees and transfers and "BRIDGE FINANCE PARTY" means any of them;

        "BUSINESS" means the acrylics business carried on by the Target more particularly described in the Acquisition Agreement;

        "BUSINESS DAY" means:

        (a) a day (not being a Saturday or Sunday) on which banks are generally open for business (other than a day on which banks are open only for the operation of business in euros):

        (b)     in London; and

        (c) if such reference relates to the date for payment or purchase of any sum denominated in any Optional Currency, the principal financial centre of the country of such Optional Currency; and

        (d) in relation to rate fixing for Euros only, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System ("TARGET") is operating;

        "CAPEX LIMIT" means, in respect of any Capex Period, the maximum amount of Adjusted Capital Expenditure for the Group in respect of that Capex Period permitted under (and as adjusted in accordance with) Clause 16.7(e) (Capital Expenditure);

        "CAPEX PERIOD" means:

        (a)     the period from the Completion Date to 31 December 1999; or

        (b) thereafter, each consecutive Financial Year of the Parent, until and including the year ended 31 December 2007; or

        (c)     thereafter, the period from 1 January 2008 to 30 September 2008;

        "CASH COLLATERAL ACCOUNT" means any interest bearing account with the Facility Agent or any Ancillary Bank opened or to be opened in the name of a Borrower into which sums are to be paid in accordance with Clause 8 (Prepayment) or in the provision of cash cover and held as security for the obligations of such Borrower under the Senior Finance Documents and in relation to which such Borrower shall have complied with the requirements of paragraph 6 of Schedule 9 (Cash Cover);

        "CASH EQUIVALENTS" means:

        (a) securities issued by, or unconditionally guaranteed by, the United Kingdom Government, the United States Government or the government of any Specified Sovereign or issued by any agency thereof and, as the case may be, guaranteed by the United Kingdom Government or backed by the full faith and credit of the United States Government or the government of any Specified Sovereign, in each case maturing within one year of the date of acquisition;

        (b) commercial paper issued by any corporation organised under the laws of the United Kingdom, the United States or a Specified Sovereign maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from Standard and Poors' Corporation or at least P-1 from Moody's Investor Services Inc.;

        (c) certificates of deposit or bankers' acceptances issued by any commercial bank organised under the laws of the United Kingdom, the United States or a Specified Sovereign maturing within one year from the date of acquisition thereof issued by any bank having a long term unsecured debt rating of at least A-1 from Standard and Poors' Corporation or at least P-1 from Moody's Investor Services Inc.;

        (d) investments in money market funds which invest substantially all their assets in securities of the types described in paragraphs
                (a) to (c) above;

        "CDC DDBS" means the subordinated, unsecured and unguaranteed deep discounted bonds 2004 in an aggregate principal nominal amount not exceeding Pound Sterling53,400,000 in the agreed form, issued or to be issued by the Parent from time to time to the CDC DDBs Holders in accordance with the terms of the CDC DDBs Documents;

        "CDC DDBS CREDITORS" has the meaning given to that expression in the Subordination Agreement;

        "CDC DDBS DOCUMENT" means the CDC DDBs Subscription Agreement, the CDC DDBs Instrument, the CDC DDBs, the Subordination Agreement and any other document, agreement or instrument in the agreed form providing for the payment of any amount by a member of the Group to the CDC DDBs Creditors;

        "CDC DDBS HOLDER" has the meaning given to the expression "Deep Discount Bond Holder" in the CDC DDBs Instrument;

        "CDC DDBS INSTRUMENT" means the instrument, in the agreed form, dated on or before the Effective Date pursuant to which the CDC DDBs are issued from time to time by the Parent to the CDC DDBs Holders;

        "CDC DDBS SUBSCRIPTION AGREEMENT" means the subscription agreement, in the agreed form dated on or before the Effective Date pursuant to which the Subscribers (as defined therein) agree to subscribe for CDC DDBs from time to time;

        "CDC DDBS SUBSCRIPTION PERIOD" means the "Subscription Period" as defined in the CDC DDBs Subscription Agreement;

        "CHANGE OF CONTROL" shall mean:

        (a) any change in the legal or beneficial ownership of the shares of the Parent after the date hereof or entry into any agreement which results in the Original Equity Investors ceasing to own either:

                (i)     more than 50% of the equity share capital of the Parent;
                        or

                (ii) equity share capital having the right to cast more than 50% of the votes capable of being cast in general meetings of the Parent; or

        (b) UK ParentCo 3 ceasing to be a wholly-owned subsidiary of UK ParentCo 2, UK ParentCo 2 ceasing to be a wholly-owned subsidiary of UK ParentCo 1 and UK ParentCo 1 ceasing to be a wholly-owned subsidiary of the Parent;

        (c) UK Finco, UK BondCo, UK Overseas HoldCo, UK Trader HoldCo, UK-US HoldCo ceasing to be directly wholly-owned subsidiaries of UK ParentCo 3;

        (d) any change of control as such term is defined or described in the Bond Finance Documents;

        "CHINA PROJECT" means the Chinese company (WOFE) incorporated by China Project Newco for the purpose of constructing a methyl methacrylate plant in China to take the HCN by-product from a proposed acrylonitrile plant to be built by British Petroleum and the Shanghai Petrochemical Corporation;

        "CHINA PROJECT NEWCO" means Ever1918 Limited (to be renamed Lucite International China Holdings Limited), a company incorporated in England with registered number 4563520 and a direct wholly-owned Subsidiary of the Parent;

        "CLOSING ACCOUNT" means each account with the Facility Agent opened for the purposes of collection of funds required to effect Completion and references to the "CLOSING ACCOUNT" shall be construed as references to any such account;

        "COMMITMENT" means:-

        (a) when designated "TRANCHE A", in relation to an Original Bank and the Tranche A Term Facility, the amount set opposite its name in
                Schedule 1 in relation to the Tranche A Term Facility and, in relation to any other Bank, the amount or the total amount of the Tranche A Commitments transferred to it under a Transfer Certificate or Transfer Certificates or other document pursuant to which it becomes party to, or acquires rights under, this Agreement;

        (b) when designated "TRANCHE B", in relation to an Original Bank and the Tranche B Term Facility, the amount set opposite its name in
                Schedule 1 in relation to the Tranche B Term Facility and, in relation to any other Bank, the amount or the total amount of the Tranche B Commitments transferred to it under a Transfer Certificate or Transfer Certificates or other document pursuant to which it becomes party to, or acquires rights under, this Agreement;

        (c) when designated "TRANCHE C", in relation to an Original Bank and the Tranche C Term Facility, the amount set opposite its name in
                Schedule 1 in relation to the Tranche C Term Facility and, in relation to any other Bank, the amount or the total amount of the Tranche C Commitments transferred to it under a Transfer Certificate or Transfer Certificates or other document pursuant to which it becomes party to, or acquires rights under, this Agreement;

        (d) when designated "REVOLVING", in relation to an Original Bank and the Revolving Facility, the amount set opposite its name in
                Schedule 1 in relation to the Revolving Facility and, in relation to any other Bank, the amount or the total amount of the Revolving Commitments transferred to it under a Transfer Certificate or Transfer Certificates or other document pursuant to which it becomes party to, or acquires rights under, this Agreement;

        less, in any such case:-

        (a) that part thereof transferred by it in accordance with Clause 20 (Assignments and Transfers); and

        (b) that part thereof which has been cancelled, reduced or terminated in accordance with this Agreement,

        and without any such designation means "TRANCHE A COMMITMENT", "TRANCHE B COMMITMENT", "TRANCHE C COMMITMENT" and/or "REVOLVING COMMITMENT";

        "COMPLETION" means completion of the sale and purchase of the Target Shares and the Target Business pursuant to the Acquisition Agreement;

        "COMPLETION ACCOUNTING PRINCIPLES" means:-

        "DUTCH OVERSEAS HOLDCO" means Sythol Investment BV (to be renamed Ineos Acrylics Dutch Overseas HoldCo BV), a company incorporated in The Netherlands with registered office at Messeyweg 16, P.O. Box 1222, 3180 AE Rozenburg, The Netherlands;

        (a) for the purposes of the preparation and/or audit of any audited financial statements (whether consolidated or unconsolidated) of any member of the Group, those accounting principles, standards and practices which were utilised in the Latest Audited Accounts; or

        (b) for the purposes of the preparation of management accounts (whether consolidated or unconsolidated) of any member of the Group, such accounting principles, standards and practices as are consistent with the Completion Accounting Principles referred to in paragraph (a) above applied to the extent appropriate in the context of preparation of management accounts drawn up in accordance with good accounting practice;

        subject to any changes made in accordance with Clause 16.6(i) (Completion Accounting Principles);

        "COMPLETION DATE" means the date on which Completion takes place;

        "CONSTITUTIONAL DOCUMENTS" means the constitutional documents of the Parent and each of UK ParentCo 1, UK ParentCo 2, UK ParentCo 3, UK Finco, UK BondCo, UK Overseas HoldCo, UK Trader HoldCo, UK TraderCo, UK-US HoldCo, UK Partner Co 1, UK Partner Co 2, Dutch Overseas HoldCo, Dutch HoldCo, US Partnership and US HoldCo;

        "CONTINGENT LIABILITY" means, at any time:-

        (a) in relation to an Issuing Bank and a Letter of Credit or Bank Guarantee, the actual and/or contingent liability of that Issuing Bank under that Letter of Credit or Bank Guarantee at that time; or

        (b) in relation to a Revolving Bank and a Letter of Credit or a Bank Guarantee, the actual and/or contingent liability of that Revolving Bank in relation to that Letter of Credit or Bank Guarantee at that time as a result of the obligations assumed by it under paragraph 4(b) (Indemnity) of Schedule 9;

        "DELAYED COMPLETION" has the meaning specified in the Acquisition Agreement;

        "DELAYED COMPLETION DATE" has the meaning specified in the Acquisition Agreement;

        "DRAWDOWN EVENT" has the meaning given to that expression in the Amendment Agreement;

        "DRAWING" means a drawing by a Borrower of the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility or the Revolving Facility, as the case may be;

        "DRAWING DATE" means, in relation to a Drawing, the date for the making of such Drawing as specified by the relevant Borrower in the relevant Drawing Request;

        "DRAWING REQUEST" means a notice requesting an Advance or issue of a Letter of Credit or Bank Guarantee in the form set out in Schedule 4;

        "DUTCH HOLDCO" means Ferndale International BV (to be renamed Ineos Acrylics Netherlands BV), a company incorporated in The Netherlands with registered office at Messeyweg 16, P.O. Box 1222, 3180 AE Rozenburg, The Netherlands;

        "DUTCH RE-ORGANISATION" means the share for share contribution by UK Overseas HoldCo to Dutch Overseas HoldCo of the shares in ICI Acrylics GmbH, ICI Acrylics Holland BV and Dutch HoldCo in exchange for shares in Dutch Overseas HoldCo;

        "EFFECTIVE DATE" has the meaning given to that expression in the Amendment Agreement;

        "ENVIRONMENT" means all gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock, flora, fauna, wetlands and all other natural resources or part thereof including artificial or manmade buildings, structures or enclosures;

        "ENVIRONMENTAL CONSENT" means any consent required under or in relation to Environmental Laws;

        "ENVIRONMENTAL LAWS" means all laws, directives or regulatory codes of practice concerning the Environment or health and safety which are at any time binding upon a member of the Group in the jurisdictions in which such member of the Group carries on business or operates (including, without limitation, by the export of its products or its waste thereto);

        "EQUITY INVESTORS" means the Original Equity Investors, any assignee or transferee of any interest in the Parent and any other person at any time having an equity interest in the Parent;

        "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America as amended from time to time and any regulations promulgated and rulings issued thereunder;

        "ERISA AFFILIATE" means any person that for the purposes of Title IV of ERISA is from time to time a member of the controlled group of any Obligor, or under common control with any Obligor within the meaning of
        Section 414 of the Internal Revenue Code of the United States of
        America;

        "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph
        (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under
        Section 302(f) of ERISA shall have been met with respect to any Plan;
        (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to
        Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan;

        "EURO", "EURO" or "EUROS" means the single currency of Participating Member States;

        "EVENT OF DEFAULT" means any of the events specified in Clause 17.1 (Events of Default);

        "EXCESS CASH FLOW" means, in respect of any Financial Year, Cashflow for that Financial Year less:-

        (a)     Total Debt Service of the Group for that Financial Year;

        (b) the aggregate amount of prepayments of Term Advances made pursuant to Clause 8.1 (Voluntary Prepayments) and applied in accordance with Clause 8.5 (Prepayments: Order of Application) during that Financial Year;

        (c) an amount equal to the amount of Capital Expenditure which has not been made in that Financial Year and which is permitted to be made in the following Financial Year pursuant to Clause 16.7
                (e) (Capital Expenditure); and

        (d) the net cash proceeds of any issue of equity or any capital contributions not required to be applied in prepayment in accordance with Clause 8.3 (Mandatory Prepayments from Receipts);

        "EXISTING JV COMPANIES" means Kaohsiung Monomer Company Limited, ICI Alpha BV and Asiatic Acrylics Co Limited and "EXISTING JV COMPANY" means any of them;

        "FACILITIES" means the Term Facilities, the Revolving Facility and the Ancillary Facilities and "FACILITY" means any of them;

        "FACILITY AGENT" means Deutsche Bank AG LONDON acting in its capacity as agent for the Banks or such other agent for the Banks as shall be appointed pursuant to Clause 19.9 (Resignation of Agents);

        "FACILITY AGENT'S SPOT RATE OF EXCHANGE" with respect to any currency on any date means the spot rate of exchange of the Facility Agent for the purchase of the appropriate amount of such currency with such other currency as shall be specified in the London Foreign Exchange Market at or about 11.00 am for delivery two Business Days thereafter;

        "FEES LETTERS" means the letters from the Arrangers to the Parent dated on or about the date of this Agreement setting out details of certain fees payable by the Parent in connection with the Facilities and referred to in Clause 10 (Fees);

        "FINAL TRANCHE A REPAYMENT DATE" means 30 September 2006;

        "FINAL TRANCHE B REPAYMENT DATE" means 30 September 2007;

        "FINAL TRANCHE C REPAYMENT DATE" means 30 September 2008;

        "FINANCE DOCUMENTS" means:-

        (a) when designated "SENIOR", this Agreement, each Security Document, the Intercreditor Agreement, the Investor Side-Letter, the Hedging Documents, the Ancillary Documents, each Accession Document, the Amendment Agreement, the Subordination Agreement, each Transfer Certificate and the Fees Letters;

        (b) when designated "SENIOR SUBORDINATED", the Bridge Finance Documents and the Bond Finance Documents together;

        (c) when designated "BOND ", the indenture constituting the High Yield Notes, the High Yield Guarantees, the Intercreditor Agreement, and any other agreement or document evidencing the terms of the High Yield Notes and any other agreement or document that may be entered into or executed pursuant thereto or in connection therewith, in each case, in the agreed form;

        (d) when designated "BRIDGE ", the Bridge Facilities Agreements, the Intercreditor Agreement, and any other agreement or document that may be entered into or executed pursuant thereto or in connection therewith, in each case, in the agreed form; and

        (e) without any such designation, the Senior Finance Documents and the Senior Subordinated Finance Documents;

        "FINANCIAL INDEBTEDNESS" means any indebtedness in respect of or arising under or in connection with:-

        (a)     moneys borrowed (including overdrafts); or

        (b) money raised including any debenture, bond (other than a performance bond issued in the ordinary course of trading by one member of the Group in respect of the obligations of another member of the Group), note or loan stock or other similar instrument; or

        (c)     any acceptance or documentary credit; or

        (d) receivables sold or discounted (otherwise than on a non-recourse basis); or

        (e) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the person liable as principal obligor for the payment thereof where the deferred payment is arranged primarily as a method of raising finance or financing or refinancing the acquisition of the asset acquired; or

        (f) the sale price of any asset to the extent paid before the time of sale or delivery by the person liable to effect such sale or delivery where the advance payment is arranged primarily as a method of raising finance or financing or refinancing the manufacture, assembly, acquisition or holding of the asset to be sold; or

        (g) finance leases, credit sale or conditional sale agreements (whether in respect of land, buildings, plant, machinery, equipment or otherwise) which are treated as finance leases in accordance with Applicable GAAP (but not including liabilities under operating leases); or

        (h) any agreement for managing or hedging currency and/or interest rate and/or commodity risk provided that where such agreement provides for netting to occur this paragraph (h) shall include the net amount of the payment obligation outstanding from the relevant member of the Group thereunder after such netting-off has occurred; or

        (i) the amount payable under any put option or other arrangement whereby any member of the Group is liable, at the request of a third party, to purchase share capital or other securities issued by it or any other member of the Group; or

        (j) the amount payable by any member of the Group in respect of the redemption of any share capital or other securities issued by it or any other member of the Group (if the share capital or other securities are redeemable at the option of their holder or if the relevant member of the Group is otherwise obliged to redeem them); or

        (k) amounts raised under any other transaction required to be accounted for as a borrowing under Applicable GAAP; or

        (l) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any indebtedness falling within paragraphs (a) to (k) inclusive of this definition,

        and so that, where the amount of Financial Indebtedness falls to be calculated, no amount shall be taken into account more than once in the same calculation;

        "FINANCIAL YEAR" means each period ending on 31st December in respect of which audited consolidated financial statements of the Group are required to be prepared;

        "FINCO/BONDCO LOAN AGREEMENT" means the loan agreement made between UK BondCo and UK Finco pursuant to which the proceeds of the Bridge Facilities are advanced to UK Finco by UK BondCo;

        "GROUP" means the Parent and its Subsidiaries from time to time and "MEMBER OF THE GROUP" means any one of them;

        "GUARANTORS" means each of the companies identified in Part B of
        Schedule 2 and any other member of the Group which shall have become a guarantor hereunder by executing an Accession Document and "GUARANTOR" means any of them;

        "HEDGING BANK" means any Bank in its capacity as provider of interest rate hedging in relation to the Term Facilities under the Hedging Documents;

        "HEDGING DOCUMENTS" has the meaning given to that term in the Intercreditor Agreement;

        "HIGH YIELD GUARANTEES" means together the High Yield Senior Guarantees and the High Yield Subordinated Guarantees (as such terms are defined in the Intercreditor Agreement);

        "HIGH YIELD NOTEHOLDERS" means the subscribers for the High Yield Notes and any successor, assignee or transferee of any such person;

        "HIGH YIELD NOTES" means the bonds issued or to be issued by UK BondCo (in an aggregate principal amount of approximately US$200,000,000 with such terms and guarantees as permitted by the Intercreditor Agreement pursuant to Rule 144A and/or Regulation S under the US Securities Act 1933, as amended, or any notes issued pursuant to an exchange of such bonds for notes registered with the US Securities and Exchange Commission and bearing terms identical to those of the original bonds other than the provision relating to registration rights);

        "ICI GROUP" has the meaning given in the Acquisition Agreement;

        "INFORMATION PACKAGE" means the Syndication Memorandum and the Agreed Financial Projections;

        "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA;

        "INTELLECTUAL PROPERTY" means all patents and patent applications, trade and service marks and trade and service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights owned by members of the Group throughout the world or the interests of any member of the Group in any of the foregoing, and all rights under any agreements entered into by or for the benefit of any member of the Group relating to the use or exploitation of any such rights;

        "INTELLECTUAL PROPERTY RIGHTS" has the meaning given in the Acquisition Agreement;

        "INTER-COMPANY LOAN AGREEMENTS" means (i) the loan agreement, in the agreed terms, made between UK Finco, Dutch HoldCo, UK Trader and Acrylics Japan and (ii) the loan agreement, in the agreed terms, made between UK Finco and US Partnership;

        "INTERCREDITOR AGREEMENT" means the intercreditor agreement, in the agreed terms, entered or to be entered into between, inter alia, each of the Senior Finance Parties, the Bridge Finance Parties and the Obligors;

        "INTEREST PERIOD" means a period by reference to which interest is calculated and payable on an Advance or overdue sum;

        "INVESTMENT AGREEMENT" means the investment and shareholders agreement in the agreed terms dated on or about the date of this Agreement between, inter alia, the Management, the Original Equity Investors and the Parent providing, inter alia, for the subscription of shares in the Parent;

        "INVESTOR DOCUMENTS" means the Constitutional Documents and the Investment Agreement;

        "INVESTOR SIDE-LETTER" means together the letters, in the agreed form, to be entered into by each Original Equity Investor and any transferee or assignee in favour of the Security Agent;

        "ISSUING BANK" means Deutsche Bank AG London in its capacity as issuer of any Letter of Credit or Bank Guarantee and/or any other Bank which agrees to issue a Letter of Credit and/or Bank Guarantee in accordance with Clause 5.6(c) (Issue of Letters of Credit/Bank Guarantees) in its capacity as issuer of such Letter of Credit or Bank Guarantee;

        "LATEST AUDITED ACCOUNTS" means the audited accounts of the Target for the Financial Year ending 31st December 1998;

        "LATEST MANAGEMENT ACCOUNTS" means the management accounts of the Target for the month ending on or about 31st August 1999;

        "LENDING OFFICE" means, in relation to a Bank, the office through which it is acting for the purposes of this Agreement and any other office which it has notified in accordance with Clause 3.2(b) is to be its Lending Office for the purposes of a particular Drawing or particular type of Drawing to be made available to an Obligor;

        "LETTER OF CREDIT" means a letter of credit issued or to be issued by an Issuing Bank under the Revolving Facility in the form set out in Part I of Schedule 13 or in such other form as may be agreed between the Parent, the Facility Agent and an Issuing Bank;

        "LEVERAGE RATIO" means the ratio of Total Debt to EBITDA (each as defined in Clause 16.9 (Financial Definitions)) of the Group;

        "LIBOR" means, in relation to an Advance or unpaid sum the rate which appears on Telerate Page 3740 or 3750 for deposits in the currency of and in an amount equal or comparable to such Advance or unpaid sum for the duration of the relevant Interest Period at or about 11.00 am on the applicable Rate Fixing Day or if no such rate appears on Telerate Page 3740 or 3750 at or about 11.00 am on the relevant Rate Fixing Day, then:

        (a) the arithmetic mean (rounded up, if necessary, to the nearest four decimal places) of the respective rates (as quoted to the Facility Agent at its request) offered by the Reference Banks to leading banks in the London interbank market at or about 11.00 am on the applicable Rate Fixing Day for deposits in the relevant currency in an amount equal or comparable to such Advance or unpaid sum for the duration of the relevant Interest Period; or

        (b) if any Reference Bank does not provide a quote as contemplated by paragraph (a) above, the relevant arithmetic mean determined on the basis of the quotations supplied by the remaining Reference Banks; or

        (c) if no (or only one) Reference Bank supplies a quote as contemplated by paragraph (b), above the provisions of Clause
                13.4 (Change in Market Conditions) shall apply.

        For the purposes of this Agreement the references to "TELERATE PAGE 3740 OR 3750" means the display designated as Page 3740 or Page 3750 on the Telerate Service (or such other page as may replace Page 3740 or Page 3750 on that service), or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying the British Bankers' Association Interest Settlement Rates for deposits in the relevant currencies;

        "LISTING" means a listing of all or any part of the share capital of any member of the Group on the London Stock Exchange or on any other recognised investment exchange (as defined in the Financial Services Act
        1986) or any other sale or issue by way of flotation or public offering or any equivalent circumstances in relation to any member of the Group in any jurisdiction or country.

        "MAJORITY BANKS" means, at any time:-

        (a) Banks whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (and for this purpose the amount of an Ancillary Bank's Revolving Commitment shall not be reduced by the amount of its Ancillary Limit); or

        (b) if the Total Commitments have been reduced to zero, Banks whose Commitments aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction;

        "MARGIN" means:-

        (a) in relation to the Tranche A Term Facility, 2 per cent. per annum; and

        (b) in relation to the Tranche B Term Facility, 2.5 per cent. per annum; and

        (c) in relation to the Tranche C Term Facility, 3 per cent. per annum; and

        (d)     in relation to the Revolving Facility, 2 per cent. per annum;

        subject, in the case of the Tranche A Term Facility and the Revolving Facility, to the provisions of Clause 6.6 (Margin Adjustment);

        "MATERIAL ADVERSE EFFECT" means any effect, event, matter or circumstance:-

        (a) which in the reasonable opinion of the Majority Banks is materially adverse to:-

                (i) the business, assets or financial condition of the Group (taken as a whole); or

                (ii) the ability of any Obligor to perform any of its payment obligations under any of the Finance Documents or the ability of the Parent to perform its obligations under Clause 16.7 (Financial Covenants); or

        (b) which results in any of the Senior Finance Documents not being legal, valid and binding on and, subject to reservations, enforceable against any party thereto and/or in the case of any Security Documents not providing to the Security Agent security over the assets expressed to be secured under the Security Documents in each case in a manner or to an extent which the

                Majority Banks reasonably consider to be materially prejudicial to the interests of any Senior Finance Party under the Senior Finance Documents;

        "MATERIAL GROUP COMPANY" means:-

        (a)     each Obligor; and

        (b) any other Subsidiary of the Parent, the profit from ordinary activities before interest, taxation, depreciation, amortisation and exceptional items, turnover or gross assets of which exceeds 5% of the profit from ordinary activities before interest, taxation, depreciation, amortisation and exceptional items, turnover or gross assets of the Group, and for this purpose the calculation of profit from ordinary activities before interest, taxation, depreciation, amortisation and exceptional items, turnover or gross assets shall:-

                (i)     be made in accordance with Applicable GAAP;

                (ii) in the case of a company which itself has Subsidiaries, be made by using the consolidated profit from ordinary activities before interest, taxation, depreciation, amortisation and exceptional items, turnover or gross assets, as the case may be, of it and its Subsidiaries; and

                (iii) be made by reference to the latest available quarterly financial information of the relevant Subsidiary and the Group;

        "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions;

        "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
        Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Obligor or any ERISA Affiliate and at least one person (other than the Obligors and the ERISA Affiliates) or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated;

        "NET PROCEEDS" means:-

        (a) in relation to any disposal, the total consideration received by any member or members of the Group in respect of the disposal from the Group of any member of the Group or of all or any part of the business, undertaking or assets of any member of the Group (including, without limitation, the amount of any debt owed to continuing members of the Group by any member of the Group disposed of which is repaid in connection with that disposal) but after deduction of the amount of any tax required to be paid as a result of the disposal or in connection with any prepayment required to be made hereunder and after deduction of all other costs and expenses properly incurred by continuing members of the Group in connection with that disposal;

        (b) in relation to any Listing, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) received from such Listing;

        "OBLIGORS" means the Parent, each Borrower and each Guarantor and "OBLIGOR" means any of them;

        "OPTIONAL CURRENCY" means Euro, Sterling and any other currency which is freely transferable and convertible into US Dollars and deposits of which are freely available in the London Interbank Market;

        "ORIGINAL EQUITY INVESTORS" means the Investors (as defined in the Investment Agreement) as at the date on which the Investment Agreement is entered into;

        "PARTICIPATING MEMBER STATE" means any member state which adopts the euro unit of the single currency pursuant to the Treaty;

        "PBGC" means the Pension Benefit Guaranty Corporation (or any successor);

        "PERMITTED INDEBTEDNESS" has the meaning given in Clause 16.3(f) (Indebtedness);

        "PERMITTED JOINT VENTURE" means (i) a joint venture, partnership or similar arrangement, pursuant to which the liability of members of the Group is limited in amount (but excluding, for the avoidance of doubt, China Project Newco and the China Project) or (ii) a joint venture, partnership or similar arrangement in which the member of the Group participates through a special purpose company with limited liability and no other business or assets and, in either case, in which the interest of the Parent or a directly or indirectly wholly-owned subsidiary of the Parent is less than 100% but more than 25%, (but for the avoidance of doubt not including Existing JV Companies, China Project Newco and the China Project provided that:-

        (a) such joint venture, partnership or similar arrangement is in a business similar to or connected with the Business;

        (b)     the aggregate of:

                (i) any amount advanced, lent, contributed or subscribed for, or otherwise invested in, such Permitted Joint Venture by any member of the Group; and

                (ii) the market value of any asset transferred or contributed to such Permitted Joint Venture by any member of the Group; and

                (iii) any liability incurred (whether by way of guarantee or otherwise) in relation to such Permitted Joint Venture by any member of the Group; and

                (iv) any obligation of any member of the Group directly or indirectly pursuant to any agreement or arrangement to lend to or guarantee or transfer assets to or otherwise fund or incur any liability in relation to such joint venture, partnership or similar arrangement or acquire any shares or other interest therein or assets thereof, shall not exceed, in any Capex Period the Available Amount in respect of that joint venture, partnership or similar arrangement; and

        (c) all items specified in paragraphs (i) to (iv) above when aggregated in respect of all Permitted Joint Ventures shall not after the date of this Agreement exceed Pound
                Sterling10,000,000;

        "PERMITTED SECURITY INTEREST" means the Security Interests set out in Clause 16.3(d)(i) to (xiii) (inclusive);

        "PLAN" means a Single Employer Plan or a Multiple Employer Plan;

        "POTENTIAL EVENT OF DEFAULT" means any event which with the giving of notice or the lapse of time or the making of any determination or fulfilment of any condition provided for in Clause 17.1 (Events of Default) would constitute an Event of Default;

        "PRODUCTS" has the meaning given in the Acquisition Agreement;

        "RATE FIXING DAY" means, in relation to an Advance or other amount denominated in Sterling, the first day of an Interest Period relating thereto, and in relation to an amount denominated in any other currency, the day two Business Days prior to the first day of the Interest Period relating thereto;

        "REFERENCE BANKS" means the principal London offices of Deutsche Bank AG LONDON, Barclays Bank PLC, The Chase Manhattan Bank and The Royal Bank of Scotland plc or if any such Bank ceases to be a Reference Bank such other Bank as the Facility Agent shall select after consultation with the Parent;

        "REGISTERED INTELLECTUAL PROPERTY RIGHTS" has the meaning given in the Acquisition Agreement;

        "REPAYMENT DATES" means each date on which an instalment is due for repayment under Clause 7.1 (Term Advances), the Final Tranche A Repayment Date, the Final Tranche B Repayment Date, the Final Tranche C Repayment Date and the Revolving Facility Repayment Date;

        "REPORTS" means:

        (a) each of the accountants reports on the Business in the approved form prepared by each of KPMG and PriceWaterhouseCoopers;

        (b) each of the legal due diligence reports in the approved form prepared by Freshfields and Simpson Thacher & Bartlett;

        (c) the environmental report in the approved form prepared by Dames & Moore;

        (d) the industry report in the approved form prepared by Tecnon (UK) Limited;

        (e) the pensions report in the approved form prepared by Watson Wyatt Worldwide;

        (f) the tax report in the approved form prepared by PriceWaterhouseCoopers;

        (g) the reports on title in the approved form prepared by Freshfields;

        and "REPORT" means any of them;

        "REVOLVING FACILITY" means the revolving credit facility to be made available by the Revolving Banks pursuant to Clause 2.1(d) (Facilities);

        "REVOLVING FACILITY REPAYMENT DATE" means 30th September, 2006;

        "SECURITY AGENT" means Deutsche Bank AG LONDON as security trustee for the Senior Finance Parties under the Security Documents or such other person as may from time to time hold the whole or any part of the security created thereby;

        "SECURITY DOCUMENTS" means the documents specified in Schedule 10 and any other document providing for a guarantee or Security Interest in favour of the Senior Finance Parties (or any of them) in respect of the obligations of the Obligors under the Senior Finance Documents;

        "SECURITY INTEREST" means any mortgage, charge (fixed or floating), standard security, pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title, or any other security interest whatsoever, howsoever created or arising or any other agreement or arrangement (including, without limitation, a sale and repurchase arrangement) entered into for the purposes of conferring security and any agreement to enter into, create or establish any of the foregoing;

        "SENIOR FINANCE PARTIES" means the Arrangers, the Facility Agent, the Security Agent, each Bank, each Ancillary Bank, each Issuing Bank and each Hedging Bank and "SENIOR FINANCE PARTY" means any of them;

        "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
        Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Obligor or any ERISA Affiliate and no person other than the Obligors and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under
        Section 4069 of ERISA in the event such plan has been or were to be terminated;

        "SPECIFIED SOVEREIGN" means any member state of the European Union as comprised on the Completion Date (other than Greece or Portugal);

        "STERLING" OR "POUND STERLING" means the lawful currency for the time being of the United Kingdom;

        "STERLING EQUIVALENT" in relation to an amount denominated or expressed in US Dollars or Euro means the equivalent thereof in Sterling converted at the Facility Agent's spot rate of exchange on the date specified for the relevant calculation;

        "STRUCTURE DOCUMENT" means the document in the agreed form comprising, inter alia, diagrams of the Group before and after Completion and indicating the movements of funds which will take place on the Completion Date;

        "SUBORDINATION AGREEMENT" means the subordination agreement, in the agreed terms, dated on or before the Effective Date between, inter alia, each of the Senior Finance Parties, the CDC DDBs Creditors and the Parent;

        "SUBSIDIARY" means:-

        (a)     a subsidiary as defined in Section 736 of the Companies Act
                1985; and

        (b) a subsidiary undertaking as defined in Section 21 of the Companies Act 1989;

        "SYNDICATION MEMORANDUM" means the information memorandum to be agreed between the Parent and the Facility Agent as contemplated by Clause 3.5 (Syndication);

        "TARGET" means the Target Business and the Target Shares;

        "TARGET BUSINESS" means the Business Assets (as defined in the Acquisition Agreement);

        "TARGET SHARES" means the Shares and the TPA Shares each as defined in the Acquisition Agreement;

        "TERM ADVANCES" means the Tranche A Advances, the Tranche B Advances and the Tranche C Advances and "TERM ADVANCE" means any of them;

        "TERM FACILITIES" means the Tranche A Term Facility, the Tranche B Term Facility and the Tranche C Term Facility and "TERM FACILITY" means any of them;

        "THIRD PARTY-OWNED RIGHTS" has the meaning given in the Acquisition Agreement;

        "TOTAL COMMITMENTS" means, at any time, the aggregate of all of the Commitments at that time;

        "TRANCHE A TERM FACILITY" means the term loan facility to be made available by the Tranche A Banks pursuant to Clause 2.1(a) (Facilities);

        "TRANCHE B TERM FACILITY" means the term loan facility to be made available by the Tranche B Banks pursuant to Clause 2.1(b) (Facilities);

        "TRANCHE C TERM FACILITY" means the term loan facility to be made available by the Tranche C Banks pursuant to Clause 2.1(c) (Facilities);

        "TRANSACTION COSTS" means all fees, costs and expenses and stamp, registration, notarial and similar taxes incurred by the Parent in connection with the Acquisition and its financing (including the High Yield Notes);

        "TRANSACTION DOCUMENTS" means the Finance Documents, the Investor Documents, the CDC DDBs documents, the Acquisition Documents, the Finco/Bondco Loan Agreement and the Intercompany Loan Agreements;

        "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 6;

        "TRANSFER DATE" means in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate;

        "TRANSFEREE" means a person to whom a Bank seeks to transfer all or part of its rights, benefits and obligations hereunder;

        "TREATY" means the treaty establishing the European Community being the Treaty of Rome as amended from time to time;

        "UK BONDCO" means Ineos Acrylics UK Bondco Limited a company incorporated in England with registered number 3830500;

        "UK FINCO" means Ineos Acrylics UK Finco Limited a company incorporated in England with registered number 3830160;

        "UK OVERSEAS HOLDCO" means Ineos Acrylics UK Overseas HoldCo1 Limited, a company incorporated in England with registered number 3830166;

        "UK PARENTCO 1" means Ineos Acrylics UK ParentCo1 Limited, a company incorporated in England with registered number 3829877;

        "UK PARENTCO 2" means a company to be incorporated in England as a wholly owned subsidiary of UK ParentCo1;

        "UK PARENTCO 3" means Ineos Acrylics UK Parentco2 Limited (to be renamed Ineos Acrylics UK ParentCo3 Limited), a company incorporated in England with registered number 3830184;

        "UK PARTNERCO 1" means Ineos Acrylics UK PartnerCo1 Limited, a company incorporated in England with registered number 3830156;

        "UK PARTNERCO 2" means Ineos Acrylics UK PartnerCo2 Limited, a company incorporated in England with registered number 3830689;

        "UK TRADER CO" means Ineos Acrylics UK Trader Limited, a company incorporated in England with registered number 3830161;

        "UK TRADER HOLDCO" means Ineos Acrylics UK Trader HoldCo Limited, a company incorporated in England with registered number 3830164;

        "UK-US HOLDCO" means Ineos Acrylics US HoldCo Limited, a company incorporated in England with registered number 3830157;

        "US DOLLAR EQUIVALENT" in relation to an amount denominated or expressed in an Optional Currency means the equivalent thereof in US Dollars converted at the Facility Agent's spot rate of exchange on the date specified for the relevant calculation;

        "US DOLLARS", "DOLLARS" or " US$" means the lawful currency for the time being of the United States of America;

        "US HOLDCO" means a company to be incorporated under the laws of the state of Delaware as a wholly owned subsidiary of the US Partnership;

        "US OBLIGOR" means any Obligor incorporated in any part of the United States of America;

        "US PARTNERSHIP" means a Delaware general partnership to be incorporated with UK PartnerCo1 and UK PartnerCo2 as the general partners;

        "VENDOR" means Imperial Chemicals Industries plc;

        "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA;

        "YEAR 2000 COMPLIANT" means that all information systems, software and equipment used by any member of the Group will:

        (a) accurately process data (including calculating, comparing and sequencing) during and after the year 2000 where failure to do so would have a Material Adverse Effect; and

        (b) when used in combination with, or interfacing with, other information systems and equipment, will in all material respects continue to perform and function in the same manner required for it to conduct the Business and will not suffer any processing difficulties associated with the year 2000 which would have a Material Adverse Effect.

1.2 CONSTRUCTION: In this Agreement, unless the context otherwise requires, a reference to:-

        an "AFFILIATE" of a person shall mean a Subsidiary of such person or a Subsidiary of any holding company of such person or any holding company of such person;

        an "AGENCY" of a state includes any local or other authority, self regulating or other recognised body or agency, central or federal bank, department, government, legislature, minister, ministry, self regulating organisation, official or public or statutory person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state;

        a document being "IN THE AGREED TERMS" or "IN THE AGREED FORM" or "IN THE APPROVED FORM" means, as the case may be, on terms, in a form agreed and/or approved by the Facility Agent; and an "AGREEMENT" includes any legally binding agreement, arrangement, concession, contract, deed or franchise (in each case whether oral or written);

        "ASSETS" includes property and rights of every kind, present, future and contingent (including uncalled share capital) and every kind of interest in an asset;

        a "CONSENT" includes an authorisation, approval, exemption, licence, permit, order or permission (and reference to obtaining "CONSENTS" shall be construed accordingly);

        a "DIRECTIVE" means any directive, regulation, request or requirement;

        a "FILING" includes any filing, registration, recording or notice (and references to making or renewing "FILINGS" shall be construed accordingly);

        a "GUARANTEE" includes:-

        (a)     an indemnity; and

        (b)     any other obligation (whatever called) of any person:-

                (i) to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other investments, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

                (ii) to be responsible for the performance of any obligations by or the solvency of any other person,

        (and "GUARANTEED" and "GUARANTOR" shall be construed accordingly);

        "INDEBTEDNESS" includes any obligation (whether incurred as principal, guarantor or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        a "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month provided that if:-

        (a) any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

        (b) a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month,

        (and references to "MONTHS" shall be construed accordingly);

        a "PERSON" includes any person, unincorporated association, firm, partnership, company, corporation or other body corporate, government, state or agency of a state (whether or not having separate legal personality);

        "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the rights of creditors generally, the time-barring of claims under the Limitation Acts, rules against penalties and similar principles and generally applicable limitations of law in other jurisdictions relevant in the context of the Transaction Documents;

        "TAXES" includes all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings on account of tax whatsoever and wheresoever imposed and any charges in the nature of taxation together with interest thereon and penalties and fines with respect thereto, if any, and any payments made on or in respect thereof and "TAX" and "TAXATION" shall be construed accordingly;

        "WINDING-UP" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction to which that person is subject.

1.3 OTHER REFERENCES: Save where a contrary intention appears, in this Agreement:-

        (a) a reference to a person is, where relevant, deemed to be a reference to or to include, as appropriate, their respective successors, permitted assignees or transferees;

        (b) references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Agreement and references to this Agreement include its Schedules;

        (c) a reference to any agreement (including, without limitation, any of the Senior Finance Documents) is to be construed as a reference to that agreement as it may from time to time be amended, varied, supplemented, restated or novated but excluding for this purpose any amendment, variation, supplement or modification which is contrary to any provision of any of the Senior Finance Documents;

        (d) a reference to a statute or statutory instrument or any provision thereof is to be construed as a reference to that statute or statutory instrument or such provision thereof as the same may have been, or may from time to time hereafter be, amended or re-enacted;

        (e)     a time of day is a reference to London time;

        (f) the index to and the headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement;

        (g) words importing the plural shall include the singular and vice versa;

        (h) in the event that compliance with any monetary limit specified in this Agreement (other than Clause 16.7 (Financial Covenants)) shall fall to be determined any conversion from any currency to another currency necessary for that purpose shall be by reference to the Facility Agent's spot rate of exchange on the date of determination; and

        (i) for the purposes of (i) calculating the Commitments for the definition of "Majority Banks" in Clause 1.1, and (ii) effecting transfers or assignments pursuant to Clause 20.3 (Assignments and Transfers by Banks), any reference to a Bank shall also be deemed to include a reference to any affiliate which it has nominated pursuant to Clause 3.3 (Lending Affiliates).

1.4 CASH COVER: Whenever a Borrower is obliged under the terms of this Agreement:-

        (a) to repay or prepay any Contingent Liability or provide cash cover in respect of any Contingent Liability, that Borrower shall on the date for such repayment or prepayment or provision of such cash cover:-

                (i) by agreement with the beneficiary of such Letter of Credit or Bank Guarantee, reduce such Contingent Liability by the relevant amount; or

                (ii) pay the relevant amount to the credit of a Cash Collateral Account; or

        (b) to repay or prepay any contingent liability arising under the Ancillary Facilities, it shall do so in accordance with paragraph (a) above or as otherwise specified in the relevant Ancillary Documents;

        (c) to provide cash cover in respect of a Letter of Credit or Bank Guarantee such cash cover shall be provided in the currency of that Letter of Credit or Bank Guarantee.

2       THE FACILITIES

2.1 FACILITIES: On the terms and subject to the conditions of this Agreement:-

        (a) the Tranche A Banks agree to make available to UK Finco a Sterling term loan facility in a maximum aggregate principal amount not exceeding Pound Sterling95,000,000 which shall be available for drawing in US Dollars or Euro in proportions to be agreed by the Facility Agent and the Parent;

        (b) the Tranche B Banks agree to make available to UK Finco a Sterling term loan facility in a maximum aggregate principal amount not exceeding Pound Sterling70,000,000 which shall be available for drawing in US Dollars or Euro in proportions to be agreed by the Facility Agent and the Parent;

        (c) the Tranche C Banks agree to make available to UK Finco a Sterling term loan facility in a maximum aggregate principal amount not exceeding Pound Sterling50,000,000 which shall be available for drawing in US Dollars; and

        (d) the Revolving Banks agree to make available to the Borrowers a US Dollar revolving credit facility in a maximum aggregate principal amount not exceeding US$85,000,000 which shall be available for drawing in US Dollars and Optional Currencies and by way of Revolving Advances, issue of Letters of Credit or Bank Guarantees and, on the basis provided for in Clause 2.2, by way of Ancillary Facilities.

2.2     ANCILLARY FACILITIES:

        (a) A Revolving Bank may by notice to the Facility Agent and subject to the provisions of this Agreement at any time designate a portion of its Revolving Commitment to be made available by way of Ancillary Facilities under and in accordance with the terms of Ancillary Documents. Any such notice shall specify the type of Ancillary Facilities to be made available and the Ancillary Limit applicable thereto.

        (b) In the event that a Revolving Bank designates a portion of its Revolving Commitment to be made available by way of Ancillary Facilities then with effect from such date as the relevant Revolving Bank, the Parent and the Facility Agent may agree the Revolving Commitment of such Revolving Bank shall be reduced by the Ancillary Limit applicable to the Ancillary Facilities made available by that Revolving Bank. In the event that such Revolving Bank ceases to make available all or part of such Ancillary Facilities its Revolving Commitment shall be increased accordingly.

2.3     PURPOSE:-

        (a)     The proceeds of the Term Advances shall be applied:-

                (i) in part discharging the purchase price for the Target Shares and the Target Business pursuant to the Acquisition Documents;

                (ii)    in discharging existing indebtedness of the Target; and

                (iii)   in part discharging Transaction Costs.

        (b) Subject to Clause 2.3(a), the proceeds of the Term Advances shall be borrowed by UK Finco and on-lent pursuant to the Inter-Company Loan Agreements in accordance with the Structure Document;

        (c) The proceeds of Revolving Advances and each Letter of Credit and Bank Guarantee issued under the Revolving Facility and the Ancillary Facilities shall be used for the general corporate purposes of the Group arising after the Completion Date or to purchase cash funded by the Vendor after the date of the Acquisition Agreement pursuant to the terms of the Acquisition Agreement.

        (d) No Senior Finance Party shall be obliged to enquire as to the use or application of amounts raised under the Finance Documents.

2.4 ADDITIONAL BORROWERS: A wholly owned Subsidiary of the Group other than the initial Borrowers referred to in Part A of Schedule 2 may become a Borrower after Completion in respect of the Revolving Facility if:-

        (a) the Parent gives written notice to the Facility Agent identifying the relevant wholly owned Subsidiary of the Group;

        (b) the Banks confirm to the Facility Agent that they consent to the relevant wholly owned Subsidiary of the Group becoming a Borrower which consent may be given subject to such conditions as the Majority Banks shall reasonably specify but shall not be unreasonably withheld or delayed in the case of a company incorporated in the United Kingdom or in any state of the United States of America;

        (c) the relevant wholly owned Subsidiary of the Group, the Parent and the Facility Agent execute an Accession Document designating the relevant wholly owned Subsidiary of the Group as a Borrower;

        (d) the relevant wholly owned Subsidiary of the Group delivers such evidence of the due execution of such documents as the Facility Agent shall reasonably require together with a legal opinion satisfactory to the Facility Agent (acting reasonably).

2.5 DELAYED COMPLETION: Any proceeds of the Term Advances drawn at Completion to be applied in discharging the purchase price for any Delayed Completion shall be paid to the credit of a Cash Collateral Account in the name of UK Finco until so applied. In the event that such proceeds are not applied in discharging the purchase price for such Delayed Completion in accordance with the terms of the Acquisition Agreement, the relevant Borrower shall apply such proceeds in prepayment of the Facilities in accordance with Clause 8.5 (Prepayments: Order of Application).

3       PARTICIPATION OF BANKS

3.1     BASIS OF PARTICIPATION: Subject to the other provisions of this
        Agreement:

        (a) each Tranche A Bank will participate in each Tranche A Advance in the proportion which its Tranche A Commitment bears to the total Tranche A Commitments as at the relevant Drawing Date;

        (b) each Tranche B Bank will participate in each Tranche B Advance in the proportion which its Tranche B Commitment bears to the total Tranche B Commitments as at the relevant Drawing Date;

        (c) each Tranche C Bank will participate in each Tranche C Advance in the proportion which its Tranche C Commitment bears to the total Tranche C Commitments as at the relevant Drawing Date;

        (d) each Revolving Bank will participate in each Revolving Advance in the proportion which its Revolving Commitment bears to the total Revolving Commitments as at the relevant Drawing Date;

        (e) each Revolving Bank will participate (by way of indemnity in favour of the relevant Issuing Bank pursuant to paragraph 4(b) of Schedule 9 (Indemnity)) in each Bank Guarantee and Letter of Credit in the proportion which its Revolving Commitment bears to the total Revolving Commitments as at the relevant Drawing Date.

        For the purposes of Clauses 3.1(d) and (e) (Basis of Participation) and determining the Revolving Banks' respective participations in Drawings of the Revolving Facility, the Revolving Commitment of each Ancillary Bank will be reduced by the amount of its Ancillary Limit and the total Revolving Commitments will be reduced by the total Ancillary Limits in each case as at the relevant Drawing Date.

3.2     LENDING OFFICES:

        (a) Subject as provided in Clause 3.3 (Lending Affiliates) below, each Bank will participate in each Drawing through its Lending Office. If any Bank changes its Lending Office for the purpose of this Agreement, that Bank will notify the Facility Agent and the Parent promptly of such change and, until it does so, the Facility Agent and the Parent will be entitled to assume that no such change has taken place.

        (b) Any Bank may nominate a different Lending Office for the purposes of making a particular Drawing or particular type of Drawing to an Obligor in which event such Lending Office shall be for all purposes of this Agreement its Lending Office for that Drawing or type of Drawing but not otherwise.

        (c) If any Bank changes its Lending Office or nominates a different Lending Office for the purpose of the Facilities and that change or nomination would (but for this Clause 3.2(c) and as a result of laws or regulations in force or known to be coming into force at that time) result on the occasion of any subsequent payment to that Bank in any amount being required to be paid by an Obligor under Clause 12 (Taxes and Other Deductions) or 13.2 (Increased Costs), that Obligor shall not be liable to pay any such amount in excess of the amount it would have been obliged to pay if that Bank had not changed its Lending Office or nominated a different Lending Office.

3.3     LENDING AFFILIATES:

        (a) The obligations of each Bank in respect of each Drawing to be made available by it under this Agreement may be discharged by such Bank nominating in this Agreement or in the Transfer Certificate pursuant to which it becomes party to this Agreement, an affiliate of such Bank as being the lender of one or more Drawings, or by such affiliate executing this Agreement in such capacity, for the purposes of mitigating any obligation to deduct withholding tax from any payment to such Bank pursuant to Clause 12 (Taxes and Other Deductions) or any payment obligation which might otherwise arise pursuant to Clause 13 (Change in Circumstances). Such affiliate may lend or otherwise make available the amount which such Bank is obliged to lend or so make available in accordance with and subject to the terms of this Agreement. Any amount made available by an affiliate shall be due for repayment to it in accordance with the terms of this Agreement as though it had been made available by such Bank. Such affiliate shall be entitled to the extent of its participation by virtue of such Drawing to all the rights and benefits of this Agreement and the other Senior Finance Documents including without limitation Clause 12 (Taxes and Other Deductions) and Clause

                13 (Change in Circumstances) provided that such rights and benefits shall be exercised on its behalf by its nominating Bank save where law or regulation requires the affiliate to do so. Each Bank shall remain liable and responsible for the performance of all obligations assumed by the affiliate on its behalf, and non-performance of a Bank's obligations by its affiliate shall not relieve such Bank from its obligations under this Agreement.

        (b) If any Bank nominates an affiliate for the purposes of Clause 3.3(a) and that nomination would (but for this Clause 3.3 as a result of laws or regulations in force or known to be coming into force at that time) result on the occasion of any subsequent payment to that affiliate in any amount being required to be paid by an Obligor under Clause 12 (Taxes and Other Deductions) or Clause 13.2 (Increased Costs), that Obligor shall not be liable to pay any such amount in excess of the amount it would have been obliged to pay if that Bank had not nominated its affiliate to participate in the Facilities as above. Each Bank shall notify the Facility Agent and the Parent of the tax jurisdiction from which its affiliate will participate in the relevant Drawings.

        (c) Any notice or communication to be made to an affiliate pursuant to Clause 22.1 (Notices) shall be deemed to be served if delivered to the Lending Office of the Bank which nominated the affiliate pursuant to Clause 3.3 provided that any such notice or communication may be served directly upon the affiliate to the extent required to mitigate any obligation to deduct withholding tax from any payment to such Bank pursuant to Clause 12 (Taxes and Other Deductions) or any payment obligation which might otherwise arise pursuant to Clause 13 (Change in Circumstances).

3.4 RIGHTS AND OBLIGATIONS OF SENIOR FINANCE PARTIES: The rights and obligations of each of the Senior Finance Parties under the Senior Finance Documents are several and the total amounts outstanding at any time under the Senior Finance Documents constitute separate and independent debts. Failure of a Senior Finance Party to observe and perform its obligations under any Senior Finance Document shall neither:-

        (a) result in any other Senior Finance Party incurring any liability whatsoever; nor

        (b) relieve any Obligor or any other Senior Finance Party from their respective obligations under the Senior Finance Documents.

3.5 ENFORCEMENT OF RIGHTS: Subject to any provision of the Senior Finance Documents to the contrary, each Senior Finance Party has the right to protect and enforce its rights arising out of the Senior Finance Documents and it will not be necessary for any other Senior Finance Party to be joined as an additional party in any proceedings brought for the purpose of protecting or enforcing such rights.

3.6     SYNDICATION:-

        (a) The parties acknowledge that, at the date of this Agreement, the Facilities are being made available by the Original Banks with the intention (but not the obligation) that the Facility Agent should coordinate syndication of the Facilities.

        (b) The Parent undertakes to assist and co-operate with the Facility Agent in syndication of the Facilities in such manner and to such extent as the Facility Agent may from time to time reasonably request including, without limitation, by:-

                (i) the preparation of the Syndication Memorandum in relation to the Group and the business, trading, prospects, financial condition, assets and liabilities of the Group;

                (ii) participating in presentations to potential Banks concerning the activities of the Group; and

                (iii) (save to the extent otherwise required by the terms of Clause 6.1(f)) selecting Interest Periods in relation to Advances having a duration of not more than one month in respect of all Advances made on or until the earlier of
                        (i) the date falling six months from the date of this Agreement, and (ii) the date on which the Facility Agent advises the Parent that syndication of the Facilities is complete.

4       CONDITIONS PRECEDENT

4.1 INITIAL CONDITIONS PRECEDENT: The Banks shall not be under any obligation to make any Drawing available to the Borrowers under this Agreement unless:-

        (a) DOCUMENTARY: the Facility Agent has received each of the documents specified in Schedule 3 (or the Facility Agent is satisfied that, subject only to the making of the Advances on the Completion Date, it will receive such documents) in form and substance satisfactory to the Facility Agent;

        (b)     EQUITY: the Facility Agent is satisfied that:-

                (i) the Original Equity Investors have subscribed in full in cash an aggregate amount of not less than Pound Sterling175,000,000 by way of subscription for ordinary and preference shares issued by the Parent;

                (ii) such shares are unconditionally owned by the Original Equity Investors and registered in their respective names in the books of the Parent; and

                (iii) the total proceeds of the shares have been subscribed for ordinary shares in UK ParentCo 1 and by UK ParentCo 1 for ordinary shares in UK ParentCo 2 and by UK ParentCo 2 for ordinary shares in UK ParentCo 3 and are standing to the credit of the Closing Account;

        (c) COMPLETION: the Facility Agent is satisfied that Completion will occur immediately after the making of the Term Advances under this Agreement.

        When the Facility Agent is satisfied that the conditions specified in this Clause 4.1 have been fulfilled, it will notify the Parent and the Banks.

4.2 ADDITIONAL CONDITIONS PRECEDENT: In addition the Banks shall be under no obligation to make any Drawing available to the Borrowers unless, on both the date of the relevant Drawing Request and the relevant Drawing Date:-

        (a) (subject as provided in Clause 4.3) no Event of Default or Potential Event of Default has occurred and is continuing and no Event of Default or Potential Event of Default will occur as a result of making such Drawing;

        (b) (subject as provided in Clause 4.3) the representations and warranties set out in Clause 15 (Representations and Warranties) stipulated in Clause 15.2 (Repetition) as being repeated on those dates are true and accurate in each case by reference to the facts and circumstances then subsisting and will remain true and accurate immediately after the Drawing is made; and

        (c) (save in respect of Advances drawn on the Completion Date) none of the circumstances specified in Clause 13.4(a)(ii)(a) (Change in Market Conditions) has occurred and is continuing,

        (d) (in relation to Advances drawn at Completion) the Parent or the appropriate Subsidiary is not entitled to terminate the Acquisition Agreement under the terms thereof and has not been so entitled at any time before Completion and is not and has not been entitled to refuse to complete the Acquisition in accordance with the Acquisition Agreement (nor would have been so entitled but for any waiver, amendment or variation of the Parent's or the appropriate

                Subsidiary's rights under the Acquisition Agreement or exercise of any discretion thereunder to which the Facility Agent has not consented in writing).

4.3 TARGET: Clauses 4.2(a) and (b) (Additional Conditions Precedent) shall not apply to Advances drawn at Completion unless the relevant Event of Default, Potential Event of Default or representation and warranty relates only to the Parent or any person which is a Subsidiary of the Parent immediately prior to Completion, and not to the Target.

5       DRAWINGS

5.1 DELIVERY OF DRAWING REQUESTS: In order to draw the Term Facilities or the Revolving Facility, the Parent or the relevant Borrower must deliver to the Facility Agent a duly completed Drawing Request not later than
        10.00 a.m. three Business Days (or, in the case of an Advance to be denominated in Sterling, one Business Day and, in the case of a Letter of Credit or Guarantee to be denominated in Sterling, two Business Days) prior to the proposed Drawing Date (or, in the case of Advances to be made at Completion at such later time and date as the Facility Agent may agree) specifying:

        (a) which of the Facilities the Drawing is to be made under, whether the Drawing is of an Advance, (or in the case of the Revolving Facility) a Letter of Credit or Bank Guarantee and the identity of the Borrower;

        (b) the proposed Drawing Date (which must be a Business Day falling within the relevant Availability Period);

        (c) if the Drawing is by way of a Term Advance, the amount of such Advance which must be in compliance with Clause 2.1 (Facilities) and together with all such Term Advances be equal to (or in the case of a Drawing in US Dollars or Euro have a Sterling Equivalent on the Drawing Date equal to) the undrawn portion of the total Commitments in relation to the Term Facility under which such Advance is being requested;

        (d) in the case of a Drawing under the Revolving Facility, the amount of such Drawing which must be equal to or less than (or in the case of a Drawing in an Optional Currency have a US Dollar Equivalent equal to or less than) the undrawn portion of the total Revolving Commitments (as reduced by the amount of the total Ancillary Limits) and must be, if less:

                (i) in the case of a Drawing by way of an Advance, in a minimum amount of US$750,000 (and, if greater, an integral multiple of US$250,000) in the case of a Drawing in US Dollars or in the case of a Drawing in an Optional Currency have a US Dollar Equivalent of not less than US$750,000; and

                (ii) in the case of a Drawing by way of a Letter of Credit or Guarantee, in a minimum amount of US$150,000 in the case of a Drawing in US Dollars or in the case of a Drawing in an Optional Currency have a US Dollar Equivalent of not less than US$150,000;

        (e) if the Drawing is by way of an Advance the duration of the first Interest Period applicable to such Advance;

        (f) details of the payee and the account to which the proceeds of the Drawing (if by way of an Advance) are to be paid (which account must be in the principal financial centre of the country of the currency of such Drawing and for this purpose, in the case of a Drawing in Euro, the principal financial centre of any Participating Member State may be nominated);

        (g) if the Drawing is by way of issue of a Letter of Credit or Bank Guarantee:-

                (i)     the beneficiary of such Letter of Credit or Bank
                        Guarantee;

                (ii) the expiry date of the Letter of Credit or Bank Guarantee which must be a date on or before the Revolving Facility Repayment Date and must not be more than twelve months after the date of issue of such Letter of Credit or Bank Guarantee;

                (iii) the terms of the arrangement to which the issue of the Letter of Credit or Bank Guarantee relate; and

                attaching the execution copy of the Letter of Credit or Bank Guarantee to be issued.

5.2 REQUESTS IRREVOCABLE: A Drawing Request once given may not be withdrawn or revoked.

5.3 FREQUENCY/NUMBER OF DRAWINGS: Not more than 15 Drawings of the Revolving Facility may be outstanding at any one time.

5.4 NOTICE TO THE BANKS OF A PROPOSED DRAWING: The Facility Agent will promptly give each Bank details of each Drawing Request received and of the amount and currency of the Bank's participation in the relevant Drawing.

5.5 MAKING OF ADVANCES: Subject to the provisions of this Agreement, each Bank will make available to the Facility Agent its participation in any Advance properly requested under this Agreement on the relevant Drawing Date.

5.6     ISSUE OF LETTERS OF CREDIT/BANK GUARANTEES:

        (a) Subject to the provisions of this Agreement, the Issuing Bank will issue any Letter of Credit or Bank Guarantee properly requested by delivery of such Letter of Credit or Bank Guarantee to (or to the order of) the beneficiary of such Letter of Credit or Bank Guarantee on the relevant Drawing Date.

        (b) No Letter of Credit or Bank Guarantee shall be issued for the account of a member of the Group which is not a Borrower under this Agreement or to a beneficiary which the Issuing Bank or any Bank is prohibited from dealing with by any law or directive.

        (c) The Issuing Bank shall be Deutsche Bank AG LONDON unless another Bank shall agree with the Parent and the Facility Agent that it will issue any Letter of Credit or Bank Guarantee, in which case that Bank shall be the Issuing Bank for the purposes of that Letter of Credit or Bank Guarantee.

        (d) The provisions of Schedule 9 shall apply in relation to any Letter of Credit or Bank Guarantee issued under this Agreement.

6       INTEREST

6.1 INTEREST PERIODS: Interest shall be calculated and payable on each Advance by reference to Interest Periods. Subject to the other provisions of this Agreement each Interest Period shall be of 1, 2, 3 or 6 months' duration as selected by the Parent in the Drawing Request for that Advance or, in the case of any subsequent Interest Period relating to a Term Advance, in a notice received by the Facility Agent not later than 11.00 a.m. on the third Business Day (or, in the case of a Term Advance denominated in Sterling, the Business Day) before the first day of that Interest Period (or such other period as may be agreed between the Parent and the Banks) except that:-

        (a) each Advance shall have an Interest Period commencing on its Drawing Date and each successive Interest Period applicable to a Term Advance shall commence on the expiry of the immediately preceding Interest Period for that Term Advance;

        (b) if the Parent wishes to select an Interest Period for a Term Advance extending beyond a Repayment Date, it may do so only in relation to that part of the Term Advance not due for repayment on that date. The remainder (being equal to the repayment instalment due on that date) shall be deemed to be a separate Term Advance with an Interest Period ending on that date;

        (c) no Interest Period in relation to a Revolving Advance may extend beyond the Revolving Facility Repayment Date;

        (d) no Interest Period may end on any date falling between 22nd December 1999 and 7th January 2000 (both dates inclusive) or any date falling between 27th February 2000 and 3rd March 2000 (both dates inclusive);

        (e) subject to the above exceptions, any Interest Period for which no effective selection notice is received by the Facility Agent shall be of three months' duration; and

        (f) if the Parent so elects in writing, not more than five and not less than three business days prior to the date on which an Interest Period is due to commence in respect of one or more Term Advances, it may select different Interest Periods for each Term Advance or (if there is only one Term Advance) designate different Interest Periods for different parts of such Advance (each such part to have a Sterling Equivalent on the first day of the relevant Interest Period of not less than Pound Sterling10,000,000 (or, if greater, an integral multiple of Pound Sterling1,000,000)), and each such part shall thenceforth be deemed to be a separate Term Advance provided that there shall never be, at any time, more than 9 Interest Periods for Term Advances concurrent having different durations.

6.2 INTEREST RATE: The rate of interest applicable to an Advance for a particular Interest Period shall be the rate per annum determined by the Facility Agent to be the sum of:

        (a)     the Additional Costs Rate;

        (b)     the applicable Margin; and

        (c)     LIBOR for that Advance for that Interest Period.

        Interest will accrue daily and shall be calculated on the basis of a 365 day year in the case of Sterling and a 360 day year in the case of Advances denominated in any other currency or in either case on the basis of such other calculation period as market convention dictates.

6.3 NOTIFICATION OF INTEREST PERIODS AND RATES: The Facility Agent shall promptly notify the Parent and the Banks of the duration of each Interest Period and the rate of interest applicable to such Interest Period.

6.4 PAYMENT OF INTEREST: On the last day of each Interest Period, the relevant Borrower shall pay the unpaid interest accrued during the relevant Interest Period on the Advance to which it relates provided that if an Interest Period is in excess of six months, unpaid interest accrued during each six month period shall be paid on the last business day of such six month period with the balance of the unpaid interest accrued during that Interest Period to be paid on the last day of the relevant Interest Period.

6.5 DEFAULT INTEREST: If any Obligor fails to pay any sum (including, without limitation, any sum payable pursuant to this Clause 6.5 (Default Interest)) under any Senior Finance Document on its due date (an "UNPAID SUM"), such Obligor will pay default interest on such unpaid sum from its due date to the date of actual payment (as well after as before judgment) at a rate determined by the Facility Agent to be 1 per cent. per annum above:-

        (a) where the unpaid sum is principal which has fallen due prior to the expiry of the relevant Interest Period, the rate applicable to such principal immediately prior to the date it so fell due (but only for the period from such due date to the end of the relevant Interest Period); or

        (b) in any other case (including principal falling within Clause 6.5(a) (Default Interest) above once the relevant Interest Period has expired), the rate which would be payable if the unpaid sum was an Advance made for a period equal to the period of non-payment divided into successive Interest Periods of such duration as shall be selected by the Facility Agent (each a "DEFAULT INTEREST PERIOD").

        For the purposes of determining the rate of interest on an overdue sum under this Clause 6.5, the Margin shall be:-

        (a) if such sum comprises principal or interest or any other amount due under the Tranche A Term Facility or the Revolving Facility, the Margin in relation to the Tranche A Term Facility and the Revolving Facility;

        (b) if such sum comprises principal or interest of or any other amount due under the Tranche B Term Facility, the Margin in relation to the Tranche B Facility;

        (c) if such sum comprises principal or interest of or any other amount due under the Tranche C Term Facility, the Margin in relation to the Tranche C Term Facility; and

        (d) if such sum is not properly attributable to either the Tranche A Term Facility, the Revolving Facility, the Tranche B Term Facility or the Tranche C Term Facility, the Margin under the Tranche A Term Facility.

        Default interest will be payable on demand by the Facility Agent and will be compounded at the end of each Default Interest Period.

6.6     MARGIN ADJUSTMENT:

        (a) Save as provided in this Clause 6.6 (Margin Adjustment) the Margin in relation to each Advance shall be the rate applicable to that Advance as specified in the definition of Margin contained in Clause 1.1 (Definitions).

        (b) In the event that the quarterly consolidated financial statements of the Group last received by the Facility Agent pursuant to Clause 16.6(d) (Financial Statements) together with the certificate relating thereto delivered pursuant to Clause 16.6(e)(i) (Compliance Certificates) disclose a Leverage Ratio as at and for the 12 month period ending on the last day of the relevant Accounting Quarter at a level which in accordance with the table set out below indicates a reduced Margin then the Margin shall be a percentage per annum determined as follows:


              LEVERAGE RATIO                   TERM A FACILITY        REVOLVING FACILITY

                    (x)                              (%)                      (%)
              x > 4.25                                2                        2
              4.25 /X/ x > 3.50                     1.75                     1.75
              3.50 /X/ x > 2.50                      1.5                      1.5
              2.50 /X/ x                            1.25                     1.25

                provided that:

                                (A)     there shall be no reduction in the
                                        Margin and the provisions of this Clause
                                        6.6(b) shall be suspended until the
                                        Facility Agent has received the
                                        quarterly consolidated financial
                                        statements of the Group for the
                                        Accounting Quarter ending 31 December
                                        2003 in accordance with Clause 16.6(d)
                                        (Financial Statements) together with the certificate relating thereto in accordance with Clause 16.6(e)(i) (Compliance Certificates);

                                (B)     any change in the Margin shall take
                                        effect during (but only during) the
                                        period from (and including) the date on
                                        which the Facility Agent has received
                                        the relevant quarterly financial
                                        statements of the Group in accordance
                                        with Clause 16.6(d) (Financial
                                        Statements) and the certificate relating thereto in accordance with Clause 16.6(e)(i) (Compliance Certificates) until (but excluding) the date (a "READJUSTMENT DATE") being the earlier of:-

                                        (I)     the date on which the Facility
                                                Agent next receives quarterly
                                                financial statements pursuant to
                                                Clause 16.6(d) (Financial
                                                Statements) and the certificate
                                                relating thereto pursuant to
                                                Clause 16.6(e)(i) (Compliance
                                                Certificates);

                                        (II)    the latest date by which the
                                                Facility Agent should have
                                                received the quarterly financial
                                                statements and certificates
                                                relating thereto referred to in
                                                sub paragraph (I) above;

                                and, on each Readjustment Date, the Margin shall revert to its original level at the date of this Agreement, unless a lower Margin than the original level of Margin shall be applicable in accordance with this Clause 6.6 (Margin Adjustment);

                                (C) notwithstanding the provisions of Clause 6.6(b), the Margin shall not reduce by more than 0.25% on any Readjustment Date; provided that if the quarterly consolidated financial statements of the Group for the Accounting Quarter ending 31 December 2003 only are received by the Facility Agent in accordance with Clause 16.6(d) (Financial Statements) together with the certificate relating thereto in accordance with Clause 16.6(e) (Compliance Certificates) and such financial statements and certificates disclose a Leverage Ratio as at and for the twelve month period ending on the last day of the Accounting Quarter ending 31 December 2003 at a level which in accordance with the table set out above indicates a reduced Margin, then the Margin on that date shall be set at the relevant percentage per annum indicated in that table for the period commencing on that date until (but excluding) the next Readjustment Date, and thereafter the Margin shall not reduce by more than 0.25% on any Readjustment Date;

                                (D) there shall be no decrease in the Margin if an Event of Default or Potential Event of Default has occurred which is continuing and the Margin shall immediately revert to its original level at the date of this Agreement until such time as any Event of Default or Potential Event of Default is no longer continuing, whereupon the Margin shall be determined in accordance with this Clause 6.6 (Margin

                                        Adjustment) on the basis of the most
                                        recently delivered quarterly
                                        consolidated financial statements of the
                                        Group; and

                                (E) in calculating the Leverage Ratio, there shall be excluded from consolidated EBITDA, EBITDA which is attributable to UK Finco.

6.7 MARGIN INACCURACY: If any annual audited financial statements delivered under Clause 16.6(d) (Financial Statements) demonstrate that the Margin:

        (a) should have been varied in accordance with Clause 6.6 (Margin Adjustment) when it has not been; or

        (b) should not have been varied in accordance with Clause 6.6 (Margin Adjustment) when it has been,

        in either case by reason of an inaccuracy in the relevant quarterly accounts, payments of interest shall following receipt of the relevant audited financial statements by the Facility Agent be adjusted by such amount as the Facility Agent shall determine is necessary to give effect to the correct variation in the Margin as demonstrated by the audited accounts. The Facility Agent's determination of the adjustments payable under this Clause 6.7 (Margin Inaccuracy) shall, save in the case of manifest error, be conclusive and the Facility Agent shall provide the Parent with reasonable details of the calculation of such adjustments.

7       REPAYMENT

7.1     TERM ADVANCES:

        (a) The Borrowers of the Tranche A Advances shall procure that the aggregate outstanding principal amount of the Tranche A Advances shall be repaid in instalments in the currency in which such Tranche A Advances were outstanding. An instalment shall fall due on each of the dates specified in column (1) below and be in the percentage amount specified opposite that date in column (2) below. Any balance of the Tranche A Advances remaining outstanding on the Final Tranche A Repayment Date shall be repaid in full on that date. For the purposes of calculating whether a repayment is in accordance with the percentages specified, amounts repaid shall be converted to Sterling using the Facility Agent's spot rate of exchange used for determining the amount of the relevant Advances in US Dollars and Euro on the Completion Date.

                (1)    DATE                  (2)     AMOUNT (%)
                       ----                          ----------

                       30 June 2000                     1.05
                       31 December 2000                 2.64
                       30 June 2001                     2.64
                       31 December 2001                 5.27
                       30 June 2002                     5.27
                       31 December 2002                 8.42
                       30 June 2003                     8.42
                       31 December 2003                 9.47
                       30 June 2004                     9.47

                (1)    DATE                  (2)     AMOUNT (%)
                       ----                          ----------

                       31 December 2004                 9.47
                       30 June 2005                     9.47
                       31 December 2005                 9.47
                       30 June 2006                     9.47
                       30 September 2006                9.47
                                                      --------
                                                        100


        (b) The Borrowers of the Tranche B Advances shall procure that the aggregate outstanding principal amount of the Tranche B Advances shall be repaid by way of two equal instalments each 50% of the outstanding principal amount on 30 June 2007 and the Final Tranche B Repayment Date. For the purposes of calculating whether a repayment is in accordance with the percentages specified, amounts repaid shall be converted to Sterling using the Facility Agent's spot rate of exchange used for determining the amount of the relevant Advances in US Dollars and Euro on the Completion Date.

        (c) The Borrowers of the Tranche C Advances shall procure that the aggregate outstanding principal amount of the Tranche C Advances shall be repaid by way of two equal instalments each of 50% of the outstanding principal amount on 30 June 2008 and the Final Tranche C Repayment Date.

7.2     REVOLVING ADVANCES:

        (a) Each Revolving Advance shall be repaid by the relevant Borrower on the last day of the Interest Period applicable to that Revolving Advance. All Revolving Advances outstanding on the Revolving Facility Repayment Date shall be repaid on that date and no further Revolving Advances shall be capable of being drawn after that date.

        (b) Subject to the provisions of this Agreement, any amount repaid or prepaid under the Revolving Facility shall be capable of being redrawn.

7.3 MISCELLANEOUS: The provisions of Clause 8.7 (Miscellaneous) shall apply to any repayment under this Clause 7 (Repayment).

8       PREPAYMENT

8.1 VOLUNTARY PREPAYMENTS: Any Borrower may prepay an Advance or any part thereof at any time provided that the Facility Agent has received not less than 3 Business Days notice from the Parent of the proposed date and amount of the prepayment and provided that any partial prepayment of an Advance will be in a minimum amount of Pound Sterling1,000,000 (or, if an Optional Currency have a Sterling Equivalent in a minimum amount of Pound Sterling1,000,000), and if paid other than on the last day of an Interest Period is made together with any amount payable under Clause
        24.4 (General Indemnity).

8.2 MANDATORY PREPAYMENTS ON CHANGE OF CONTROL: If a Change of Control occurs:-

        (a) the Borrowers will immediately prepay all Advances and provide cash cover in an amount equal to the total Contingent Liability of all the Revolving Banks under all outstanding Letters of Credit and Bank Guarantees;

        (b) the undrawn element of the Facilities will be cancelled and no further Drawing may be requested under this Agreement;

        (c) each Borrower will immediately repay all sums advanced to it under any Ancillary Facility and provide cash cover in respect of contingent liabilities outstanding under such Ancillary Facility and for its account.

8.3 MANDATORY PREPAYMENTS FROM RECEIPTS: The Parent will procure that the Advances will be prepaid and/or cash cover provided in an amount equal to:

        (a) the Net Proceeds of any disposal of any asset of the Parent or any other member of the Group (other than a disposal permitted by Clause 16.3(b)(i) to (xi) (inclusive) and 16.3(xiii) (Disposals)) which when aggregated with the Net Proceeds of other such disposals made in the same Financial Year of the Parent exceed Pound Sterling1,000,000 provided that such Net Proceeds shall not be required to be so applied to the extent that such Net Proceeds are reinvested within 180 days in assets of a similar type; and

        (b) any proceeds (net of costs and expenses incurred in recovery thereof) received or recovered as a result of a claim for breach of contract or warranty under the Acquisition Documents or otherwise received from the Vendor under the Acquisition Documents or received as a result of claims against any professionals in relation to any of the Reports provided that such proceeds shall not be required to be so applied to the extent that such proceeds are reinvested or applied within 180 days in replacing or investing in assets or to meet a liability in respect of which such proceeds are received or recovered (or to the extent that an amount equal to such proceeds has been so applied prior to receipt of the relevant proceeds); and

        (c) any moneys received by a member of the Group as a result of a claim under any insurance to the extent not used to reinstate, replace, repair or otherwise invest in assets in respect of which such moneys were received or to meet a liability in respect of which such moneys were received, in either case within 180 days (or such longer period as the Parent notifies the Facility Agent is reasonably necessary to reinstate, replace, repair or otherwise invest in the relevant assets) after receipt (or to the extent that an amount equal to such moneys has been so applied prior to receipt of such moneys);

        (d) any Net Proceeds received by the Parent or any other member of the Group from any Listing not resulting in a Change of Control;

        Any moneys not immediately applied in prepayment and/or provision of cash cover in accordance with paragraphs (a), (b) and (c) above shall be held in a Cash Collateral Account (in such currency as the Parent selects) pending application in accordance with paragraphs (a), (b) and
        (c) above and if not so applied within 180 days (or such longer period as may be apply to paragraph (c) above) after receipt, shall be applied in prepayment of the Advances and/or provision of cash cover.

8.4 EXCESS CASH FLOW: Within 10 Business Days of delivery of the audited consolidated financial statements of the Group in each Financial Year of the Parent ending 31 December 2000 or later pursuant to Clause 16.6(d) (Financial Statements), the Parent will prepay or procure the prepayment of the Advances and/or provide cash cover in an amount equal to 50 per cent. of the amount of Excess Cash Flow for such Financial Year, provided that if such audited consolidated financial statements disclose a Leverage Ratio as at and for the 12 month period ending on the last day of the relevant Financial Year which is less than 2.5:1, the percentage of Excess Cash Flow to be prepaid shall be reduced to 25 per cent. The Parent will procure that the Auditors will deliver, together with the audited consolidated financial statements, a confirmation confirming that in the opinion of the Auditors, the figures used in calculating the amount of the Excess Cash Flow (if any) have been properly extracted from such audited consolidated financial statements and that the amount of Excess Cash Flow has been calculated correctly.

8.5     PREPAYMENTS: ORDER OF APPLICATION:

        (a) Prepayments made pursuant to Clauses 8.1 (Voluntary Prepayments), 8.3 (Mandatory Prepayments from Receipts), 8.4 (Excess Cash Flow) and 2.6 (Delayed Completion) shall:-

                (i) as between the Tranche A Term Facility, the Tranche B Term Facility and the Tranche C Term Facility, be applied against outstandings pro rata to (A) the outstanding principal amount of the Term A Advances, (B) the outstanding principal amount of the Term B Advances and (C) the outstanding principal amount of the Term C Advances; and

                (ii) in relation to the unpaid instalments in respect of the Tranche A Term Facility, the Tranche B Term Facility and the Tranche C Term Facility be applied pro rata against the scheduled instalments of principal detailed in Clause 7.1 (Term Advances);

                until in each case the Term Facilities have been reduced to zero; and

                (iii) thereafter in permanent prepayment of Revolving Advances and cash advances outstanding forming part of Ancillary Outstandings in such order as the Parent may select and thereafter in providing cash cover in respect of any Contingent Liability under any Letter of Credit or Bank Guarantee issued under the Revolving Facility or contingent liability under any Ancillary Facility.

                The Revolving Commitments of the Banks shall be cancelled in an amount equal to each amount prepaid or provided as cash cover under sub-paragraph (iii) above. Each Bank's Revolving Commitment shall be reduced proportionately (and the relevant Ancillary Limit reduced). Any such amounts shall be applied in reduction of the Revolving Commitments of the Revolving Banks on a pro rata basis.

        (b) Subject as otherwise provided in this Agreement, the Parent shall by notice in writing to the Facility Agent to be received not later than three Business Days prior to the date of the relevant repayment or prepayment designate which Advances are to be repaid or prepaid in order to meet amounts due on such date.

8.6 PREPAYMENTS DURING INTEREST PERIODS: Where any amount required to be prepaid under Clauses 8.3 (Mandatory Prepayments from Receipts) or 8.4 (Excess Cash Flow) is received by the Facility Agent during an Interest Period, the Parent may by notice to the Facility Agent to be received not less than 5 Business Days prior to payment of the relevant amount to the Facility Agent, request such amount to be placed in a Cash Collateral Account in which event such amount shall be paid to the credit of a Cash Collateral Account and shall be applied by the Facility Agent against the relevant Advance or Advances at the expiry of the relevant Interest Period. The interest earned on such account will be applied by the Facility Agent towards the interest due by the relevant Borrower in respect of the relevant Advance at the time the amount is applied in repayment of the relevant Advance.

8.7     MISCELLANEOUS:

        (a) No prepayment of an Advance may be made except at the times and in the manner expressly provided by this Agreement.

        (b) Any repayment or prepayment must be accompanied by accrued interest on the amount repaid or prepaid and any other sum then due under this Agreement.

        (c) Any repayment or prepayment of an Advance (or part thereof) shall be made in the currency of that Advance.

        (d) No amount repaid or prepaid may be redrawn save as provided in Clause 7.2 (Revolving Advances).

        (e) Any notice of prepayment delivered by a Borrower under this Agreement shall be irrevocable.

9       CANCELLATION

9.1 ALL FACILITIES: If the first Term Advance shall not have been made under this Agreement on or prior to the last Business Day of the Availability Period for the Term Facilities the Facilities shall be cancelled and the Senior Finance Parties shall be under no further obligation to permit Drawings under this Agreement and no Ancillary Bank shall be under any obligation to the Borrowers under any Ancillary Documents.

9.2 TERM FACILITIES: On the last Business Day of the Availability Period for the Term Facilities any portion of the Commitments in relation to the Term Facilities remaining undrawn will be cancelled.

9.3     REVOLVING FACILITY:

        (a) The Parent may cancel the Revolving Commitments in whole or in part (but if in part a minimum of Pound Sterling1,000,000 at any time during the Availability Period for the Revolving Facility by giving not less than 5 Business Days irrevocable written notice to that effect to the Facility Agent specifying the date and amount of the proposed cancellation. Any such cancellation shall reduce each Bank's Revolving Commitment on a pro rata basis (ignoring for this purpose any reduction in the Revolving Commitment of an Ancillary Bank by reason of an Ancillary Limit).

        (b) No cancellation of the Revolving Facility may be made if it would result in the aggregate of the Revolving Advances and the Contingent Liability of all the Revolving Banks under Letters of Credit and Bank Guarantees issued under the Revolving Facility at the time of the proposed cancellation exceeding the total Revolving Commitments as reduced by the total Ancillary Limits at such time.

9.4 MISCELLANEOUS: No Borrower may cancel all or any part of the Facilities except as expressly provided in this Agreement or, in relation to the Ancillary Facilities, any Ancillary Facility Letter. Any notice of cancellation shall be irrevocable and no part of the Facilities which has been cancelled shall be capable of being drawn.

10      FEES

10.1    COMMITMENT FEES:

        (a) The Parent will pay or procure there is paid to the Facility Agent for the account of the Revolving Banks a commitment fee on the Revolving Facility from the date of this Agreement which will:-

                (i) be computed at the rate of 0.75 per cent. per annum or 50 per cent of the Margin (whichever is the lower) on the daily, undrawn, uncancelled amount of the total Revolving Commitments; and

                (ii) be payable quarterly in arrears and on the Revolving Facility Repayment Date.

        (b) The Parent will pay or procure there is paid to the Facility Agent for the account of the Tranche A Banks a commitment fee on the Tranche A Term Facility from the date of this Agreement which will be computed at the rate of 0.5% per cent. per annum on the daily, undrawn amount of the total Tranche A Commitments, and will be payable on the Completion Date.

        (c) The Parent will pay or procure there is paid to the Facility Agent for the account of the Tranche B Banks a commitment fee on the Tranche B Term Facility from the date of this Agreement which will be computed at the rate of 0.5% per cent. per annum on the daily, undrawn amount of the total Tranche B Commitments, and will be payable on the Completion Date.

        (d) The Parent will pay or procure there is paid to the Facility Agent for the account of the Tranche C Banks a commitment fee on the Tranche C Term Facility from the date of this Agreement which will be computed at the rate of 0.5% per cent. per annum on the daily, undrawn amount of the total Tranche C Commitments, and will be payable on the Completion Date.

        (e)     The commitment fees payable under this Clause 10.1 (Commitment
                Fees) will each accrue from day to day and will be calculated on the basis of a 365 day year and the actual number of days elapsed.

10.2 ARRANGEMENT FEE: The Parent will pay or procure there is paid to the Arrangers for their own account the arrangement fee in the amounts and at the times as specified in the Fees Letters.

10.3 AGENCY FEES: The Parent will pay or procure there is paid to the Facility Agent for its own account and to the Security Agent for its own account agency fees at the times and otherwise in accordance with the terms of the Fees Letters.

10.4 LETTER OF CREDIT/BANK GUARANTEE COMMISSION: Each Borrower for whose account a Letter of Credit or Bank Guarantee is issued shall pay to each Revolving Bank a commission at a rate equal to the Margin (as adjusted from time to time in accordance with Clause 6.6 (Margin Adjustment)) for the Revolving Facility on that Revolving Bank's Contingent Liability from day to day in relation to that Letter of Credit or Bank Guarantee. That commission shall be payable quarterly in arrears for so long as that Revolving Bank has any such Contingent Liability and on the date on which it ceases to have any such Contingent Liability.

10.5 ISSUING BANK FEE: Each Borrower for whose account a Letter of Credit or Bank Guarantee is issued shall pay to the Issuing Bank which issued that Letter of Credit or Bank Guarantee a fee equal to 0.125 per cent. per annum on the aggregate of the Contingent Liabilities of the Revolving Banks (other than such Issuing Bank) from day to day in relation to that Letter of Credit or Bank Guarantee. That fee shall be payable quarterly in arrears for so long as a Revolving Bank has any such Contingent Liability and on the date on which it ceases to have any such Contingent Liability.

10.6 VAT: All fees payable under the Senior Finance Documents are exclusive of any value added tax or other similar tax chargeable upon or in connection with such fees. If any value added tax or other similar tax is or becomes chargeable such tax will be added to the fee concerned at the appropriate rate and will be paid by the relevant Obligor at the same time as the fee itself is paid.

11      CURRENCY OPTION

11.1 REQUESTS FOR OPTIONAL CURRENCY: Subject as otherwise provided in this Agreement if the Parent so requests in a Drawing Request for a Revolving Advance or a Letter of Credit or Bank Guarantee that Revolving Advance, Letter of Credit or Bank Guarantee shall be denominated in an Optional Currency provided that Revolving Advances may not be denominated at any one time in more than five Optional Currencies at any time.

11.2 RESPONSE TO REQUEST FOR AN OPTIONAL CURRENCY: If not later than close of business three business days prior to the first day of an Interest Period during which a Revolving Advance is to be denominated in an Optional Currency:-

        (a)     any Bank notifies the Facility Agent that:-

                (i) that Bank reasonably expects to be unable to obtain matching deposits in that Optional Currency in the London inter-bank market at or about 11 a.m. on the relevant date in sufficient amounts to fund its share of that Revolving Advance during that Interest Period; or

                (ii) it would by reason of national or international financial, political or economic conditions, currency availability, currency exchange rates or exchange controls be impossible or impracticable or it would be unlawful or contrary to a directive (whether or not having the force of law but, if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply) for its share of that Revolving Advance to be denominated in that Optional Currency during that Interest Period; or

        (b)     the Facility Agent determines that:-

                (i) the relevant Optional Currency is for any reason not freely convertible into US Dollars and/or not freely transferable; or

                (ii) it is impossible to make payment in the country of the currency in which the Revolving Advance is to be denominated in the manner provided for in this Agreement;

                the Facility Agent shall promptly notify the Parent and the Banks.

11.3 FALLBACK CURRENCY: If in relation to any Interest Period relating to a Revolving Advance the Facility Agent gives notice to the Parent and the Banks in accordance with Clause 11.2 (Response to a request for an Optional Currency) that Revolving Advance shall during that Interest Period instead be denominated in US Dollars.

11.4 COMMITMENTS: On the date on which any Drawing under the Revolving Facility is requested (whether or not in an Optional Currency), the Facility Agent shall determine whether the aggregate of:

        (a) the amount in US Dollars of that Drawing or, if denominated in an Optional Currency, the US Dollar Equivalent (determined as at or about 11:00 am two Business Days prior to the relevant Drawing Date) of that Drawing; and

        (b) the US Dollar Equivalent (determined as at or about 11:00 am two Business Days prior to the relevant Drawing Date) of each existing Revolving Advance denominated in an Optional Currency which will be outstanding on the relevant Drawing Date; and

        (c) each existing Revolving Advance denominated in US Dollars which will be outstanding on the relevant Drawing Date; and

        (d) the US Dollar Equivalent (determined as at or about 11:00 am two Business Days prior to the relevant Drawing Date) of the total Contingent Liability of all the Revolving Banks under Letters of Credit and Bank Guarantees already issued and denominated in Optional Currencies which will be outstanding on the relevant Drawing Date; and

        (e) the total Contingent Liability of all the Revolving Banks under Letters of Credit and Bank Guarantees already issued and denominated in US Dollars which will be outstanding on the relevant Drawing Date, exceeds the total amount of the Revolving Commitments of the Banks. In the event that the Commitments of the Banks are so exceeded the requested Revolving Advance, Letter of Credit or Bank Guarantee shall be reduced by the amount by which the total Revolving Commitments of the Banks are so exceeded.

12      TAXES AND OTHER DEDUCTIONS

12.1 PAYMENTS TO BE FREE AND CLEAR: All sums payable by each Obligor under this Agreement shall be paid (a) free of any restriction or condition
        (b) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any tax and (c) without deduction or withholding (except to the extent required by law) on account of any other amount whether by way of set-off, counter-claim or otherwise.

12.2 GROSSING-UP OF PAYMENTS: If any Obligor or any other person is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or payable by any Obligor to any Senior Finance Party under the Senior Finance Documents:-

        (a) such Obligor shall notify the Facility Agent of any such requirement or any change in any such requirement as soon as such Obligor becomes aware of it;

        (b) such Obligor shall pay any such tax or other amount before the date on which penalties attach thereto, such payment to be made for its own account unless that liability is imposed on any other party in which case it shall be made on behalf of and in the name of that party;

        (c) the sum payable by such Obligor in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding, that party receives on the due date and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been required or made; and

        (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any tax or other amount which it is required by Clause 12.2(b) (Grossing-Up of Payments) to pay, such Obligor shall deliver to the Facility Agent evidence satisfactory to the other affected parties of such deduction or withholding and of the remittance of such payment to the relevant taxing or other authority.

12.3 INDEMNITY: Without prejudice to Clauses 12.1 (Payments to be free and clear) and 12.2 (Grossing-Up of Payments), if any Senior Finance Party (or any person on its behalf) is required to make any payment on account of tax or otherwise (except on account of tax on the overall net income of that party or that other person) on or calculated by reference to the amount of any sum receivable or received by that Senior Finance Party (or any person on its behalf) under the Senior Finance Documents from any Obligor (including, without limitation, under Clause 12.1 (Payments to be free and clear) or 12.2 (Grossing-Up of Payments)) or any liability in respect of any such payment is assessed, levied, imposed or claimed against any Senior Finance Party (or any person on its behalf), such Obligor shall, on demand by the Facility Agent, forthwith indemnify that Senior Finance Party (or such person) against such payment or liability, and any costs, charges and expenses (including, without limitation, penalties) payable or incurred in connection therewith.

12.4 TAX CREDITS: If and to the extent that any Senior Finance Party is able, in its sole opinion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit out of or in conjunction with any deduction, withholding or payment which gives rise to an obligation on any Obligor to pay any additional amount pursuant to Clause 12.2 (Grossing-Up of Payments) or 12.3 (Indemnity) that Senior Finance Party shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for that Senior Finance Party, reimburse to such Obligor, at such time as such tax credit or benefit shall have actually been received by that Senior Finance Party such amount as that Senior Finance Party shall, in its sole opinion, have determined to be attributable to the relevant deduction, withholding or payment and as will leave it in no better or worse position in respect of its worldwide tax liabilities than it would have been in if the payment of such additional amount had not been required. Such reimbursement (if any) shall be conclusive evidence of the amount due to such Obligor, and shall be accepted by such Obligor, in full and final settlement of any claim for reimbursement under this Clause 12.4 (Tax Credits).

12.5 TAX AFFAIRS: Nothing herein contained shall oblige any Senior Finance Party to disclose to any Obligor or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Senior Finance Party to arrange its tax affairs in whatsoever manner it thinks fit and, in particular, no Senior Finance Party shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it (and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion).

12.6 EXCEPTIONS: No additional amount will be payable to a Senior Finance Party under clause 12.2 (Grossing-Up of Payments) as a result of any deduction or withholding or payment of United Kingdom taxes to the extent that at the time such payment falls due such Senior Finance Party is not a Qualifying Person and such payment would not have fallen due had such Senior Finance Party been a Qualifying Person unless the reason such Senior Finance Party is not a Qualifying Person is a change (after the date of this Agreement or in the case of a Senior Finance Party which became a party to this Agreement after the date of this Agreement the date on which it became a party) in any law or directive or in the interpretation or application thereof or in any practice or concession of the United Kingdom Inland Revenue.

        For this purpose "QUALIFYING PERSON" means at any time:

        (a) a bank as defined in the Taxes Act 1988 Section 840(A) for the purposes of Section 349 of that Act which is within the charge to United Kingdom corporation tax as regards any interest payable or paid to it under this Agreement; or

        (b) (in the case of a person which has its Lending Office outside the United Kingdom) a person to whom payments under the Senior Finance Documents may be made without deduction or withholding for or on account of taxes by reason of an applicable taxation treaty between the United Kingdom and the country in which that person is, or is treated as, resident or carrying on business and pursuant to which there is a valid and extant claim of such person.

12.7 COLLECTING AGENTS RULES: Each Bank represents to the Facility Agent that (unless it has notified the Facility Agent to the contrary), on the date it becomes a party to this Agreement, it is:

        (a)     either:

                (i) not resident in the United Kingdom for United Kingdom tax purposes; or

                (ii) a bank as defined in the Taxes Act 1988 Section 840A and resident in the United Kingdom; and

        (b) beneficially entitled to the principal and interest payable by the Facility Agent to it under this Agreement;

        and, if it is able to make these representations on the date on which it becomes party to this Agreement, shall forthwith notify the Facility Agent if either representation ceases to be correct.

12.8    NON-US BANKS:

        (a) Each Bank organized or incorporated under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Original Bank and on the date of the Transfer Certificate pursuant to which it becomes a Bank in the case of any other Bank, and from time to time thereafter as requested in writing by the Parent (but only so long as such Bank remains lawfully able to do so), shall provide the Facility Agent and the Parent with two original Internal Revenue Service forms W-8EBN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue

                Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement.

        (b) If any form provided by a Bank pursuant to Clause 12.8(a) at the time such Bank first becomes a Bank hereunder indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from any applicable gross-up or indemnity unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from such applicable gross-up or indemnity for periods governed by such form provided, however, that if at the date a Bank transferee under a Transfer Certificate becomes a party to this Agreement, the Bank transferor was entitled to payments under Clause 12.8(a) in respect of United States withholding tax in connection with interest paid at such date, then, to that extent, the applicable gross-up or indemnity shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise included therein) United States withholding tax applicable with respect to the Bank transferor on such date. If any form or document referred to in this Clause 12.8 requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8EBN or W-8ECI, that a Bank reasonably considers to be confidential, such Bank shall give notice thereof to the Parent and shall not be obliged to include in any such form or document any such confidential information.

13      CHANGE IN CIRCUMSTANCES

13.1 ILLEGALITY: If at any time, as a result of the introduction of or any change in, or in the interpretation or application or administration of any law or (whether or not having the force of law but, if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply) any directive of any agency of any state, it is or will become unlawful or contrary to any such directive for any Bank to allow all or part of its Commitments to remain outstanding and/or to make, fund or allow to remain outstanding all or part of its share of any Drawing and/or to carry out all or any of its other obligations under this Agreement:-

        (a) upon that Bank notifying the Parent, its Commitments shall be cancelled; and

        (b) the Borrowers shall forthwith prepay that Bank's portion of each Advance and provide cash cover in an amount equal to that Bank's Contingent Liability in relation to each Letter of Credit or Bank Guarantee or on such later date as that Bank shall certify to be necessary to comply with the relevant law or directive with accrued interest thereon and any other sum then due to that Bank under this Agreement.

13.2    INCREASED COSTS:

        (a) If, as a result of the introduction of or any change in, or in the interpretation or application or administration of (in each case after the date of this Agreement), any law or (whether or not having the force of law but, if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply) any directive of any agency of any state including, without limitation, any law or directive relating to taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or other forms of banking, fiscal, monetary, or regulatory controls:-

                (i) the cost to any Bank of maintaining all or any part of its Commitments and/or of making, maintaining or funding all or any part of its share of any Drawing or overdue sum is increased; and/or

                (ii) any sum received or receivable by the Facility Agent or any Bank under the Senior Finance Documents or the effective return to it under the Senior Finance Documents is reduced; and/or

                (iii) the Facility Agent or any Bank makes any payment or foregoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under the Senior Finance Documents;

                the Parent shall indemnify the Facility Agent or that Bank against that increased cost, reduction, payment or foregone interest or other return and, accordingly, shall from time to time on demand (whenever made) pay to the Facility Agent for its own account or for the account of that Bank the amount certified by it to be necessary so to indemnify it.

        (b) The Parent will not be obliged to compensate the Facility Agent or any Bank pursuant to Clause 13.2 (Increased Costs) in respect of any increased cost, reduction, payment, foregone interest or other return:-

                (i)     compensated for by payment of the Additional Costs Rate;
                        or

                (ii) attributable to a change (whether of basis, timing or otherwise) in the tax on the overall net income of the Facility Agent or that Bank or compensated for under Clause 12 (Taxes and other Deductions);

        (c) To the extent that any holding company of the Facility Agent or any Bank suffers a cost which would have been recoverable by the Facility Agent or that Bank under this Clause 13.2 (Increased Costs) had that cost been imposed on the Facility Agent or that Bank the Facility Agent or that Bank shall be entitled to recover that amount under this Clause 13.2 (Increased Costs) on behalf of the relevant holding company.

13.3    MITIGATION:

        (a) If in respect of any Bank, circumstances arise which would, or would upon the giving of notice, result in:

                (i) an obligation to make any payment under Clause 12 (Taxes and Other Deductions); or

                (ii) an obligation to make payment under Clause 13.1 (Illegality); or

                (iii) a demand for compensation under Clause 13.2 (Increased Costs);

                then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under those Clauses, upon the request of the Parent, such Bank, in consultation with the Facility Agent and the Parent, shall take such reasonable steps as may be open to it to mitigate the effects of such circumstances, on terms mutually acceptable to the Facility Agent, the Banks and the Parent, provided that the Bank concerned will not be obliged to take any action if to do so would or might in the opinion of the Bank have an adverse effect upon its business, operations or financial condition or cause it to incur liabilities or obligations (including, without limitation, tax liabilities) which, in its opinion, are material or cause it to incur any costs or expenses for which it has not been indemnified to its satisfaction by the Parent.

13.4    CHANGE IN MARKET CONDITIONS:

        (a)     If in relation to any Interest Period:-

                (i) no or only one Reference Bank supplies a quotation in accordance with the definition of LIBOR; or

                (ii) on the basis of notifications from Banks whose Commitments exceed 50% of the Total Commitments, the Facility Agent determines that (a) matching deposits are not available in the London Inter-Bank Market at or about 11 a.m. on the Rate Fixing Day for that Interest Period in sufficient amounts to fund their respective shares of the amount to which that Interest Period relates during that Interest Period or (b) the quotations supplied do not accurately reflect the cost to the Banks of obtaining such deposits; or

                (iii) the Facility Agent determines that, by reason of circumstances affecting the London Inter-Bank Market, adequate and fair means do not or will not exist for determining the rate of interest applicable for that Interest Period;

                the Facility Agent shall promptly notify the Parent and the Banks.

        (b) The Facility Agent (on behalf of and after consultation with the Banks) shall then negotiate with the Parent with a view to agreeing an alternative basis for calculating the interest payable on the Advance(s) to which that Interest Period relates. Any alternative basis agreed in writing by the Facility Agent (on behalf of and with the consent of all the Banks) and the Parent within 10 Business Days of the Facility Agent's notification of the event in question shall take effect in accordance with its terms. If an alternative basis is not so agreed, each Bank's share of such Advance(s) shall during that Interest Period bear interest at the rate per annum equal to the sum of (i) the applicable Margin and (ii) the cost to that Bank (as certified by it to the Parent within 10 Business Days of the end of that 10 Business Day period and expressed as a rate per annum) of funding its share during that Interest Period by whatever means that Bank determines to be most appropriate.

13.5 ISSUING BANK: References in Clause 12 (Taxes) and Clause 13.1 (Illegality) and 13.2 (Increased Costs) shall include any Bank in its capacity as an Issuing Bank.

14      PAYMENTS

14.1    BY BANKS:

        (a) On each date on which an Advance is to be made, each Bank shall make its share of that Advance available to the Facility Agent in the place for payment to the relevant Borrower by payment in the currency of that Advance and in immediately available cleared funds to such account as the Facility Agent shall specify.

        (b) The Facility Agent shall make the amounts so made available to it available to the relevant Borrower before close of business in the place of payment on that date by payment in the same currency and funds as received by the Facility Agent to such account of the relevant Borrower as shall have been specified in the notice requesting that Advance. If any Bank makes its share of any Advance available to the Facility Agent later than required by Clause 14.1(a) (By Banks), the Facility Agent shall make that share available to the relevant Borrower as soon as practicable thereafter.

14.2    BY OBLIGORS:

        (a) On each date on which any sum is due from any Obligor, it shall make that sum available to the Facility Agent in the place for payment by payment in the currency in which that sum is due and in immediately available cleared funds to such account as the Facility Agent shall specify.

        (b) The Facility Agent shall make available to each Senior Finance Party before close of business in that place on that date its pro rata share (if any) of any sum so made available to the Facility Agent in the same currency and funds as received by the Facility Agent to such account of that Senior Finance Party with such bank in that place as it shall have specified to the Facility

                Agent. If any sum is made available to the Facility Agent later than required by Clause 14.2(a) (By Obligors), the Facility Agent shall make each Bank's share (if any) available to it as soon as practicable thereafter.

14.3 REFUNDING OF PAYMENTS: The Facility Agent shall not be obliged to make available to any person any sum which it is expecting to receive for the account of that person until it has been able to establish that it has received that sum. However, it may do so if it wishes. If and to the extent that it does so but it transpires that it had not then received the sum which it paid out:-

        (a) the person to whom the Facility Agent made that sum available shall on request refund it to the Facility Agent; and

        (b) the person by whom that sum should have been made available or, if that person fails to do so the person to whom that sum should have been made available, shall on request pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of paying out that sum before receiving it.

14.4    NON-BUSINESS DAYS:

        (a) The duration of an Interest Period shall not be changed after 11 a.m. on the Rate Fixing Day for that Interest Period unless it later becomes apparent to the Facility Agent that the day on which that Interest Period would otherwise end is not a Business Day. In that event, that Interest Period shall instead end on the Business Day succeeding or preceding that day (whichever is selected by the Facility Agent and notified by it to the Parent and the Banks).

        (b) Any Repayment Date which would otherwise fall on a day which is not a Business Day shall be adjusted on the same basis so as to fall on a Business Day which is the last day of an Interest Period.

        (c) Any payment to be made by any Obligor on a day which is not the last day of an Interest Period or a Repayment Date and which would otherwise be due on a day which is not a Business Day shall instead be due on the next Business Day.

14.5    CHANGE IN CURRENCY:

        (a) If a single currency or currency unit becomes the lawful currency of two or more countries or any change occurs in a currency or currency unit of any country or if more than one currency or currency unit are at the same time recognised by the central bank of any relevant country as the lawful currency of such country, then:

                (i) any reference in the Senior Finance Documents to, and any obligations arising under the Senior Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit designated by the Facility Agent after consultation with the Banks and the Parent; and

                (ii) any translation from one of such country's currencies or currency units to another shall be at the official rate of exchange recognised by that central bank for the conversion of such currencies or currency unit into the other, rounded up or down to the nearest whole unit of such other currency.

        (b) If a change in any currency of any relevant country occurs (including in consequence of European Monetary Union), this Agreement will be amended to the extent to which the Facility Agent, in good faith, determines to be necessary to reflect the change in currency or any financial market practices relating to dealing in the new currency and to put the Banks and the Obligors in the same position, so far as is possible, that they would have been in if no change in currency had occurred.


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

15      REPRESENTATIONS AND WARRANTIES

15.1 REPRESENTATIONS AND WARRANTIES: Each Obligor represents and warrants to each of the Senior Finance Parties that (subject to the Banking Disclosure Letter):-

        (a) INCORPORATION: It, and each of its Subsidiaries, is duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business as it is now being conducted.

        (b) POWER: It has power to enter into, exercise its rights under, and perform and comply with its obligations under, each of the Transaction Documents to which it is party and to carry out the transactions contemplated by such Transaction Documents.

        (c) AUTHORITY: All actions, conditions and things required to be taken, fulfilled and done by it in order:

                (i) to enable it to enter into, exercise its rights under, and perform and comply with its obligations under, the Transaction Documents to which it is party and to carry out the transactions contemplated by such Transaction Documents; and

                (ii) to ensure that those obligations are valid, legally binding and, subject to reservations, enforceable in accordance with their terms; and

                (iii) to make each of the Transaction Documents to which it is party admissible in evidence in the courts of the jurisdiction to which it has submitted in such Transaction Document; and

                (iv) to create the security constituted by the Security Documents to which it is party and, subject to the reservations, to ensure that such security has the ranking specified therein,

                have (subject as provided in Clause 15.1(d) (Consents and Filings) in relation to the security constituted by the Security Documents) been taken, fulfilled and done, save for the payment of stamp duty on the Transaction Documents in accordance with their terms.

        (d)     CONSENTS AND FILINGS: All consents and filings required:-

                (i) for its entry into, exercise of its rights, and performance and compliance with its obligations under, each of the Transaction Documents to which it is party; and

                (ii) for it to carry out the transactions contemplated by the Transaction Documents have been obtained or made and are in full force and effect (save for any filings required in relation to the security constituted by the Security Documents which filings or registrations will be made promptly after execution of the relevant documents and in any event within applicable time limits).

        (e) NON-CONFLICT: Its entry into, exercise of its rights under and performance and compliance with its obligations under each of the Transaction Documents to which it is party and the carrying out of the transactions contemplated by the Transaction Documents do not:-

                (i) contravene any law, directive, judgment or order to which it or any of its Subsidiaries is subject;

                (ii) contravene its memorandum or articles of association or other constitutional documents;

                (iii) breach in any material respect any agreement or the terms of any consent to which it or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries or any of its or their respective assets;

                (iv) oblige it, or any of its Subsidiaries, to create any security or result in the creation of any security over its or their respective assets other than under the Security Documents.

        (f) OBLIGATIONS BINDING: Its obligations under the Transaction Documents to which it is a party are valid, legally binding and, subject to reservations, enforceable and each of the Security Documents to which it is party constitute valid security ranking, subject to reservations and subject as provided in Clause 15.1(d) in relation to the security constituted by the Security Documents, in accordance with the terms of such documents.

        (g) WINDING-UP: No administrator, receiver, liquidator or similar officer has been appointed with respect to it or any of its Subsidiaries or any of its or their respective assets nor (so far as it is aware after due and careful review) is any petition or proceeding for any such appointment pending nor has any resolution for any such appointment been passed.

        (h)     NO DEFAULTS:

                (i) No Event of Default or Potential Event of Default has occurred and is continuing.

                (ii) No event has occurred and is continuing which constitutes a default, and no event has occurred and is continuing which, with the giving of notice or the lapse of time or making of any determination or fulfilment of any condition in each case as provided for in the agreement concerned is reasonably likely to constitute a default, under any agreement to which it or any of its Subsidiaries is party which has or is reasonably likely to have a Material Adverse Effect.

        (i) LITIGATION: No litigation, arbitration, administrative, regulatory or similar proceeding is current, pending or, to its knowledge, threatened:-

                (i) to restrain its entry into, the exercise of its rights under and performance and compliance with its obligations under, or the enforcement by it of, any of the Transaction Documents or the carrying out of the transactions contemplated by the Transaction Documents; or

                (ii) which has, or is reasonably likely to have, by itself or together with any other such proceedings, a Material Adverse Effect.

        (j)     NO SECURITY INTERESTS/GUARANTEES/FINANCIAL INDEBTEDNESS:

                (i) No Security Interest (or agreement to create the same) exists or is permitted to subsist on or over its or any of its Subsidiaries' assets or is permitted to subsist other than a Permitted Security Interest;

                (ii) Neither it nor any of its Subsidiaries has granted or agreed to grant any guarantee except as permitted by Clause 16.3(g) (Guarantees); and

                (iii) Neither it nor any of its Subsidiaries has incurred any Financial Indebtedness except for Permitted Indebtedness.

        (k) LABOUR DISPUTES: There are no labour disputes current, pending or, to its knowledge, threatened which have or are reasonably likely to have a Material Adverse Effect.

        (l)     ASSETS:

                (i) The Target Shares to be acquired by the relevant acquisition vehicle as set out in the Structure Document under the Acquisition Documents will on Completion be beneficially owned by such acquisition vehicle and such acquisition vehicle will be entitled to and will forthwith become the legal and beneficial registered owner of the Target Shares free from any Security Interest (or agreement to create the same) and all consents and filings necessary for the transfer of the Target Shares to such acquisition vehicle have been or will on Completion have been obtained or made.

                (ii) All of the material assets to be acquired by the relevant acquisition vehicle as set out in the Structure Document under the Acquisition Documents will on Completion be beneficially owned by it free from any Security Interest (other than a Permitted Security Interest) and all material consents and filings necessary for the transfer of such assets have been or will be obtained within any applicable time period.

                (iii) It or its Subsidiaries has or will on Completion have good title to or valid leases or licences of or otherwise be entitled to use all material assets necessary to conduct the Business (or in respect of the properties forming part of assets being acquired, is beneficially entitled to use and occupy such properties).

                PROVIDED THAT each representation and warranty at sub-paragraphs
                (i) and (ii) above shall apply to any Target Shares and assets which in either case are the subject of a Delayed Completion only on the applicable Delayed Completion Date.

        (m)     CONSENTS, FILINGS AND LAWS APPLICABLE TO OPERATIONS:

                (i) All consents and filings have been obtained or effected which are necessary for the carrying on of the Business and all such consents and filings are in full force and effect and there are no circumstances known to it which indicate that any such consents and filings are likely to be revoked or varied in whole or in part, save in each case to the extent that absence of any such consent or filing or variation of any such consent does not and is not reasonably likely to have a Material Adverse Effect.

                (ii) It and each of its Subsidiaries is in compliance with all laws and directives binding upon it in its jurisdiction of incorporation or jurisdictions in which it operates save to the extent non-compliance is not reasonably likely to have a Material Adverse Effect.

        (n)     ACCOUNTS:

                (i) The audited consolidated financial statements (together with the notes thereto) most recently delivered pursuant to Clause 16.6(d) (Financial Statements):-

                                (A)     give a true and fair view of the
                                        financial position of it and its
                                        Subsidiaries as at the date to which
                                        they were prepared and for the Financial
                                        Year then ended; and

                                (B)     were prepared in accordance with
                                        Applicable GAAP.

                (ii) The quarterly and monthly consolidated management accounts most recently delivered pursuant to Clause 16.6(d) (Financial Statements):-

                                (A)     reasonably represent the financial
                                        position of it and its Subsidiaries as
                                        at the date to which they were prepared
                                        and for the quarter or month then ended
                                        (as the case may be);

                                (B) take account of all material liabilities (contingent or otherwise) of it and its subsidiaries at that date; and

                                (C) were prepared on a basis substantially in accordance with Applicable GAAP.

        (o)     MATERIAL ADVERSE CHANGES:

                (i) There has been no change in the financial condition, business or assets of the Target since the date of the Latest Audited Accounts which has or is reasonably likely to have a Material Adverse Effect.

                (ii) There has been no change in the financial condition, business or assets of the Group since the date of the most recently delivered audited consolidated financial statements pursuant to Clause 16.6(d) (Financial Statements) which has or is reasonably likely to have a Material Adverse Effect.

        (p) TAX LIABILITIES: No claims are being, or are reasonably likely to be, asserted against it or any of its Subsidiaries with respect to taxes which are reasonably likely to be determined adversely to it or to such Subsidiary and which, if so adversely determined, would have or be reasonably likely to have a Material Adverse Effect (after taking into account the income and gains on which the tax is charged) and all reports and returns on which such taxes are required to be shown have been filed within any applicable time limits and all taxes required to be paid have been paid within any applicable time limit save, in each case, to the extent that failure to do so does not have and is not reasonably likely to have a Material Adverse Effect.

        (q) LATEST ACCOUNTS: The Latest Management Accounts and the Latest Audited Accounts;

                (i) were prepared in accordance with Applicable GAAP consistently applied;

                (ii) give a true and fair view of or, in the case of the Latest Management Accounts, reasonably represent the financial position of the Target as at the date to which they were prepared and for the period then ended; and

                (iii) take account of all material liabilities (contingent or otherwise) of the Target at that date.

        (r)     INFORMATION PACKAGE:

                (i) All statements of fact relating to the assets, financial condition and operations of the Business contained in the Information Package are true and accurate in all material respects.

                (ii) The opinions and views expressed in the Information Package represent the honestly held opinions and views of the Parent and were arrived at after careful consideration and were based on reasonable grounds at the time of being made.

                (iii) The projections and forecasts contained in the Information Package are based upon assumptions (including, without limitation, assumptions as to the future performance of the Business, inflation, price increases and efficiency gains) which the Parent has carefully considered and consider to be fair and reasonable at the time of being made.

                (iv) The Information Package does not omit to disclose or take into account any matter known to the Parent after due and careful enquiry where failure to disclose or take into account such matter would result in the Information Package (or any information or projection contained therein) being misleading in any material respect.

                (v) Nothing has occurred or come to light since the date as at which the Information Package were prepared which, insofar as the Parent is aware, renders any material facts forming the basis thereof materially inaccurate or misleading or which makes any of the projections or forecasts contained therein materially unfair or unreasonable or renders any of the assumptions upon which the projections are based materially unfair or unreasonable.

        (s)     REPORTS:

                (i) So far as the Parent is aware, after due and careful review, none of the Reports is misleading in any material respect and there is no expression of opinion, forecast or projection contained therein or conclusion reached therein in relation to any material matter which is not fair and reasonable in all material respects (provided that nothing in this sub-clause shall require the Parent to review or make any enquiry in relation to matters within the technical or professional expertise of the adviser preparing the relevant Report).

                (ii) All material factual information furnished by or on behalf of the Target to any of the firms which prepared any of the Reports and contained or referred to therein was, so far as the Parent is aware after due and careful review, true and accurate in all material respects at the time supplied and, so far as the Parent is aware after due and careful review, all opinions, forecasts and projections supplied to such firms which are contained or referred to in any of the Reports were arrived at after careful consideration, were fair and were based on reasonable grounds at the time of being made.

                (iii) So far as the Parent is aware, after due and careful review, the Reports do not omit to disclose any matter where failure to disclose such matter would result in the Reports (or any opinion, forecast or projection contained in the Reports) being misleading in any material respect.

                (iv) The Parent is not aware of anything which has occurred or come to light since the date of the Reports which renders any material facts contained in the Reports inaccurate or misleading in any material respect or which makes any of the opinions, projections and forecasts contained in the Reports other than fair and reasonable in all material respects.

        (t)     DOCUMENTS:

                (i) The Structure Document accurately records the structure of the Group as it will be immediately following Completion (and assuming completion of the Dutch Re-organisation and that the Delayed Completions occur) and includes details of any minority shareholdings in any member of the Group held by any person who is not a member of the Group and details of all companies, joint ventures and partnerships in which any member of the Group has an interest or participation.

                (ii) The Acquisition Documents as furnished to the Facility Agent under this Agreement contain all the material terms of the Acquisition, the Investor Documents as furnished to the Facility Agent under this Agreement contain all the material terms of the agreements between the Original Equity Investors, the Parent and each other member of the Group, the Bridge Finance Documents contain all material terms of the agreements between the Bridge Finance Parties, UK BondCo and each other member of the Group and the Bond Finance Documents contain all material terms of the agreements between the High Yield Noteholders, UK BondCo and each other member of the Group;

        (u)     INTELLECTUAL PROPERTY:

                (i) Annex 3 of the Disclosure Letter (as such term is defined in the Acquisition Agreement) contains a list of all Registered Intellectual Property Rights which relate and are material to the Business and which, immediately before Completion, a member of the Group is entitled to have assigned or licensed to it pursuant to the Acquisition Agreement (the "REGISTERED RIGHTS").

                (ii) No Registered Rights are subject to any notice of opposition or application for cancellation or amendment and so far as reasonably practicable all application, renewal and other official statutory and regulatory fees relating to the Registered Rights which are due for payment at the Completion Date have been duly paid.

                (iii) The Group has taken reasonable steps in accordance with accepted business practice to seek to avoid the infringement of any Intellectual Property owned by a third party.

                (iv) No written notice has been received by any member of the Group (in relation to the Business) that it infringes or may infringe any right in confidential information or other Intellectual Property Rights of any third party.

                (v) All agreement and licences in respect of Intellectual Property granted to a member of the Group and all Third Party-Owned Rights which are material to the Business are set out in the Disclosure Letter (as defined in the Acquisition Agreement).

                (vi) So far as the Parent is aware, there exists no actual or threatened infringement (including misuse of confidential information) by any third party of any Registered Rights which is material to the Business.

        (v)     ENVIRONMENTAL WARRANTIES:

                (i) It, and each of its Subsidiaries, is in compliance with all Environmental Laws and all Environmental Consents necessary in connection with the ownership and operation of its business are in full force and effect in each case where failure to do so would have or be reasonably likely to have a Material Adverse Effect.

                (ii) To the best of its knowledge and belief having made due and careful enquiry, there are no circumstances which may reasonably be expected to prevent or interfere with it or any of its Subsidiaries being in compliance with any Environmental Law including, without limitation, obtaining or being in compliance with any Environmental Consents in the future where failure to so comply would have or be reasonably likely to have a Material Adverse Effect.

                (iii) No material unbudgeted investment is necessary to obtain or renew any Environmental Consent or comply with any Environmental Law where the failure to obtain or renew that Environmental Consent or comply with that Environmental Law would have or be reasonably likely to have a Material Adverse Effect.

                (iv) To the best of its knowledge and belief having made due and careful enquiry, there are no circumstances which are reasonably likely to result in any person (including, without limitation, a regulatory authority) taking any legal proceedings or other action against it or any of its Subsidiaries (and no such proceedings or other action is pending or threatened) under any Environmental Laws including, without limitation, remedial action or the revocation, suspension, variation or non renewal of any Environmental Consent where any such proceedings would have or be reasonably likely to have a Material Adverse Effect.

        (w) HOLDING COMPANY: Each of the Parent, UK ParentCo 1, UK ParentCo 2, UK ParentCo 3, UK Finco, UK BondCo, UK Overseas HoldCo, UK Trader HoldCo, UK TraderCo, UK-US HoldCo, UK PartnerCo 1, UK PartnerCo 2, Dutch Overseas HoldCo, Dutch HoldCo and US HoldCo is a holding company and it has not traded (other than by entering into the Transaction Documents) nor does it have liabilities to any person other than (i) in respect of its share capital, (ii) pursuant to the Transaction Documents, the Finco/Bondco Loan Agreement or the Inter-Company Loan Agreements and (iii) in respect of payment of legal fees, auditors fees and expenses in connection with the Transaction Documents;

        (x)     YEAR 2000:

                (i) There is set out in the Disclosure Letter (as defined in the Acquisition Agreement) the details of the ICI Group's programme of work (the "MILLENNIUM PROGRAMME") which is designed with the objective of ensuring that all information technology and communications systems and networks, and embedded process technology which in all cases are material to the Business or the Products, are able to handle without any reduction in functionality or performance, or will not be adversely affected by, any date data relating to a date on or after 1 January 2000.

                (ii) The Millennium Programme was designed by or on behalf of the Vendor, or by one or more members of the ICI Group, exercising reasonable skill and care or using reasonable endeavours to procure that third parties exercise reasonable skill and care and, so far as the Parent is aware, there are no facts or circumstances which may reasonably be expected to prevent the completion of the Millennium Programme in accordance with its provisions.

                (iii) All tasks required by the Millennium Programme to be performed during the period up to the Completion Date have been performed in accordance with the Millennium Programme.

        (y)     US GOVERNMENT REGULATIONS:

                (i) Neither any US Obligor nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Drawing, nor the application of the proceeds or repayment thereof by any Obligor, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                (ii) Neither it nor any of its Subsidiaries is a "holding company", a "public utility company" or an "affiliate" or "subsidiary company" of a "registered holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                (iii) No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States of America as in effect from time to time ("MARGIN STOCK"), and no proceeds of any Advance will be used in violation thereof.

        (z)     EMPLOYEE BENEFIT PLANS:

                (iv) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Obligor or any ERISA Affiliate.

                (v) Any Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) required to be filed for each Plan, copies of which have been filed with the Internal Revenue Service of the United States of America and furnished to the Banks, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                (vi) Neither any Obligor nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                (vii) Neither any Obligor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

15.2 REPETITION: The representations and warranties in Clause 15.1 (Representations and Warranties) shall be deemed repeated on the date of each Drawing Request, each Drawing Date and on the last day of each Interest Period by reference to the facts and circumstances existing on such date provided that:

        (a) the representations and warranties set out in Clause 15.1(r) (Information Package) shall, in respect of the Syndication Memorandum only, be made on the date of the Syndication Memorandum and, in respect of the Agreed Financial Projections, be made on the date of this Agreement and only repeated on the date of the First Drawing Request and the First Drawing Date and shall, on such repetition, be qualified by any matter disclosed by the Parent to the Facility Agent in writing after the date of this Agreement but prior to the date of repetition, and which relates to an event or circumstance which occurred during such period;

        (b) the representations and warranties set out in Clauses 15.1(g) (Winding-Up), 15.1(i) (Litigation), 15.1(j) (No Security Interests/Guarantees/Financial Indebtedness), 15.1(l) (Assets), 15.l(o)(i) (Material Adverse Changes), 15.1(q) (Latest Accounts), 15.1(s) (Reports), 15.1(t) (Documents) and 15.1(w) (Holding Companies) shall be made on the date of this Agreement and only repeated on the date of the first Drawing Request and the first Drawing Date and shall, on such repetition (other than in the case of Clauses 15.1(t) (Documents) and 15.1 (w) (Holding Companies), be qualified by any matter disclosed by the Parent to the Facility Agent in writing after the date of this Agreement but prior to the date of repetition, (provided such disclosure is a specific disclosure against a specific representation and warranty) and which relates to an event or circumstance which occurred during such period, provided that the representation and warranty set out Clauses 15.1(l)(i) and
                (ii) (Assets) applying to Target Shares and assets which are the subject of a Delayed Completion shall be made on the applicable Delayed Completion Date;

        (c) the representations and warranties set out in Clauses 15.1(k) (Labour Disputes), 15.1(m) (Consents, Filings and Laws Applicable to Operations), 15.1 (u) (Intellectual Property), 15.1(v) (Environmental Warranties), 15.1(y) (Government Regulations) and 15.1(z) (Employee Benefit Plans) shall, on being repeated on the date of the first Drawing Request and the first Drawing Date, be qualified by any matter disclosed by the Parent to the Facility Agent in writing after the date of this Agreement but prior to the date of repetition, (provided such disclosure is a specific disclosure against a specific representation and warranty) and which relates to an event or circumstance which occurred during such period; and

        (d) the representations and warranties set out in Clauses 15.1(a) (Incorporation) to 15.1(g) (Winding-up) (inclusive) shall in addition be repeated on each date on which an Accession Document or an additional Security Document is entered into; and

16      UNDERTAKINGS

16.1 DURATION OF UNDERTAKINGS: The undertakings in this Clause 16 shall continue for so long as any sum remains payable or capable of becoming payable under the Senior Finance Documents.

16.2    GENERAL UNDERTAKINGS:

        (a) AUTHORISATIONS AND CONSENTS: Each Obligor will, and will procure that each of its Subsidiaries will, apply for, obtain and promptly renew from time to time and maintain in full force and effect all consents and comply with the terms of all such consents, and promptly make and renew from time to time all such filings, as may be required under any applicable law or directive to enable it to enter into, exercise its rights, and perform and comply with its obligations under the Transaction Documents to which it is party and to carry out the transactions contemplated by the Transaction Documents to which it is a party and to ensure that its obligations under the Transaction Documents to which it is party are valid, legally binding and, subject to reservations, enforceable and each of the Security Documents to which it is party constitutes valid security ranking, subject to the reservations, in accordance with its terms.

        (b) MAINTENANCE OF STATUS AND AUTHORISATION: Each Obligor will, and will procure that each of its Subsidiaries will:-

                (i) do all such things as are necessary to maintain its corporate existence;

                (ii) ensure that it has the right to conduct its business and will obtain and maintain all consents and make all filings necessary for the carrying on of the Business and take all steps necessary to ensure that the same are in full force and effect save to the extent that the absence of any consent or filing or variation of any such consent does not and is not reasonably likely to have a Material Adverse Effect; and

                (iii) comply with all laws and directives binding upon it and procure compliance by all of its respective officers and employees with all applicable laws and directives binding upon it save to the extent non-compliance does not have and is not reasonably likely to have a Material Adverse Effect.

        (c) PARI PASSU RANKING: Each Obligor will, and will procure that each of its Subsidiaries will, ensure that its payment obligations under each of the Senior Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) except indebtedness preferred solely by operation of law.

        (d)     INSURANCES:

                Each Obligor will, and will procure that each of its Subsidiaries will, on or prior to the Completion Date effect and thereafter maintain insurances at its own expense in respect of all its assets and business of an insurable nature with reputable insurers of good standing. Such insurances must:

                                (A) provide cover against all risks which are normally insured against by other companies owning, possessing or leasing similar assets and carrying on similar businesses and include, without limitation, cover against loss of profits, product liability, pollution and public liability; and

                                (B)     be in such amounts as would in the
                                        circumstances be prudent for such
                                        companies.

        (e) TAXES: Each Obligor will, and will procure that each of its Subsidiaries will, pay within any applicable time limit all taxes imposed by any agency of any state upon it or any of them or any of its or their assets, income or profits or any transactions undertaken or entered into by it or any of them save in the event of a bona fide dispute with regard to any tax in respect of which proper provision has, if appropriate, been made in the accounts of the relevant member of the Group.

        (f)     ACQUISITION DOCUMENTS:

                (i) UK ParentCo 3 will take all action to enforce any claim it has in relation to the warranties given under the Acquisition Documents and to enforce all other rights and entitlements it may have under the Acquisition Documents.

                (ii) UK ParentCo 3 will not amend, vary or waive any of the terms of the Acquisition Documents and will not prior to the Completion Date exercise any discretion thereunder or give any consent or waiver thereunder.

        (g) HEDGING ARRANGEMENTS: The Parent will, by no later than 45 days after the Completion Date, procure that UK ParentCo 3 or one of its subsidiaries (not being UK BondCo) enter into Hedging Agreements with Hedging Banks or, if the counterparty does not have a credit exposure on the relevant member of the Group, such other bank or financial institution so as to ensure that for a period of no less than three years from the Completion Date the Group has hedging of interest rate exposure in respect of not less than 50 per cent. of the aggregate Commitments in relation to the Term Facilities on the date of this Agreement.

        (h) BANKING BUSINESS: Each Obligor will, and will procure that each of its Subsidiaries will only maintain bank accounts with Ancillary Banks or any other bank which the Facility Agent shall approve in writing and only carry on banking business with Banks or other banks approved by the Facility Agent in writing.

        (i) PENSION SCHEMES: Each Obligor will, and will procure that each of its Subsidiaries will, if requested by the Facility Agent, deliver to the Facility Agent at such time as those reports are prepared in order to comply with then current statutory or auditing requirements, actuarial reports in relation to the pension schemes for the time being operated by members of the Group, and will ensure that all such pension schemes are fully funded to the extent required by law based on reasonable actuarial assumptions applicable in the jurisdiction in which the relevant pension scheme is maintained.

        (j) FINANCIAL ASSISTANCE: Each Obligor will, and will procure that each of its Subsidiaries will, comply in any and all respects with sections 151 to 158 (inclusive) of the Companies Act 1985 or any similar enactments or financial assistance laws in any other applicable jurisdiction, including in relation to the execution of the Finance Documents and the payment of amounts due under the Finance Documents.

        (k) YEAR 2000 REPORTING REQUIREMENTS: The Parent will use all reasonable endeavours to procure that the Millennium Programme shall be continued and undertaken in accordance with its terms and shall notify the Facility Agent and any Bank promptly upon detecting any material failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Parent shall provide the Facility Agent and any Bank with such information about its Year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Facility Agent or such Bank shall reasonably request.

        (l) INTELLECTUAL PROPERTY: Each Obligor will and each Obligor will procure that each of its Subsidiaries will:

                (i) observe and comply with all obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the Intellectual Property required to conduct the Business or any part of it is subject where failure to do so would have or could be reasonably expected to have a Material Adverse Effect;

                (ii) do all acts as are necessary to maintain, register, protect and safeguard such Intellectual Property as is required to conduct the Business or any part of it where failure to do so would have or could be reasonably expected to have a Material Adverse Effect and not discontinue the use of any of such Intellectual Property nor allow it to be used in such a way that it is put at risk by becoming generic or by being identified as disreputable if in each case to do so would have or could be reasonably expected to have a Material Adverse Effect; and

                (iii) not grant any licence to any person to use the Intellectual Property required to conduct the Business if to do so would have or could be reasonably expected to have a Material Adverse Effect.

        (m) TERMINATION OF FINANCING STATEMENTS: Upon the request of the Facility Agent, and at the expense of the Parent, within 10 days after such request, the Parent will procure that the Facility Agent is provided with proper termination statements on Form UCC-3 covering such financing statements as the Facility Agent may reasonably request.

        (n) DUTCH SHARE PLEDGE: Dutch Overseas HoldCo will within 180 days of the date hereof grant a perfected first ranking Dutch law share pledge over the shares which it owns in ICI Alpha BV and pay or procure payment of all costs and expenses incurred in connection with the grant of such pledge including, without limitation, notarial, registration and legal fees. Dutch Overseas HoldCo will take all steps as may be required to enable Dutch counsel to the Security Agent to issue a legal opinion reasonably satisfactory to the Security Agent.

        (o) US SECURITY: The Parent will procure that as soon as reasonably practicable and in any event within 30 days following the Completion Date:

                (i) a mortgagee title insurance policy or binding commitment to issue such title insurance policy is delivered to the Facility Agent in respect of the property at Nederland, Texas (the "Mortgage Policy") on terms reasonably satisfactory to the Facility Agent and in an amount no exceeding US$5,000,000 and shall include an endorsement for future advances under this Agreement and for any other matter that the Facility Agent in its discretion may reasonably request (to the extent available in the jurisdiction of such property), (b) shall not include an exception for mechanics' liens, and (c) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Facility Agent in its discretion may reasonably request;

                (ii) a mortgage over the property at Nederland, Texas is granted providing a valid and enforceable first priority security on such property free of encumbrances except as permitted under this Agreement;

                (iii) if it does not do so on or prior to the date of Completion the Facility Agent receives an opinion of local counsel to the Borrowers in Tennessee, Mississippi and Texas, in form and substance satisfactory to the Facility Agent, with respect to, among other things, the enforceability of the mortgages that secure any properties in each jurisdiction;

                (iv) if not satisfied on or prior to the date of Completion, use all reasonable endeavours to obtain a landlord's consent and agreement in the form agreed to by the Parent and the Facility Agent, from each of the landlords under the lease agreements with respect to properties located in Olive Branch, Mississippi; Nederland, Texas; Tustin, CA; Webster Groves, MO; Cordova, Tennessee and Memphis, Tennessee.

16.3    RESTRICTIONS:

        (a) AMALGAMATIONS AND CHANGE OF BUSINESS: No Obligor will and each Obligor will procure that none of its Subsidiaries will:

                (i) amalgamate, merge or consolidate with or into any other person or be the subject of any reconstruction; or

                (ii) materially change the nature or scope of the business of the Group as a whole.

        (b) DISPOSALS: No Obligor will and each Obligor will procure that none of its Subsidiaries will, (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of any of its assets or all or any part of its undertaking or agree to do so. The following transactions shall not be prohibited by this Clause:-

                (i) disposals of assets (other than shares in any member of the Group) in the ordinary course of trading;

                (ii) the application of funds in any manner not prohibited by the Senior Finance Documents and the disposal of Cash Equivalents and instruments referred to in Clause 16.3(j)(ii);

                (iii) the exchange of assets (other than shares in any member of the Group) for other assets of a similar nature and value;

                (iv) any disposal of assets by a member of the Group to an Obligor which has entered into Security Documents constituting Security Interests over all or substantially all of its assets;

                (v) any disposal of assets (other than shares in any member of the Group) which are obsolete for the purpose for which such assets are normally utilised or which are no longer required for the purpose of the Group's business or operations;

                (vi) any disposal to which the Majority Banks shall have given their prior written consent;

                (vii) any disposal effected solely by the creation of a Permitted Security Interest pursuant to Clauses 16.3(d)(iv) or (v);

                (viii) any disposal (other than shares in any member of the Group) where the Net Proceeds are to be applied within 6 months to purchase an asset to replace the asset disposed of;

                (ix) the disposals of shares in members of the Group necessary to implement the Dutch Re-organisation in accordance with its terms within 180 days of the date hereof and to implement a transfer of the shares in ICI Acrylics Canada Inc. and ICI Acrylics (Mexico) S.A. by ICI Acrylics Inc. to Dutch Overseas HoldCo;

                (x) the disposal of shares in ICI Acrylics GmbH as contemplated by, and in accordance with, the Framework Agreement dated 16 July, 1999 between ICI Acrylics Holland BV and Veha NV;

                (xi) a disposal by ICI Alpha BV of shares in Kaohsiung Monomer Company Limited provided that ICI Alpha BV retains more than 50 per cent of the shares in Kaohsiung Monomer Company Limited;

                (xii) disposals of assets (other than shares in any member of the Group) with a value which does not exceed Pound Sterling500,000 and where the aggregate value of the assets so disposed of by members of the Group other than in accordance with sub-paragraphs (i) to (x) (inclusive) above in any Financial Year of the Parent does not exceed Pound Sterling2,000,000;

                (xiii) one or more disposals by the Parent of shares in China Project Newco provided that the Parent retains at all times more than 50 per cent of each class of shares in China Project Newco;

                provided that

                (xiv)   disposals under sub-paragraph (iv), (v), (vii) and
                        (xiii) above will only be permitted so long as no Event of Default or Potential Event of Default has occurred and is continuing;

                (xv)    any asset disposed of in accordance with sub-paragraph
                        (iv) above which is subject to security at the time of disposal shall be subject to security under a Security Document following disposal and the relevant subsidiary of the Parent shall take all steps necessary to create, perfect or register such security and shall deliver to the Security Agent such evidence as the Security Agent shall require of the due execution of the relevant Security Document together, in the case of assets situated outside England and Wales, with a legal opinion satisfactory to the Security Agent (acting reasonably); and

                (xvi) any moneys in excess of Pound Sterling1,000,000 received pursuant to a disposal under sub-paragraph (viii) above which are not immediately applied in accordance with such sub-paragraph shall be held in a Cash Collateral Account pending such application.

        (c) ARM'S LENGTH TRANSACTIONS: No Obligor will and each Obligor will procure that none of its Subsidiaries will, enter into any arrangement or transaction other than on an arm's length basis save for:-

                (i)     loans to employees permitted under Clause 16.3(h)(iv)
                        (Loans);

                (ii) transactions or arrangements between members of the Group not otherwise prohibited by the Senior Finance Documents;

                (iii) guarantees permitted under Clause 16.3(g)(i) (Guarantees); or

                (iv) the provision of management and administrative services and the secondment of employees in each case to other members of the Group;

                and each Obligor will and will procure that each of its Subsidiaries will not dispose of any assets (save for any disposal permitted under Clause 16.3(b)(iii) or 16.3 (b)(iv) (Disposals)) other than for cash consideration payable on or before completion of the relevant disposal and on terms that the purchaser thereof does not obtain title or possession of any asset the subject of such disposal prior to completion of such disposal and payment of the whole consideration therefor (save, in each case, for the provision of trade credit in the ordinary course of trading).

        (d) NEGATIVE PLEDGE: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or agree to create or permit to subsist any Security Interest on or over the whole or any part its undertaking or assets (present or future) except for:-

                (i) liens arising solely by operation of law and in the ordinary course of its trading activities and not as a result of any default or omission on the part of any member of the Group;

                (ii) rights of set-off existing in the ordinary course of trading activities between any member of the Group and its respective suppliers or customers;

                (iii) rights of set-off or netting arising by operation of law or by contract by virtue of the provision to any member of the Group of clearing bank facilities or overdraft facilities permitted under this Agreement;

                (iv) any retention of title to goods supplied to any member of the Group where such retention is required by the supplier in the ordinary course of its trading activities and on customary terms;

                (v) Security Interests (except floating charges) arising under finance leases, hire purchase, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms permitted under Clause 16.3(i) (Leasing Arrangements) and only to the extent such Security Interests are granted by the relative member of the Group over assets comprised within or constituted by such arrangements;

                (vi)    Security Interests arising under the Security Documents;

                (vii) any Security Interest to which the Majority Banks shall have given prior written consent;

                (viii) any Security Interest over goods and documents of title to goods arising on the ordinary course of letter of credit transactions entered into in the ordinary course of trading;

                (ix) any Security Interest over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any disposal or acquisition made by any member of the Group which is permitted by Clauses 16.2(b) and (l) respectively provided that in respect of any disposal, the cash paid into any such escrow account does not represent more than 15% of the Net Proceeds;

                (x) any Security Interest over an asset of a company which becomes a Subsidiary of the Parent (other than by reason of its incorporation) after the date of Completion, being a Security Interest which is in existence at the time at which that company becomes such a Subsidiary but only if (i) that Security Interest was not created in contemplation of that company becoming such a Subsidiary, (ii) the principal amount secured by that Security Interest has not been and shall not be increased and (iii) that Security Interest is discharged within 6 months of that company becoming such a Subsidiary;

                (xi) any Security Interest in respect of assets of Existing JV Companies where the aggregate value of all assets subject to such Security Interests does not exceed Pound Sterling10,000,000 and are securing obligations of Existing JV Companies;

                (xii) any Security Interest in respect of assets of Permitted Joint Ventures and are securing obligations of Permitted Joint Ventures;

                (xiii) any Security Interest not otherwise permitted pursuant to paragraphs (i) to (viii) (above inclusive) in respect of any assets having a value not exceeding, in aggregate, Pound Sterling100,000; and

                (xiv) any Security Interest in respect of assets of the China Project which secure obligations of the China Project.

        (e) FACTORING: No Obligor will, and each Obligor will procure that none of its Subsidiaries will:

                (i) sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by it or any other member of the Group; or

                (ii)    sell or otherwise dispose of any receivable.

        (f) INDEBTEDNESS: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or agree to incur or permit to subsist any Financial Indebtedness other than Permitted Indebtedness. For this purpose, "PERMITTED INDEBTEDNESS" means:-

                (i) Financial Indebtedness arising under the Finance Documents provided that the aggregate principal amount of the Financial Indebtedness under the Senior Subordinated Finance Documents shall at no time exceed US$200,000,000 (other than by reason of the capitalisation of interest under the Bridge Facility Agreements in accordance with the terms thereof);

                (ii) Financial Indebtedness permitted by Clauses 16.3(g) (Guarantees), 16.3(h) (Loans), 16.3(i) (Leasing Arrangements) and 16.3(j) (Hedging Transactions);

                (iii) facilities in respect of which a Letter of Credit or Bank Guarantee in an amount equal to the maximum principal amount of such facilities has been issued under the Revolving Facility;

                (iv) Financial Indebtedness of Existing JV Companies (taken as a group) in an aggregate principal amount of Pound Sterling10,000,000 at any time;

                (v) Financial Indebtedness of Permitted Joint Ventures incurred with recourse to any other member of the Group in a principal amount which:

                                (A)     when aggregated (without
                                        double-counting) with the other items in respect of that Permitted Joint Venture specified in paragraph (b) of the definition of Permitted Joint Ventures in Clause 1.1 (Definitions) does not exceed the Available Amount for the Capex Period in which that Financial Indebtedness is incurred; and

                                (B)     when aggregated with all other such
                                        Financial Indebtedness of Permitted
                                        Joint Ventures outstanding at any time
                                        does not exceed Pound Sterling5,000,000;

                (vi) Financial Indebtedness of Permitted Joint Ventures not incurred to members of the Group and without recourse to any other member of the Group;

                (vii) Financial Indebtedness not otherwise referred to in paragraphs (i) to (v) above in an aggregate principal amount not exceeding Pound Sterling5,000,000 for the Group taken as a whole at any time;

                (viii) Financial Indebtedness of the Parent arising under the CDC DDBs Documents provided that:

                                (A) no CDC DDBs shall be issued other than for cash and in accordance with the terms of the CDC DDBs Documents as at the Effective Date;

                                (B) the aggregate amount subscribed and/or advanced in cash by the CDC DDBs Subscribers by way of subscription for CDC DDBs which are issued for the purposes of financing or re-financing the investment of China Project Newco in the China Project may not exceed Pound Sterling12,000,000 prior to 31 December 2003;

                                (C) the aggregate amount subscribed and/or advanced in cash by the CDC DDBs Subscribers by way of subscription for issued CDC DDBs shall not exceed at any time Pound Sterling40,000,000;

                                (D)     the proceeds of an issue of CDC DDBs
                                        made upon the occurrence of a Drawdown
                                        Event shall be immediately applied by
                                        way of subscription for ordinary shares
                                        by the Parent in UK Parentco 1, by UK
                                        Parentco 1 for ordinary shares in UK
                                        Parentco 2 and by UK Parentco 2 for
                                        ordinary shares in UK Parentco 3 and
                                        thereafter shall be applied by UK
                                        Parentco 3 in a manner permitted by the
                                        terms of this Agreement and the
                                        Intercreditor Agreement; and

                                (E)     the proceeds of an issue of CDC DDBs
                                        made for the purposes of financing or
                                        refinancing China Project Newco's
                                        investment in the China Project shall be applied by the Parent by way of subscription for shares in China Project Newco or by way of a loan to China Project Newco, in each case in a manner permitted by the terms of this Agreement and the Intercreditor Agreement;

                (ix) Financial Indebtedness of (A) China Project Newco provided it is not incurred to any member of the Group and is without recourse to any member of the Group other than the Parent and (B) the China Project provided it is not incurred to any member of the Group and is without recourse to any member of the Group other than China Project Newco, in each case in accordance with Clause 16.3(k)(iii) (Joint Ventures);

                (x) Financial Indebtedness of the Parent arising under an issue of subordinated debt or other securities made in accordance with Clause 16.4(a)(v) (Control); and

                (xi) Financial Indebtedness arising under an issue of high yield notes made in accordance with Clause 16.4(k)(iii) (CDC Bridge Facility).

        (g) GUARANTEES: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, grant or agree to grant or permit to subsist any guarantee other than:-

                (i) guarantees, indemnities or performance bonds given in the ordinary course of trading activities in respect of the Parent's or the Parent's wholly-owned Subsidiaries' obligations;

                (ii)    guarantees contained in the Finance Documents; or

                (iii) guarantees entered into solely for the purpose of arrangements referred to in Clause 16.3(d)(iii);

                (iv) guarantees by UK ParentCo 3 or any of its Subsidiaries in respect of the Financial Indebtedness of Permitted Joint Ventures permitted under Clause 16.3(f)(v);

                (v) guarantees in respect of the Financial Indebtedness of any Existing JV Company permitted under Clause 16.3(f)(iv).

        (h) LOANS: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, make or agree to make or permit to be outstanding any loans or grant or agree to grant any credit other than:-

                (i) trade credit given in the ordinary course of its trading activities; or

                (ii) loans and the granting of credit by Obligors to other Obligors; or

                (iii) loans made on the Completion Date in accordance with the Structure Document;

                (iv) loans to employees of the Group, provided that the maximum aggregate principal amount of all such loans shall not exceed Pound Sterling1,000,000 at any time;

                (v) loans made by members of the Group which are not Obligors to other such members of the Group;

                (vi) loans made by wholly owned members of the Group which are not Obligors to Obligors;

                (vii) loans made by Obligors to wholly-owned members of the Group which are not Obligors which do not exceed, in aggregate Pound Sterling10,000,000 at any time;

                (viii) loans made to a Permitted Joint Venture in a principal amount which:-

                                (A)     when aggregated (without
                                        double-counting) with the other items in respect of that Permitted Joint Venture specified in paragraph (b) of the definition of Permitted Joint Ventures in Clause 1.1 (Definitions) does not exceed the Available Amount for the Capex Period in which that loan is made for that Permitted Joint Venture; and

                                (B) when aggregated with all other loans to Permitted Joint Ventures outstanding at any time does not exceed Pound Sterling5,000,000.

                (ix) loans made by the Parent to China Project Newco and by China Project Newco to the China Project which in each case have been financed directly or indirectly in cash from the proceeds of CDC DDBs issued by the Parent in accordance with Clause 16.6(f)(viii) (Indebtedness).

        (i) LEASING ARRANGEMENTS: No Obligor will, and each Obligor will procure that none of its Subsidiaries will enter into or permit to subsist any finance lease, hire purchase, conditional sale agreement or other agreement for the acquisition of any asset upon deferred payment terms provided that members of the Group may enter into or permit to subsist such finance leases or other agreements in connection with the acquisition of equipment and other items required for the Business provided that the aggregate of the capital element of all rentals during the life of the Facilities under all such finance leases and agreements (determined in accordance with Applicable GAAP) does not exceed Pound Sterling7,500,000.

        (j) HEDGING TRANSACTIONS: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option or any similar instrument for managing or hedging currency exposure (where, in each case, the counterparty has a credit exposure on the relevant Obligor) other than:

                (i)     the Hedging Documents; or

                (ii) for hedging currency exposure arising in the ordinary course of its trading of a member of the Group (and not for speculative purposes) where no such instrument has a duration exceeding 12 months.

        (k) JOINT VENTURES: No Obligor will, and each Obligor will procure that none of its Subsidiaries will enter into or permit to subsist any joint venture, partnership or similar arrangement with any person, other than:-

                (i) any such joint venture, partnership, or equivalent arrangement subsisting at the date of this Agreement;

                (ii)    Permitted Joint Ventures; and

                (iii) in relation to China Project Newco and the China Project provided that:-

                                (A) the ownership interests in China Project Newco are held directly by the Parent (and by no other member of the Group) and the ownership interests in the China Project are held directly by China Project Newco (and by no other member of the Group);

                                (B)     no advance, loan, investment or
                                        contribution in China Project Newco or
                                        the China Project, or any subscription
                                        for shares or acquisition of other
                                        ownership interests in China Project
                                        Newco or the China Project, shall be
                                        made by the Parent or China Project
                                        Newco, respectively, other than by way
                                        of cash or the provision or licensing of technological assistance and engineering know-how to China Project Newco and the China Project, respectively, to the extent that the provision or licensing of such assistance and know-how by the Parent or China Project Newco would not otherwise be prohibited by this Agreement;

                                (C) all amounts which are advanced, lent, invested in or contributed to China Project Newco and the China Project, or which are subscribed for or otherwise used for the acquisition of shares or other ownership interests in China Project Newco and the China Project by the Parent or by China Project Newco, respectively, shall be financed or re-financed solely from the proceeds of the CDC DDBs and prior to 31 December 2003, the aggregate amount of all such proceeds which may be advanced, lent, invested in or contributed to China Project Newco and the China Project shall not exceed Pound
                                        Sterling12,000,000; and

                                (D) notwithstanding any other provision of this Agreement (other than Clauses 16.4(h) (Holding Companies) and 16.4(l) (China Project Newco), no member of the Group shall directly or indirectly at any time (save to the extent expressly contemplated by Clauses 16.3(k)(iii)(A) to (C) above, Clause 16.3(h)(ix)(Loans) and the proviso to Clause 16.4(f) (Structural Subordination)):-

                                (1)     advance, lend or contribute to, or
                                        subscribe for shares or acquire
                                        ownership interests or otherwise invest
                                        in, China Project Newco or the China
                                        Project;

                                (2)     transfer or contribute any asset to
                                        China Project Newco or the China
                                        Project;

                                (3) incur any liability (whether by way of guarantee or otherwise) in relation to China Project Newco or the China Project; or

                                (4)     incur any obligation pursuant to any
                                        agreement or arrangement to lend to or
                                        guarantee or transfer assets to or
                                        otherwise fund or incur any liability in relation to China Project Newco or the China Project or to acquire any shares or other interest therein or assets thereof, save that members of the Group may provide or licence technological assistance and engineering know-how to China Project Newco and the China Project to the extent that the provision or licensing of such assistance and know-how by the relevant members of the Group would not otherwise be prohibited by this Agreement.


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

        (l) ACQUISITIONS AND INVESTMENTS: No Obligor will and each Obligor will procure that none of its subsidiaries will:

                (i) acquire any business or acquire any Subsidiary or the whole or substantially the whole of the assets of any other person or enter into any agreement so to do;

                (ii) own or acquire any interest in or subscribe for any share or equity related investment or debt or equity security, or

                (iii) make any capital contribution to any person (not being one of its wholly-owned Subsidiaries).

                other than:

                        (1)     pursuant to the Acquisition Documents;

                        (2) any shares owned by it in Subsidiaries at the date of this Agreement;

                        (3) any acquisition by a member of the Group pursuant to a disposal permitted under Clauses 16.3(b)(iv) and (ix) (Disposals);

                        (4) any acquisition of Cash Equivalents for treasury management purposes;

                        (5) the acquisition of any interest in, any share or equity related investment in an Existing JV Company during a Capex Period provided that the aggregate of:-

                                (A)     all amounts paid or to be paid in
                                        connection with such acquisition; and

                                (B) the liabilities assumed or incurred in respect of Financial Indebtedness (whether by way of novation, guarantee or otherwise) by any member of the Group in connection with or as a result of that acquisition, does not exceed the Available Amount in respect of that acquisition in that Capex Period;

                        (6)     a Permitted Joint Venture;

                        (7) China Project Newco and the China Project (provided the acquisition of any interest in China Project Newco and the China Project is made in accordance with Clause 16.3(k)(iii)); or

                        (8) any other acquisition of an asset for use in the Business or shares in a limited liability company (which results in the acquisition of control of such company) carrying on any business similar to or connected with the Business, in each case provided that the aggregate of:-

                                (A)     all amounts paid or to be paid in
                                        connection with such acquisition; and

                                (B)     the liabilities assumed or incurred
                                        (whether by way of guarantee or
                                        otherwise) by any member of the Group in connection with or as a result of that acquisition,


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

                                does not exceed the lower of Pound
                                Sterling2,000,000 (when aggregated with all other amounts of the type referred to in paragraphs (A) and (B) spent or incurred on acquisitions under this Clause 16.3(l)(8) during that Capex Period) and the Available Amount in respect of that acquisition in that Capex Period.

16.4    CAPITAL STRUCTURE:

        (a) CONTROL: No Obligor will, and each Obligor will procure that none of its Subsidiaries will allot or issue any shares or any relevant securities (as defined in Section 80(2) of the Companies Act 1985) other than:

                (i) an issue of shares by one wholly owned Subsidiary of the Parent to another wholly owned Subsidiary of the Parent or the Parent provided that a subscription of shares by any member of the Group in UK Bondco financed directly or indirectly from the proceeds of the CDC DDBs shall not be permitted; or

                (ii) an issue of shares by one member of the Group to a person which acts or is to act as the trustee of any Group pension scheme or employee incentive scheme provided that such scheme has been approved in writing by the Majority Banks; or

                (iii) subject to the Intercreditor Agreement and the Subordination Agreement, an issue of ordinary and/or preference share capital in the Parent carrying no creditor rights (including, without limitation, any such issue made for the purposes of converting any CDC DDBs from debt into equity in accordance with the terms of the CDC DDBs Instrument (as in force at the Effective
                        Date));

                (iv) an issue of subordinated debt by the Parent which is subordinated in a manner satisfactory to the Facility Agent provided that the proceeds of any such issue are subscribed for ordinary shares in UK ParentCo 1, by UK ParentCo 1 for ordinary shares in UK ParentCo 2 and by UK ParentCo 2 for ordinary shares in UK ParentCo 3;

                (v) subject to the Subordination Agreement, an issue of subordinated non-cash pay debt securities by the Parent which are subordinated to the Facilities and the High Yield Notes in a manner satisfactory to the Majority Banks, the net proceeds of which are used to refinance all outstandings under the CDC DDBs Documents in full; or

                (vi) an issue of ordinary or preference shares by the China Project to any person (other than China Project Newco and any other member of the Group) where the entire proceeds of such issue are retained by the China Project for the purposes of financing its capital expenditure and working capital requirements and on condition that such proceeds are not paid or distributed by the China Project, whether directly or indirectly, to any other member of the Group for any purpose including, without limitation, the financing of any repayment, prepayment or redemption of any amounts outstanding under the CDC DDBs which is not permitted under the Subordination Agreement.

        (b)     VARIATION OF DOCUMENTS:

                (i) Subject to sub-paragraph (ii) below, the Parent will not, and will procure that no member of the Group will, agree to any waiver, amendment or variation to the terms of the Investor Documents which could reasonably be expected to prejudice the interests of the Senior Finance Parties under the Senior Finance Documents.

                (ii) Notwithstanding the provisions of sub-paragraph (i) above, the Parent will not agree to any waiver, amendment or variation:-


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

                        (1) to any provisions of the Investor Documents which specify that such documents are subject to the provisions of the Intercreditor Agreement, the Investor Side-Letter or the Senior Finance Documents or similar provisions; or

                        (2) if the effect of such amendment or variation is to:

                                (A) change any provision relating to payment or distribution of amounts to shareholders or noteholders or other holders of any relevant instrument which could have the effect of increasing or accelerating any payment thereunder; or

                                (B)     change any provision relating to
                                        redemption of share capital or notes or
                                        other relevant instrument.

                                in each case where payment or redemption would be permitted to occur prior to the Senior Discharge Date (as defined in the Intercreditor Agreement).

                (iii) The Parent will not and will procure that no other member of the Group will, agree to any amendment, waiver or variation of any of the Senior Subordinated Finance Documents, save as permitted under the Intercreditor Agreement; and

                (iv) The Parent will not and will procure that no other member of the Group will, agree to any amendment, waiver or variation of any of the CDC DDBs Documents save as permitted under the Subordination Agreement.

        (c) CASHFLOW RESTRICTIONS: No Obligor will, and each Obligor will procure that none of its Subsidiaries (other than Existing JV Companies or Permitted Joint Ventures or, following a disposal of the Parent's shares in China Project Newco permitted under Clause 16.3(b) (Disposals), China Project Newco and the China Project), will be a party to any contractual or similar arrangement pursuant to which any member of the Group (other than the Parent) is prohibited from making any payment of dividends, distributions of income and other amounts other than the Senior Finance Documents and the Senior Subordinated Finance Documents.

        (d) RESTRICTION ON REDEMPTION AND ACQUISITION OF OWN SHARES: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, directly or indirectly redeem, purchase, retire or otherwise acquire for consideration any shares or warrants issued by it for any such purpose or otherwise reduce its capital (except (i) where any resulting payment or distribution of cash or other assets is made to a wholly-owned Subsidiary of UK ParentCo 3) and (ii) the redemption by the Parent of shares with an amount equivalent to the proceeds of a subscription for shares as contemplated by the Investment Agreement in force as at the date hereof.

        (e) RESTRICTION ON PAYMENT OF DIVIDENDS: No Obligor will, and each Obligor will procure that none of its Subsidiaries will declare or pay, directly or indirectly, any dividends or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital or set apart any sum for any such purpose other than:-

                (i) by a member of the Group to another member of the Group which is a wholly owned subsidiary of UK ParentCo 3 or UK ParentCo 3; or

                (ii)    as permitted in accordance with the Intercreditor
                        Agreement.

        (f) STRUCTURAL SUBORDINATION: Notwithstanding any other provision of the Senior Finance Documents, no Obligor will, and each Obligor will procure that none of its Subsidiaries will:-


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

                (i) declare or pay, directly or indirectly, any dividends or make any distribution in favour of either the Parent, UK ParentCo 1 or UK ParentCo 2;

                (ii) make any loan to or grant any financial accommodation to the Parent, UK ParentCo 1 or UK ParentCo 2;

                (iii) pay any interest or other amounts to the Parent, UK ParentCo 1 or UK ParentCo 2 under or in connection with any loan received from the Parent, UK ParentCo 1 or UK ParentCo 2 pay any amount to or transfer monies to the Parent, UK ParentCo 1 or UK ParentCo 2 whatsoever, other than in respect of any loan made to UK BondCo which is subordinated in a manner satisfactory to the Facility Agent and which is lent from UK ParentCo 3, UK Finco, UK TraderCo or any US Obligor which has granted security over all its assets and which loan is ultimately funded from equity subscribed in the Parent which has been subscribed by the Parent in ordinary shares in UK ParentCo 1 and subscribed by UK ParentCo 1 in shares in UK ParentCo 2 and subscribed by UK ParentCo 2 in shares in UK ParentCo 3;

                (iv) sell, transfer, lease out, lend or otherwise dispose of any asset to the Parent, UK ParentCo 1 or UK ParentCo 2; or

                (v) grant any guarantee or enter into any participation or purchase arrangements in relation to any obligation of the Parent, UK ParentCo 1 or UK ParentCo 2;

                except as permitted in accordance with the Intercreditor Agreement provided that any payments or other distributions made by UK Parentco 3 to the Parent, UK Parentco 1 or UK Parent Co2 pursuant to clause 7.5 (Other Permitted Payments to the Parent, ParentCo One and Parentco Two) of the Intercreditor Agreement which relate directly or indirectly to China Project Newco or the China Project, together with any travel costs and expenses attributable to the operation of the China Project, shall not exceed an aggregate amount of Pound Sterling300,000 in any Financial Year.

        (g) UK BONDCO: Notwithstanding any other provision of the Senior Finance Documents, no Obligor will, and each Obligor will procure that none of its Subsidiaries will:-

                (i) declare or pay, directly or indirectly, any dividends or make any distribution in favour of UK BondCo;

                (ii) make any loan to or grant any financial accommodation to UK BondCo, other than a loan which is subordinated in a manner which is satisfactory to the Facility Agent and which is lent from UK ParentCo 3, UK Finco, UK TraderCo or any US Obligor which has granted security over all its assets and which loan is ultimately funded from equity subscribed in the Parent (and not, for the avoidance of doubt, funded from the proceeds of any CDC
                        DDBs) and which has been subscribed by the Parent in ordinary shares in UK ParentCo 1 and subscribed by UK ParentCo 1 in shares in UK ParentCo 2 and subscribed by UK ParentCo 2 in shares in UK ParentCo 3;

                (iii) pay any interest or other amount to UK BondCo under or in connection with any loan received from UK BondCo or pay any amount to or transfer monies to UK BondCo whatsoever;

                (iv) sell, transfer, lease out, lend or otherwise dispose of any asset to UK BondCo; or

                (v) grant any guarantee or enter into any participation or purchase arrangements in relation to any obligation of UK BondCo other than (aa) the guarantee of UK ParentCo 1 of the Bridge Facility Agreements and (bb) the guarantees from each of the UK ParentCo 1, UK ParentCo 2, UK ParentCo 3, UK Overseas HoldCo and UK-


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

                        US HoldCo in respect of the obligations of UK BondCo to the High Yield Noteholders under the High Yield Notes,

                except as permitted in accordance with the Intercreditor Agreement.

        (h) HOLDING COMPANIES: Notwithstanding any other provision of the Finance Documents each of the Parent, UK Finco, UK BondCo, UK ParentCo 1, UK ParentCo 2 and UK ParentCo 3:-

                (i) shall carry on business solely as a holding company of the Group and, in the case of UK Finco and UK BondCo, finance companies of the Group and shall not carry on any other business other than the holding of shares in their respective Subsidiaries at the date hereof and, in the case of the Parent, its shares in China Project Newco; the entry into and performance of the transactions contemplated by the Transaction Documents (including, in the case of UK FinCo, borrowing under the Revolving Facility); and the making, receiving and repaying of loans and associated interest pursuant to the terms of the Inter-Company Loan Agreements and, in the case of UK Finco and UK BondCo, the Finco/Bondco Loan Agreement and, in the case of UK Parentco 3, pursuant to the terms of any loans entered into by UK Parentco 3 with its Subsidiaries (other than UK Bondco) which are permitted by Clause 16.3(h) (Loans);

                (ii) shall not own any assets other than (A) shares in their respective Subsidiaries at the date hereof and rights deriving therefrom or partnership interests in the US Partnership and, in the case of the Parent, its shares in China Project Newco; (B) loans made pursuant to the Inter-Company Loan Agreements and, in the case of UK Finco and UK BondCo, the Finco/Bondco Loan Agreement and, in the case of UK Parentco 3, pursuant to the terms of any loans entered into by UK Parentco 3 with its Subsidiaries (other than UK Bondco) which are permitted by Clause 16.3(h) (Loans) and in each case, monies received by UK Finco, UK Bondco or UK Parentco 3, respectively, thereunder which are permitted to be received by UK Finco, UK Bondco or UK Parentco 3 in accordance with the Intercreditor Agreement; and

                (iii) incur or agree to incur or permit to subsist any Financial Indebtedness or grant or permit to subsist any guarantee or Security Interest other than pursuant to the Transaction Documents or as permitted under Clause 16.4(g)(ii) (UKBondCo).

        (i) INTERMEDIATE HOLDING COMPANIES: Notwithstanding any other provision of the Finance Documents each of UK Overseas HoldCo, UK Trader HoldCo, UK-US HoldCo, UK PartnerCo 1, UK PartnerCo 2 and Dutch Overseas HoldCo shall carry on business solely as a holding company of the Group and shall not carry on any other business other than the holding of shares or partnership interests in their respective Subsidiaries at the date hereof, the entry into and performance of the transactions contemplated by the Transaction Documents (including borrowing under the Revolving Facility), and the making, receiving and repaying of loans and associated interest pursuant to the terms of the Inter-Company Loan Agreements.

        (j)     REDEMPTION OR PURCHASE OF HIGH YIELD NOTES/BRIDGE FACILITIES:
                The Parent shall not, and the Parent shall procure that no other member of the Group will:

                (i) repay, redeem, prepay (by defeasance or otherwise) or otherwise retire the principal amount of the High Yield Notes;

                (ii) purchase, repurchase, acquire or agree to acquire (or procure any other person to acquire on its account) all or any part of the High Yield Notes; or

                (iii) repay, redeem or prepay all or any part of the Bridge Facilities except as permitted in accordance with the Intercreditor Agreement.


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

        (k) CDC DDBS: The Parent shall not, and shall procure that no member of the Group will repay, redeem, re-finance or prepay all or any part of the CDC DDBs or any other amounts which may otherwise be due and payable to the CDC DDBs Creditors other than:-

                (i)     as permitted under the Subordination Agreement;

                (ii) in full from the net proceeds of an issue of subordinated non-cash pay debt securities by the Parent in accordance with Clause 16.4(a)(v) (Control);

                (iii) from the net proceeds of an issue by UK Bondco unsecured high yield notes in an aggregate amount not exceeding the amount which is necessary to repay all outstandings under the CDC DDBs Documents in full, which high yield notes are subordinated to, or rank pari passu with, the High Yield Notes (and guaranteed only by the same members of the Group who have provided guarantees under the Senior Subordinated Finance Documents, such guarantees to be subordinated where any guarantees given by such members of the Group for existing Financial Indebtedness are also subordinated) and which have a scheduled maturity date no earlier than the scheduled maturity date of the High Yield Notes and which are otherwise issued on terms satisfactory to the Majority Banks provided that no such issue of any high yield notes may be made unless on the date of the proposed issue, the quarterly consolidated management accounts for the Group delivered in accordance with Clause 16.6(d) (Financial Statements) as at and for the end of the Accounting Quarter most recently ended (or, if available, the audited consolidated financial statements of the Group for the relevant period (including that Accounting Quarter)) demonstrate that the ratio of Cashflow to Total Debt Service for the twelve month period ending on the last day of that Accounting Quarter is more than 1.20:1. For the purposes of this Clause 16.4(k)(iii) only, Total Debt Service shall be calculated so that "Net Total Interest" includes (A) the projected amount of interest payable on the proposed high yield notes for the twelve month period commencing after the issue date and (B) the transaction costs incurred by the Group in connection with the issue of such high yield notes; or

                (iv) a redemption of the portion of CDC DDBs issued by the Parent for the purposes of financing or re-financing China Project Newco's investment in the China Project (but not, for the avoidance of doubt, any CDC DDBs which have been issued due to the occurrence of a Drawdown Event) in accordance with the terms of the CDC DDBs Documents (as in force on the Effective Date) provided that such redemption may be funded only from the proceeds of a disposal made by the Parent of its shares in China Project Newco which is permitted under Clause 16.3(b) (Disposals) and that the total commitments of the subscribers under the CDC DDBs Subscription Agreement are increased immediately upon such redemption occurring by an amount equal to the amount subscribed and/or advanced in cash by the relevant CDC DDBs Subscribers on the issue date of the CDC DDBs which have been redeemed, such increase in commitments to be made in accordance with the terms of the CDC DDBs Subscription Agreement (as in force on the Effective
                        Date).

        (l) CHINA PROJECT NEWCO: Notwithstanding any other provision of the Finance Documents, China Project Newco:-

                (i) shall carry on business solely as a holding company of the China Project and shall not carry on any other business other than the holding of shares in the China Project, the entry into and performance of transactions in relation to the China Project contemplated by this Agreement and the making and receiving of loans and receipt of associated interest to the extent permitted by Clause 16.3(k)(iii) (Joint Ventures);

                (ii) shall not own any assets other than (A) shares in the China Project and rights deriving therefrom and (B) loans made to the China Project in accordance with Clause


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

                        16.3(k)(iii) and monies received by it thereunder which are permitted to be received by it under this Agreement and the Intercreditor Agreement; and

                (iii) shall not incur or agree to incur or permit to subsist any Financial Indebtedness or grant or permit to subsist any guarantee or Security Interest other than as permitted by this Agreement.

16.5 ENVIRONMENTAL UNDERTAKINGS: No Obligor will, and each Obligor will procure that each of its Subsidiaries will:-

        (a) comply with the terms and conditions of all Environmental Consents and all Environmental Laws applicable to it where failure so to do would have or be reasonably likely to have a Material Adverse Effect;

        (b) promptly upon receipt of the same notify the Facility Agent of any claim, notice or other material communication served on it by any regulatory authority in respect of or if it becomes aware of:-

                (i) any suspension, revocation or material variation of any Environmental Consent applicable to it which has or is reasonably likely to have a Material Adverse Effect; or

                (ii) any breach of any Environmental Laws or any change in Environmental Laws which has or is reasonably likely to have a Material Adverse Effect; or

                (iii) any material investment by any member of the Group required to maintain, acquire or renew any Environmental Consent required in connection with the Business; or

                (iv) the issue of any enforcement or prohibition or similar notice by a regulatory authority or receipt by any member of the Group of any complaint, demand, civil claim or enforcement proceeding which has or is reasonably likely to have a Material Adverse Effect;

        (c) use all reasonable endeavours (by employing the best available techniques not involving excessive cost) to prevent any circumstances occurring which could result in any person taking any action or making any claim against any member of the Group under any Environmental Laws where such action or claim would have or be reasonably likely to have a Material Adverse Effect.

16.6    INFORMATION AND ACCOUNTING UNDERTAKINGS:

        (a) EVENTS OF DEFAULT: Each Obligor will, and will procure that each of its Subsidiaries will, promptly notify the Facility Agent of the occurrence of any Event of Default or Potential Event of Default and will from time to time on request deliver to the Facility Agent a certificate from one of its directors confirming that no Event of Default or Potential Event of Default has occurred and is continuing or setting out details of any Event of Default or Potential Event of Default and the action taken or proposed to be taken to remedy it.

        (b) BOOKS OF ACCOUNT: Each Obligor will keep, and each Obligor will procure that each of its Subsidiaries will keep, proper books of account relating to its business and will permit the Facility Agent or any authorised representative of the Facility Agent upon reasonable notice and at reasonable times to visit it and each of its Subsidiaries and inspect the same at the place where they are maintained.

        (c) APPOINTMENT OF AUDITORS: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, appoint any auditors in respect of any consolidated accounts of the Group other than PriceWaterhouseCoopers, Ernst & Young, KPMG, Arthur Andersen or Deloitte & Touche or any amalgamation of the same or their successors.


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

        (d) FINANCIAL STATEMENTS: The Parent will deliver to the Facility Agent for distribution to the Banks sufficient copies for each of the Banks of the following:-

                (i) as soon as available and in any event within 120 days after the end of each of its Financial Years, the audited consolidated financial statements of the Group for that Financial Year;

                (ii) as soon as available and in any event within 45 days of the end of each Accounting Quarter the quarterly consolidated management accounts as at the end of and for that Accounting Quarter;

                (iii) as soon as available and in any event within 30 days of the end of each month comprised in an Accounting Quarter the monthly consolidated management accounts of the Group as at the end of and for that month;

                (iv) before the beginning of each of its Financial Years the operating budget for such Financial Year; and

                (v) as soon as available and in any event within 60 days of the end of each Accounting Quarter ending in June in each year, an update of the projections contained in the most recent operating budget;

                such accounts, operating budget and update to the operating budget:-

                (vi) in the case of audited annual financial statements, to include a profit and loss account, balance sheet, cashflow statement and directors and auditors report thereon;

                (vii) in the case of monthly and quarterly management accounts, to include a profit and loss account, balance sheet, cashflow statement and management commentary for the Group, and (in the case of quarterly management accounts) segmental reporting for the upstream business and the downstream business of the Group, and to be in such form as the Facility Agent (acting on the instructions of the Majority Banks) may reasonably require;

                (viii) in the case of the Operating Budget and updates to the Operating Budget to be in a format and with a level of information reasonably satisfactory to the Facility Agent (acting on the instructions of the Majority Banks) and in any event to include a projected balance sheet, projected cashflow statement, projected profit and loss account and details of projected capital expenditure, and, in each case, (other than in the case of the monthly management accounts) to have been approved by the finance director of the Parent or such other director of the Parent acceptable to the Facility Agent.

        (e)     COMPLIANCE CERTIFICATES:

                (i) Each of the annual financial statements and each of the quarterly financial statements delivered under Clause 16.6(d) (Financial Statements) must be accompanied by a certificate signed by the finance director of the Parent (or other officer acceptable to the Facility Agent) and another director of the Parent certifying whether or not as at the date of the relevant accounts the Parent was in compliance with the financial covenants contained in Clause 16.7 (Financial Covenants) (such certificate to contain reasonably detailed calculations acceptable to the Facility Agent demonstrating such compliance), confirming that as at that date no Event of Default or Potential Event of Default had occurred or giving details of any Event of Default or Potential Event of Default which has occurred and the action taken or proposed to be taken to remedy it and, in respect of the certificate delivered with the annual financial statements,


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                        confirming the amount of Excess Cash Flow (together with
                        a calculation of how that amount has been determined) for the purpose of Clause 8.4 (Excess Cash Flow).

                (ii) Each of the annual audited financial statements delivered under Clause 16.6(d)(i) (Financial Statements) must be accompanied by a confirmation from the Auditors (in such form and with such content as the Facility Agent may reasonably require) confirming that in the opinion of the Auditors the numbers on which the calculations of the Financial Covenants contained in Clause 16.7 (Financial Covenants) and the amount of Excess Cash Flow have been based have been properly extracted from such annual audited financial statements and that such Financial Covenants and the amount of Excess Cash Flow have been calculated correctly.

        (f) ACCOUNTING REFERENCE DATE: No alteration may be made to the Financial Year end of the Parent without the prior written consent of the Facility Agent acting on the instructions of the Majority Banks (in which event the Facility Agent may require such changes to the financial covenants and shall permit such changes to limits which are expressed to refer to a Financial Year contained in this Agreement as will, in each case, fairly reflect such change) and the Parent shall procure that the Financial Year end of each of its Subsidiaries shall be the same as its own.

        (g) INVESTIGATIONS: If an Event of Default shall have occurred and be continuing or if the Majority Banks believe in good faith and on reasonable grounds that any financial statements or calculations provided by the Parent are inaccurate or incomplete in any material respect the Facility Agent (acting on the instructions of the Majority Banks) may (following consultation with the Parent as to the scope of the investigation and its cost):-

                (i) instruct (or require the Parent to instruct) the Auditors or other firm of accountants selected by the Facility Agent to carry out an investigation into the affairs of the Group and/or the financial performance of the Group and/or the accounting and other reporting procedures and standards of the Group; or

                (ii) instigate such other investigations and commission such other reports (including, without limitation, legal and valuation reports) as the Facility Agent (acting on the instructions of the Majority Banks) shall reasonably require into the affairs of the Group, in each case, to the extent that the Facility Agent (acting reasonably) considers them to be relevant to that Event of Default or the circumstances giving rise to that Event of Default or establishing the accuracy of such financial statements. The expense of any such investigations or reports shall be borne by the Obligors.

        (h) OTHER INFORMATION: Each Obligor will, and will procure that each of its Subsidiaries will, promptly deliver to the Facility Agent for distribution to the Banks:-

                (i) details of any litigation, arbitration, administrative or regulatory proceedings which, if resolved against it or its Subsidiaries, would result or be reasonably likely to (whether individually or together with any such claims) result in the Group suffering an aggregate loss in excess of Pound Sterling500,000 or which would have or be reasonably likely to have a Material Adverse Effect;

                (ii) details of any labour dispute affecting it or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect;

                (iii) at the same time as sent to the Parent's shareholders or to such Obligor's creditors (as the case may be), any other document or information sent to the Parent's shareholders or to an Obligor's creditors as a class;

                (iv) such other information relating to its financial condition or operation, or those of its Subsidiaries, as the Facility Agent (or any other Bank through the Facility Agent) may from time to time reasonably request;

                (v) details of any breach of the terms of the Acquisition Documents or any claim made by or against it under the terms of the Acquisition Documents;

                (vi) details of any breach of the Investor Documents and/or the CDC DDBs Documents and/or the Senior Subordinated Finance Documents by any party thereto of which it is aware;

                (vii) details of any member of the Group which becomes a Material Group Company after the date of this Agreement;

                (viii) details of any change in the structure of the Group from that set out in the Structure Document; and

                (ix) copies of any environmental reports received by the Parent or any member of the Group which identify significant environmental issues relating to the Group.

        (i) COMPLETION ACCOUNTING PRINCIPLES: All financial statements of the Parent or any other member of the Group delivered or to be delivered to the Facility Agent under this Agreement shall be prepared in accordance with Completion Accounting Principles unless as a result of a change in accounting principles, such financial statements are required to be prepared on a different basis in which case:-

                (i)     the Parent shall promptly so advise the Facility Agent;

                (ii) on request of the Facility Agent, the Parent and the Facility Agent (on behalf of the Banks) shall negotiate in good faith with a view to agreeing such amendments to Clause 16.7 (Financial Covenants) and Clause 16.3(i) (Leasing Arrangements) and/or the definitions of any or all of the terms used therein as are necessary to give the Banks comparable protection to that contemplated at the date of this Agreement;

                (iii) if amendments satisfactory to the Majority Banks are agreed by the Parent and the Facility Agent in writing within 30 days of such notification to the Facility Agent, those amendments shall take effect in accordance with the terms of that agreement; and

                (iv) if such amendments are not so agreed within 30 days, within 15 days after the end of that 30 day period, the Parent shall either:-

                        (1) deliver to the Facility Agent, in reasonable detail and in a form satisfactory to the Facility Agent, details of all such adjustments as need to be made to the relevant financial statements in order to bring them into line with Completion Accounting Principles; or

                        (2) ensure that the relevant financial statements are prepared in accordance with Completion Accounting Principles.

        (j)     ERISA REPORTING REQUIREMENTS: Each Obligor will:-

                (i) ERISA EVENTS AND ERISA REPORTS: (A) promptly and in any event within 20 Business Days after any Obligor or any ERISA Affiliate knows or has reason to know that any ERISA Event that could reasonably be expected to result in a material liability of any Obligor or any ERISA Affiliate has occurred, deliver to the Facility Agent a statement of the finance director of the Parent describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

        (ii) PLAN TERMINATIONS: promptly and in any event within 3 Business Days after receipt thereof by any Obligor or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

        (iii) PLAN ANNUAL REPORTS: promptly upon request of the Facility Agent, copies of the most recent Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

        (iv) MULTIEMPLOYER PLAN NOTICES: promptly and in any event within 20 Business Days after receipt thereof by any Obligor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning:-

                        (A) the imposition of Withdrawal Liability by any such Multiemployer Plan;

                        (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan; or

                        (C) the amount of liability incurred, or that may be incurred, by such Obligor or any ERISA Affiliate in connection with any event described in Clauses 16.6(j)(iv)(A) or (B) above.

16.7    FINANCIAL COVENANTS: The Parent undertakes that it will procure that:-

        (a) INTEREST COVER: The ratio of EBITDA to Net Total Interest shall not, in respect of the relevant testing period specified in Clause 16.8(a) (Calculation) ending on each of the dates specified in Column A below, be less than the ratio specified opposite that date in Column B below:-



                 COLUMN A                                       COLUMN B

             31 December 2002                                    2.75:1
              31 March 2003                                      2.75:1
               30 June 2003                                      3.00:1
            30 September 2003                                    3.40:1
             31 December 2003                                    3.50:1
              31 March 2004                                      3.50:1
               30 June 2004                                      3.50:1
            30 September 2004                                    3.50:1
             31 December 2004                                    3.50:1
    and on each 31 March, 30 June, 30
   September and 31 December thereafter                          3.50:1



        (b) CASHFLOW/TOTAL DEBT SERVICE: The ratio of Cashflow to Total Debt Service shall not, in respect of the relevant testing period specified in Clause 16.8(a) (Calculation) ending on each of the dates specified in Column A below, be less than the ratio specified opposite that date in Column B below:

                    COLUMN A                                       COLUMN B

                31 December 2000                                    1.00:1
                 31 March 2001                                      1.00:1
                  30 June 2001                                      1.00:1
               30 September 2001                                    1.00:1
                31 December 2001                                    1.00:1
                 31 March 2002                                      1.00:1
                  30 June 2002                                      1.00:1
               30 September 2002                                    1.00:1
                31 December 2002                                    1.00:1
                 31 March 2003                                      1.00:1
                  30 June 2003                                      1.00:1
               30 September 2003                                    1.00:1
                31 December 2003                                    1.00:1
       and on each 31 March, 30 June, 30
      September and 31 December thereafter


        (c) LEVERAGE: The ratio of Total Debt on each date specified in Column A below to EBITDA for the testing period specified in Clause 16.8(a) (Calculations) ending on such date shall not be greater than the ratio specified opposite that date in Column B below:-

                   COLUMN A                                       COLUMN B

               31 December 2002                                    5.00:1
                31 March 2003                                      4.75:1
                 30 June 2003                                      4.25:1
              30 September 2003                                    3.75:1
               31 December 2003                                    3.25:1
                31 March 2004                                      2.75:1
                 30 June 2004                                      2.50:1
              30 September 2004                                    2.50:1
               31 December 2004                                    2.50:1
      and on each 31 March, 30 June, 30
     September and 31 December thereafter                          2.50:1

        (d) CASHFLOW: Cashflow shall not, in respect of the relevant testing period specified in Clause 16.8(a) (Calculation) ending on each of the dates specified in Column A below, be less than the amount specified in Column B below (or its equivalent in other currencies):

                COLUMN A                                        COLUMN B

                                                            (POUND STERLING)

             31 December 2002                                  20,000,000
              31 March 2003                                    20,000,000
               30 June 2003                                    35,000,000
            30 September 2003                                  45,000,000



        (e) CAPITAL EXPENDITURE: Adjusted Capital Expenditure for the Group in each of its Financial Years or period specified in Column A below will not exceed the amount specified opposite that Financial Year or period (as the case may be) in Column B below (or its equivalent in other currencies):

                       COLUMN A                                 COLUMN B

                                                            (POUND STERLING)
          Completion Date - 31 December 1999                    6,600,000
             Year ended 31 December 2000                       31,000,000
             Year ended 31 December 2001                       27,600,000
             Year ended 31 December 2002                       30,000,000
             Year ended 31 December 2003                       31,500,000
             Year ended 31 December 2004                       31,500,000
             Year ended 31 December 2005                       31,500,000
             Year ended 31 December 2006                       31,500,000
             Year ended 31 December 2007                       31,500,000
          1 January 2008 - 30 September 2008                   23,600,000



                provided that in the event that not all Adjusted Capital Expenditure specified in Column B above for a Financial Year of the Group shall be made, (i) an amount equal to 75% of the amount of Adjusted Capital Expenditure which has not been made in that Financial Year or, if less, an amount equal to Pound Sterling10,000,000 may be made in the immediately following Financial Year of the Group (but not any subsequent Financial
                Year) in addition to the Adjusted Capital Expenditure which would otherwise be permitted for that Financial Year as specified in Column B above for that Financial Year (and for this purpose any Adjusted Capital Expenditure carried forward to the following Financial Year shall be deemed to be used after the permitted Adjusted Capital Expenditure for that Financial
                Year) and (ii) an amount up to Pound Sterling12,000,000 of the Adjusted Capital Expenditure which has not been made in the Financial Year ended 31 December 2000 may be made in any of the Financial Years ended 31 December 2001, 31 December 2002 and 31 December 2003 in addition to the Adjusted Capital Expenditure which would otherwise be permitted for that Financial Year as specified in Column B above for that Financial Year, for the purpose of financing a HCN facility, for the Group's European operations, at Seal Sands or a comparable site with a similar costing structure.

16.8    CALCULATION:

        (a) The covenants contained in Clauses 16.7(a) (Interest Cover), 16.7(b) (Cashflow/Total Debt Service), 16.7(c) (Leverage) and 16.7(d) (Minimum Cashflow) will be tested on a rolling aggregate basis for the immediately preceding twelve months ending on each of the dates specified in the relevant Column A, provided that in respect of any covenant testing date falling less than 12 months after the Completion Date Net Total Interest shall be calculated by multiplying Net Total Interest for the period from the Completion Date up to and including the relevant covenant testing date (the "Calculation Period") by A/B, where A = 12 and B = the number of months in the relevant Calculation Period.

        (b) The covenants contained in Clause 16.7 (Financial Covenants) will be tested by reference to the accounts delivered to the Facility Agent under Clause 16.6(d)(ii) (Financial Statements) for the relevant Accounting Quarter unless in any such case the audited accounts required to be delivered to the Facility Agent pursuant to Clause 16.6(d)(i) (Financial Statements) for the relevant period or any part thereof are available on the relevant date on which any such covenant is tested, in which case such audited accounts shall be used instead.

        (c) If the audited accounts are not available when the covenant is tested but when such audited accounts become available the audited accounts demonstrate that the figures in any relevant quarterly accounts utilised for any such calculation cannot have been substantially accurate then the Facility Agent shall require such adjustment to the calculations to be made as it, in good faith, considers appropriate to rectify such inaccuracy and compliance with the covenants in Clause 16.7 (Financial Covenants) will be determined by reference to such adjusted figures.

        (d) For the purposes of calculating compliance with the covenants in Clause 16.7 (Covenants):

                (i) all Financial Indebtedness incurred by any member of the Group in connection with China Project Newco and the China Project (including Financial Indebtedness incurred by the Parent under the CDC DDBs Documents) and all interest, costs and expenses associated therewith shall not be included; and

                (ii) China Project Newco and the China Project shall not be included as members of the Group,

                and the relevant definitions in Clause 16.9 (Financial Definitions) shall be construed accordingly.

        (e) The components of each definition used in Clause 16.7 will be calculated in accordance with Completion Accounting Principles.

16.9 FINANCIAL DEFINITIONS: In this Agreement, unless the context requires otherwise, the following expressions shall have the following meanings, and each of the expressions shall refer to the position of the Group on a consolidated basis, unless the context otherwise requires:-

        "ACQUISITION GOODWILL" means goodwill arising on consolidation as a result of the Acquisition;

        "ADJUSTED CAPITAL EXPENDITURE" means, in respect of any Capex Period, the aggregate (without double-counting) of:

        (a)     Capital Expenditure of the Group;

        (b) the total cost of any Permitted Joint Venture (which, for this purpose, shall be the aggregate of the amounts specified in paragraph (b) of the definition of Permitted Joint Venture in Clause 1.1 (Definitions)); and

        (c) the total cost of any acquisition made in accordance with Clauses 16.3(l)(8) and 16.3(l)(5) (Acquisitions and Investments) (which, for this purpose, shall be the aggregate of the amounts specified in sub-paragraphs (A) and (B) thereof in respect of the relevant acquisition)

         provided that

        (i) costs and expenditure incurred by a member of the Group in connection with the China Project (including, without limitation, the cost of acquiring any ownership interest in the China Project); and

        (ii) from and including the Accounting Quarter ending 31 March 2004, costs and expenditure incurred by members of the Group in respect of its monomer production facilities (as described and forecast in the Group's business plan dated 8 November 2002 and being costs and expenditure previously charged to revenue in the Group's consolidated profit and loss account) which are required to be capitalised in accordance with FRS 12, shall not be included when calculating "Adjusted Capital Expenditure" for the relevant Capex Periods;

        "CAPITAL EXPENDITURE" means expenditure of the Group which should be treated as capital expenditure in accordance with Completion Accounting Principles;

        "CASHFLOW" means, in respect of the relevant testing period, EBITDA for that period:-

        (a) minus any tax paid in cash during that period and net of any tax rebate actually received;

        (b) minus all Adjusted Capital Expenditure paid by members of the Group during that period and for this purpose to the extent that any Adjusted Capital Expenditure is financed by finance lease, hire purchase or similar arrangement the amount included in Adjusted Capital Expenditure shall be the amount which would have been included had such Adjusted Capital Expenditure not been so financed but after including the principal amount financed under such financing arrangement as a cash inflow;

        (c) plus any extraordinary or exceptional items received in cash during that period;

        (d) minus any extraordinary or exceptional items paid in cash during that period;

        (e) minus the amount of the increase or plus the amount of the decrease (as the case may be) in Working Capital during that period;

        (f) plus the amount of any dividends or other profit distributions (net of tax) received in cash by any member of the Group during that period from companies which are not members of the Group;

        (g) plus, to the extent not already included in EBITDA or as an exceptional item (i) any Net Proceeds arising on the disposal of any asset (not being disposals in the ordinary course of trading) and (ii) any amounts applied in prepayment of Advances or provision of cash cover in accordance with Clauses 8.3(b) or 8.3(c);

        (h) less (to the extent already included) (i) the amount of any Net Proceeds arising on the disposal of any asset (not being disposals in the ordinary course of trading) which are applied in prepayment of the Advances or provision of cash cover in accordance with Clause 8.3 (Mandatory Prepayments from Receipts) and (ii) any amounts applied in prepayment of Advances or provision of cash cover in accordance with Clauses 8.3(b) or 8.3(c);

        (i) plus (to the extent not already included) any amount of additional available cash resulting from the release of pension surpluses;

        provided that for the purposes of the definition of Excess Cash Flow there shall be excluded from Cashflow any portion of the Net Proceeds of the disposal of any asset not required to be applied in prepayment in accordance with Clause 8.3(a) (Mandatory Prepayments from Receipts) and provided that, for the purposes of Clause 16.7(b), in respect of the covenant testing dates falling on 31 December 2000, 31 March 2001, 30 June 2001 and 30 September 2001 the definition of Cashflow shall be amended by replacing paragraph (c) with the following paragraph:-

        "(c) minus the amount of Maintenance Capital Expenditure paid by members of the Group during that period"

        and provided further that for the purposes of calculating the financial covenant ratios in Clause 16.7(b) (Cashflow/Total Debt Service) for the testing periods up to and including 31 December 2003, an amount (the "CDC DDBS AVAILABLE AMOUNT") equal to the total amount then available for subscription of CDC DDBs under the CDC DDBs Documents (less Pound Sterling12,000,000) shall be added to EBITDA (to the extent not already included) for the relevant testing period provided that, prior to a disposal in accordance with Clause 16.3(b)(xiii) (Disposals) and a consequent increase in the commitments of the CDC DDBs Subscribers to subscribe for CDC DDBs in accordance with Clause 16.4(k)(iv) (CDC DDBs), the CDC DDBs Available Amount shall not exceed Pound Sterling28,000,000 at any time;

        "EBITDA" means, in respect of the relevant testing period, the consolidated profit on ordinary activities of the Group for such period:-

        (a) before any deduction of corporation tax or other taxes on income or gains;

        (b)     before any deduction for Interest Payable;

        (c)     after deducting (to the extent included) Interest Receivable;

        (d) excluding extraordinary or exceptional items and redundancy costs;

        (e) after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period;

        (f) after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any loss arising on any revaluation of any asset during such period;

        (g)     adding back Transaction Costs to the extent charged;

        (h) excluding any currency gain or loss added or charged to operating expenses resulting from the retranslation of the amount of the Facilities and set out in the relevant financial statements;

        (i) after adding back depreciation and amortisation of goodwill (including Acquisition Goodwill) or intangible assets (including intellectual property and non-compete covenants) during that period, to the extent deducted; and

        (j) up to and including the Accounting Quarter ending 31 December 2003 only, adding back (to the extent otherwise deducted) an amount equal to the aggregate amount subscribed and/or advanced in cash by CDC DDBs Subscribers by way of subscription for CDC DDBs

                (excluding any amounts subscribed and/or advanced in cash by CDC DDBs Subscribers by way of subscription for CDC DDBs issued for the purposes of financing or refinancing the investment of members of the Group in the China Project);

        "INTEREST" means interest and amounts in the nature of interest paid or payable in respect of any Financial Indebtedness of any member of the Group excluding any interest paid or payable on Financial Indebtedness between any member of the Group and any other member of the Group but including, without limitation:-

        (a)     the interest element of finance leases;

        (b) discount and acceptance fees payable (or deducted) in respect of any Financial Indebtedness;

        (c) fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness and is issued by a third party on behalf of a member of the Group;

        (d) repayment and prepayment premiums payable or incurred in repaying or prepaying any Financial Indebtedness; and

        (e) periodic commitment, utilisation and non-utilisation fees payable or incurred in respect of Financial Indebtedness;

        "INTEREST PAYABLE" means, in respect of the relevant testing period, the aggregate of:

        (a) Interest accrued (whether or not paid or capitalised but excluding interest which is capitalised on the Bridge Facilities) during that testing period;

        (b) the amount of the discount element of any Financial Indebtedness amortised during such period (excluding, for the avoidance of doubt, the upfront fees payable in connection with the High Yield Notes or the Bridge Facilities);

        (c) in each case, as an obligation of any member of the Group during that period and calculated on the basis that:-

                (i) the amount of Interest accrued will be increased by an amount equal to any amount payable by members of the Group under hedging agreements (entered into for interest rate protection) in relation to that testing period;

                (ii) the amount of Interest accrued will be reduced by an amount equal to any amount payable to members of the Group under hedging agreements (entered into for interest rate protection) in relation to that testing period;

                (iii) amortisation of Transaction Costs, to the extent amortised or written off, will be excluded;

                (iv)    the discounted element of the CDC DDBs will be excluded;
                        and

                (v) any currency gain or loss added or charged to Interest Payable resulting from the retranslation of the amount of the Facilities and set out in the relevant financial statements shall be excluded;

        "INTEREST RECEIVABLE" means, in respect of the relevant testing period, the amount of interest (which for this purpose shall include all payments of the type described in the definition of Interest above) accrued due to members of the Group (other than by other members of the Group) during such period whether or not paid excluding any currency gain or loss added or charged to Interest Receivable resulting from the retranslation of the amount of the Facilities and set out in the relevant financial statements;

        "MAINTENANCE CAPITAL EXPENDITURE" means, in respect of the relevant testing period, the amount of Capital Expenditure incurred in respect of maintenance which, for the purposes of the definition of Cashflow, shall be deemed to be Pound Sterling12,500,000 in respect of the covenant testing date falling on 31 December 2000, Pound Sterling15,000,000 in respect of the covenant testing date following on 31 March 2001, Pound Sterling15,000,000 in respect of the covenant testing date falling on 30 June 2001 and Pound Sterling20,000,000 in respect of the covenant testing date falling on 30 September 2001;

        "NET TOTAL INTEREST" means, in respect of the relevant testing period, the amount of Interest Payable during that period less Interest Receivable during that period;

        "TOTAL DEBT" means, at any time, the aggregate outstanding principal or capital amount of all Financial Indebtedness of the Group calculated on a consolidated basis excluding any Financial Indebtedness between any member of the Group and any other member of the Group and the CDC DDBs less:

                (i)     cash at hand and cash deposited with any Bank; and

                (ii)    Cash Equivalents,

         provided that:

        (a) in the case of finance leases referred to in the definition of Financial Indebtedness, only the capitalised value of any items falling thereunder as determined in accordance with Completion Accounting Principles shall be included;

        (b) in the case of guarantees referred to in the definition of Financial Indebtedness, any items falling thereunder shall not be included to the extent relating to indebtedness of another member of the Group already included in this calculation;

        "TOTAL DEBT SERVICE" means, in respect of the relevant testing period, the aggregate of:-

        (a)     Net Total Interest for that period;

        (b) all scheduled repayments of the Facilities falling due during that period (excluding any voluntary or mandatory prepayments);

        (c) all scheduled repayments and prepayments (whether voluntary or mandatory) of principal under the terms of any other Financial Indebtedness of any member of the Group (excluding any Financial Indebtedness between any member of the Group and any other member of the Group and the CDC DDBs) falling due during that period:-

                (i) including, without limitation, all capital payments falling due in respect of any Financial Indebtedness falling within paragraph (g) (Finance Leases) of the definition of that term; and

                (ii) excluding any repayment or prepayment of any overdraft or revolving credit facility (including, without limitation, the Revolving Advances) falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility; and

                (iii) excluding any repayment or prepayment of the Bridge Facilities in accordance with the Intercreditor Agreement.

        "WORKING CAPITAL" means trade and other debtors in respect of operating items plus prepayments and stock less trade and other creditors in respect of operating items and less accrued expenses and accrued costs (excluding liabilities for taxes on profits or gains or deferred taxation.)

17      EVENTS OF DEFAULT

17.1 EVENTS OF DEFAULT: Save as provided in Clause 17.5, each of the events set out in this Clause 17.1 (Events of Default) constitutes an Event of Default whether or not the occurrence of the event concerned is outside the control of the Parent or any other member of the Group.

        (a) PAYMENT DEFAULT: Any Obligor fails to pay on the due date any amount payable by it under any of the Senior Finance Documents at the place and in the currency at or in which it is expressed to be payable unless the Facility Agent is satisfied that such non-payment is due solely to administrative or technical delays in the transmission of funds and payment is made within three Business Days of its due date.

        (b)     BREACH OF OTHER OBLIGATIONS:

                (i) Any Obligor fails to comply with any of its obligations in Clause 16.3(d) (Negative Pledge), Clause 16.4(f) (Structural Subordination), Clause 16.4(g)(UK BondCo), Clause 16.4(j) (Redemption or Purchase of High Yield Notes/Bridge Facilities) and Clause 16.4(k) (CDC DDBs).

                (ii) The Parent fails to comply with its obligations under Clauses 16.7(a), (b), (c), (d) or (e) (Financial Covenants).

                (iii) Any Obligor fails to observe or perform any of its obligations or undertakings under any of the Senior Finance Documents (other than those specified in Clause 17.1(a) (Payment Default) or Clause 17.1(b)(i) or (ii) (Breach of other Obligations)) and, if such failure is capable of remedy, it is not remedied within 20 Business Days of such Obligor becoming aware of the relevant matter and that it constitutes a default.

        (c) MISREPRESENTATION: Any representation, warranty or written statement which is made by any Obligor in any of the Senior Finance Documents or is contained in any certificate, statement or notice provided under or pursuant to any of the Senior Finance Documents proves to be incorrect in any respect when made (or when repeated or deemed to be repeated) unless the circumstances giving rise to that default are capable of remedy and are remedied within 20 Business Days of such Obligor becoming aware of the relevant matter and that it constitutes a default.

        (d)     INVALIDITY AND UNLAWFULNESS:

                (i) Any provision of any Senior Finance Document is or becomes invalid or (subject to reservations) unenforceable for any reason or shall be repudiated or the validity or enforceability of any provision of any Senior Finance Document shall at any time be contested by any party thereto (other than a Senior Finance Party).

                (ii) At any time it is or becomes unlawful for any Obligor to perform any of its obligations under any of the Senior Finance Documents in circumstances or to an extent which the Majority Banks consider to be materially prejudicial to the interests of any Senior Finance Party under the Senior Finance Documents.

                (iii) At any time any act, condition or thing required to be done, fulfilled or performed in order (A) to enable any Obligor lawfully to enter into, exercise its rights under or perform the obligations expressed to be assumed by it under any of the Senior Finance Documents to which it is party, (B) to ensure that the obligations expressed to be assumed by any Obligor under any Senior Finance Document to which it is



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                        party are legal, valid and binding (C) to make each
                        Senior Finance Document admissible in evidence in the English courts and (D) to create the security constituted by the Security Documents to which any Obligor is party, is not done, fulfilled or performed.

        (e) CROSS DEFAULT: Any Financial Indebtedness of a member or members of the Group (other than the China Project) in excess of Pound Sterling1,500,000 or its equivalent in other currencies in aggregate:-

                (i) is not paid when due or within any applicable grace period in any agreement relating to that Financial Indebtedness; or

                (ii) becomes due and payable (or capable of being declared due and payable) before its normal maturity or is placed upon demand (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default however described.

        (f) INSOLVENCY: Any Material Group Company stops or suspends or threatens or announces an intention to stop or suspend payment of its debts or shall admit its inability to pay its debts as they fall due or shall for the purpose of any applicable law be or be deemed to be unable to pay its debts or shall otherwise be or be deemed to be insolvent or a moratorium is declared in respect of indebtedness of any Material Group Company.

        (g)     RECEIVERSHIP AND ADMINISTRATION:

                (i) Any encumbrancer takes possession of, or a receiver or administrator or similar officer is appointed over or in respect of all or any part of the business or assets of any Material Group Company; or

                (ii) A petition is presented or meeting convened or application made for the purpose of appointing an administrator or receiver or other similar officer of, or for the making of an administration order in respect of, any Material Group Company and:-

                        (1) (other than in the case of a petition to appoint an administrator) such petition or application is not discharged within 14 days; or

                        (2) in the case of a petition to appoint an administrator, the Facility Agent is satisfied that it will be discharged before it is heard.

        (h)     COMPOSITIONS AND ARRANGEMENTS:

                (i) Any Material Group Company convenes a meeting of its creditors generally or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally.

                (ii) Any Material Group Company enters into any negotiations for or in connection with the re-scheduling, restructuring or readjustment of any Financial Indebtedness by reason of, or with a view to avoiding, financial difficulties.

        (i) WINDING-UP: (Other than in connection with a solvent re-organisation the terms of which have been approved in advance by the Majority Banks) any meeting of any Material Group Company is convened for the purpose of considering any resolution for (or to petition for) its winding up or any Material Group Company passes such a resolution or a petition is presented for the winding-up of a Material Group Company (other than a frivolous or vexatious petition discharged within 14 days of being presented or any other petition which is contested on bona fide grounds and discharged prior to it being advertised) or an order is made for the winding-up of any Material Group Company.



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        (j)     SUSPENSION OF PAYMENTS: Any other order is made or resolution passed or other action taken for the suspension of payments, protection from creditors or bankruptcy of a Material Group Company.

        (k) SIMILAR EVENTS ELSEWHERE: There occurs in relation to a Material Group Company or any of its assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which the Facility Agent reasonably consider to correspond in that country or territory with any of those mentioned in Clauses 17.1(f) (Insolvency) to 17.1(j) (Suspension of Payments) (inclusive).

        (l) ATTACHMENT OR PROCESS: A creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against any of the asset, of a Material Group Company and is not discharged within 14 days.

        (m) SECURITY ENFORCEABLE: Any Security Interest granted by any member of the Group (other than the China Project) becomes enforceable and steps are taken to enforce the same which are not withdrawn or stayed within 14 days.

        (n) CESSATION OF BUSINESS: A Material Group Company ceases, or threatens or proposes to cease, to carry on all or a substantial part of its business.

        (o) COMPULSORY ACQUISITION: All or part of the assets of a Material Group Company are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any agency of any state.

        (p) LITIGATION: Any litigation, arbitration, or administrative or regulatory proceeding is commenced by or against a member of the Group which could reasonably be expected to be adversely determined against the relevant member of the Group and, if so determined, (whether by itself or together with any related claims) could reasonably be expected to have a Material Adverse Effect.

        (q) AUDITOR'S QUALIFICATION: The Auditors qualify their report on the audited consolidated financial statements of the Parent in any manner which is, in the reasonable opinion of the Majority Banks, materially adverse in the context of the Finance Documents.

        (r)     INTERCREDITOR/CONSTITUTIONAL DOCUMENTS:

                (i) Any party to the Intercreditor Agreement (other than the Senior Finance Parties) fails to comply with its obligations thereunder or the Intercreditor Agreement ceases to be binding upon any such party for whatever reason and, as a result, the position of the Senior Finance Parties under the Senior Finance Documents is materially prejudiced; or

                (ii) the Constitutional Documents are amended or varied in a manner which is not permitted under Clause 16.4(b) (Investor Documents) (regardless for these purposes of whether or not the undertaking contained in that Clause in relation to the Constitutional Documents is legally enforceable).

        (s) CHANGE OF CONTROL: Any Obligor (other than the Parent) ceases to be a wholly-owned subsidiary of the Parent.

        (t) MATERIAL ADVERSE CHANGE: At any time there occurs an event which has or is reasonably likely to have a Material Adverse Effect.

        (u)     ERISA EVENTS OF DEFAULT:

                (i) Any ERISA Event shall have occurred with respect to a Plan, the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and


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                        the Insufficiency of any and all other Plans with
                        respect to which an ERISA Event shall have occurred and then exist (or the liability of the Obligors and the ERISA Affiliates related to such ERISA Event) exceeds Pound Sterling1,500,000, and it is reasonably likely that any Obligor or ERISA Affiliate will incur such liability, taking into account for purposes of determining such likelihood the probability that such liability would be avoided through reduction or elimination of the Insufficiency by, for example and without limitation, an equity injection or the use of uncommitted cashflow.

                (ii) Any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds Pound Sterling1,500,000 or requires payments exceeding Pound Sterling375,000 per annum.

                (iii) Any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Obligors and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding Pound Sterling375,000;

        (v) SENIOR SUBORDINATED DEBT: By 31 October 1999, the Bridge Finance Parties have not loaned in full in cash an amount of not less than the US Dollar Equivalent of Pound Sterling116,400,000 pursuant to the terms of the Bridge Finance Documents, and UK BondCo has not lent an amount of not less than the US Dollar Equivalent of Pound Sterling116,400,000 to UK Finco pursuant to the Finco/Bondco Loan Agreement and UK Finco has not lent an amount of not less than the US Dollar Equivalent of Pound Sterling116,400,000 pursuant to the Inter-Company Loan Agreements and the proceeds of such loans have not been applied immediately in payment of part of the consideration to the Vendor pursuant to the terms of the Acquisition Agreement.

        (w)     CDC DDBS DOCUMENTS:

                (i) any of the parties to the CDC DDBs Documents (other than the Senior Finance Parties) fails to perform or comply with any of its obligations thereunder or cancels its commitments thereunder; or

                (ii) any CDC DDBs Document ceases to be binding upon any party to the CDC DDBs Documents (other than the Senior Finance Parties) for any reason or at any time it is or becomes unlawful for any such party to perform any of its obligations or maintain or increase its commitments or participations under any CDC DDBs Document, in each case in circumstances or to an extent which the Majority Banks consider to be materially prejudicial to the interests of the Senior Finance Parties under the Senior Finance Documents.

17.2 CANCELLATION AND REPAYMENT: At any time after the occurrence of an Event of Default (and whilst the same is continuing) the Facility Agent may, and will if so directed by the Majority Banks, by written notice to the Parent do all or any of the following in addition and without prejudice to any other rights or remedies which it or any other Senior Finance Party may have under this Agreement or any of the other Senior Finance Documents:-

        (a) terminate the availability of the Facilities whereupon the Facilities shall cease to be available for drawing, the undrawn portion of the Commitments of each of the Banks shall be cancelled and no Bank shall be under any further obligation to make Advances under this Agreement


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

                and no further Letters of Credit or Bank Guarantees may be requested under this Agreement; and/or

        (b) declare all or any of the Advances, accrued interest thereon and any other sum then payable under this Agreement and any of the other Senior Finance Documents to be immediately due and payable, whereupon such amounts shall become so due and payable; and/or

        (c) declare all or any of the Advances to be payable on demand whereupon the same shall become payable on demand; and/or

        (d) require the provision of cash cover whereupon each Borrower shall immediately provide cash cover in an amount equal to the total Contingent Liability of the Banks under all Letters of Credit and Bank Guarantees issued under this Agreement for its account.

17.3 ANCILLARY FACILITIES: On the occurrence of an Event of Default and whilst the same is continuing, an Ancillary Bank may (but prior to notice being served under Clause 17.2 (Cancellation and Repayment) only if so instructed by the Facility Agent on the instructions of the Majority Banks) and shall if so instructed by the Majority Banks:

        (a) terminate the availability of the Ancillary Facilities, whereupon the Ancillary Facilities shall cease to be available and the relevant Ancillary Bank shall no longer be under any obligation to provide any credit provided for thereunder; and/or

        (b) declare all amounts outstanding under the Ancillary Facilities due and payable whereupon such amounts shall become due and payable together with accrued interest thereon and any other sum then payable under the relevant Ancillary Documents; and/or

        (c) require the provision of cash cover whereupon the relevant Borrowers shall immediately provide cash cover in an amount equal to the contingent liability of the Ancillary Bank under all instruments issued under the terms thereof which give rise to a contingent liability on the part of the Ancillary Bank; and/or

        (d) terminate any foreign exchange or hedging agreement entered into by the Ancillary Bank under the terms of the Ancillary Facilities.

17.4 US OBLIGORS: Notwithstanding Clause 17.2 (Cancellation and Repayment), upon the actual or deemed entry of an order for relief under the US Bankruptcy Code with respect to any US Obligor, the Facilities shall cease to be available to such US Obligor, all Advances outstanding to such US Obligor shall become immediately due and payable and such US Obligor shall be required to provide cash cover in respect of all Letters of Credit and Bank Guarantees issued for its account in each case automatically and without any further action by any party hereto.

17.5 EXCLUDED EVENTS: None of the events specified in Clauses 17.1(g), (k) (to the extent to which it relates to Clause 17.1(g)), (l), (m) or (o) shall constitute an Event of Default unless the aggregate of the value of all the business, assets, undertakings, rights, revenues and properties in respect of which any of those events is from time to time outstanding exceeds Pound Sterling1,500,000 or its equivalent in other currencies.

18      GUARANTEES

18.1 GUARANTEE: In consideration of the Senior Finance Parties entering into the Senior Finance Documents each Guarantor (jointly and severally with the other Guarantors) irrevocably and unconditionally;

        (a) guarantees to each Senior Finance Party as principal obligor the performance by each other Obligor of all its obligations under the Senior Finance Documents and the payment when due by each other Obligor of all sums payable under the Senior Finance Documents;



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        (b)     undertakes with each Senior Finance Party that if any other
                Obligor fails to pay any of the indebtedness referred to in Clause 18.1 (a) (Guarantee) on its due date it will pay that sum on demand; and

        (c) indemnifies each Senior Finance Party on demand against all losses, damages, costs and expenses incurred by such Senior Finance Party arising as a result of any obligation of any Obligor under the Senior Finance Documents being or becoming unenforceable, invalid or illegal.

18.2 GUARANTORS AS PRINCIPAL DEBTORS: As between each Guarantor and the Senior Finance Parties but without affecting the obligations of any Borrower, each Guarantor shall be liable under Clause 18.1 (Guarantee) as if it were the sole principal debtor and not merely a surety. Accordingly, its obligations thereunder and any liability deriving therefrom shall not be discharged or affected by any circumstance which would so discharge or affect such obligations or liability if such Guarantor were the sole principal debtor including:-

        (a) any time, indulgence, waivers or consents given to any Obligor or any other person;

        (b) any amendment, variation or modification to any Finance Document or any other security or guarantee or any increase in the amount of the Facilities;

        (c) the making or absence of any demand on any Obligor or any other person for payment or performance of any other obligations, or the application of any moneys at any time received from any Obligor or any other person;

        (d) the enforcement, perfecting or protecting of or absence of enforcement, perfecting or protecting of any security, guarantee or undertaking (including, without limitation, all or any of the obligations and liabilities of any Obligor);

        (e) the release, taking, giving or abstaining from taking of any security, guarantee or undertaking (including, without limitation, the Senior Finance Documents);

        (f) the insolvency, winding-up, administration, receivership or the commencement of any other insolvency procedure under the laws of any relevant jurisdiction in relation to any Obligor, any Senior Finance Party or any other person or the making of any arrangement or composition with or for the benefit of creditors by any other Obligor, any Senior Finance Party or any other person;

        (g) any amalgamation, merger or change in constitution in relation to any Obligor, any Senior Finance Party or any other person;

        (h) the illegality, invalidity or unenforceability of or any defect in any provision of any Finance Document or any security, obligations or liabilities arising or expressed to arise thereunder;

        (i) any Senior Finance Party ceasing or refraining from giving credit or making loans or advances to or otherwise dealing with any Obligor or any other person or any other security, guarantee or undertaking; or

        (j) any other circumstance which, but for this provision, might operate to release or otherwise exonerate the Guarantor from its obligations hereunder.

18.3 OTHER GUARANTORS: It is specifically acknowledged and agreed that the Senior Finance Parties may from time to time make any arrangement, compromise, waiver or other dealing with any Obligor in relation to any guarantee or other obligations under the Senior Finance Documents which such Senior Finance Parties may think fit and no such arrangement, compromise, waiver or other dealing shall exonerate or discharge any other Obligor from its obligations under the Senior Finance Documents.



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18.4    GUARANTORS' OBLIGATIONS CONTINUING: Each Obligor's obligations under this Agreement are and will remain in full force and effect by way of continuing security until no sum remains to be lent or remains payable under this Agreement. Furthermore, those obligations are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from that Obligor or otherwise and each Obligor waives any right it may have to require any Senior Finance Party to enforce any such security, guarantee or indemnity before claiming against it.

18.5 EXERCISE OF GUARANTORS' RIGHTS: So long as any sum remains payable or capable of becoming payable under the Senior Finance Documents:-

        (a) any right of an Obligor (by reason of performance of any of its obligations hereunder), to be indemnified by any other Obligor or to take the benefit of or enforce any security or other guarantee or to receive any payment from any other Obligor shall be exercised and enforced by such Obligor and shall only be exercised and enforced by such Obligor in such manner and on such terms as the Facility Agent may require; and

        (b) any amount received or recovered by such Obligor as a result of any exercise of any such right shall be held in trust for the Senior Finance Parties and immediately paid to the Facility Agent.

18.6 AVOIDANCE OF PAYMENTS: Each Obligor shall on demand indemnify the Facility Agent and each Senior Finance Party against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason to refund all or part of any amount received or recovered by it from such Obligor in respect of any sum payable by any Borrower under this Agreement.

18.7 SUSPENSE ACCOUNTS: Any amount received or recovered by any Senior Finance Party (otherwise than as a result of a payment by a Borrower to the Facility Agent) in respect of any sum due and payable by any Borrower under this Agreement may be placed in a suspense account and kept there for so long as the recipient thinks fit. Amounts deposited in any such account shall accrue interest at the Facility Agent's usual rate for deposits of a similar amount and nature from time to time and interest accrued shall be credited to such account.

18.8 PRIMARY OBLIGATIONS: As a separate and alternative stipulation, each Obligor unconditionally and irrevocably agrees that any sum expressed to be payable by any Obligor under this Agreement but which is for any reason (whether or not now existing and whether or not now known or becoming known to any party to this Agreement) not recoverable from such Obligor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Facility Agent on demand.

18.9    FURTHER GUARANTORS: The Parent will:-

        (a) procure that any Material Group Company (other than an Existing JV Company which has not become a wholly owned subsidiary) which is not a Guarantor shall (unless prohibited by law or unless on the date hereof it is a subsidiary of a US Obligor incorporated outside the United States of America ) become a Guarantor by delivering an Accession Document duly executed by it and by the Parent to the Facility Agent within 10 Business Days after being required to become a Guarantor by the Facility Agent (acting on the instructions of the Majority Banks);

        (b) procure that any Material Group Company which enters into an Accession Document shall within 10 Business Days execute such Security Documents (in favour of the Security Agent for the benefit of the Senior Finance Parties) as the Facility Agent shall require; and

        (c) procure that there shall be delivered to the Facility Agent with the original executed Accession Document any such Security Documents such evidence of the due execution of the Accession Document and such Security Documents as the Facility Agent shall require together with a legal opinion satisfactory to the Facility Agent;



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18.10   US GUARANTEE LIMITATIONS:

        The liability of each Guarantor organised under the laws of the United States of America (a "U.S. GUARANTOR") under this Clause 18 (Guarantees) shall not exceed the sum of:

        (i) the net benefit realised by each such U.S. Guarantor from the proceeds of Drawings; and

        (ii) the greater of (x) 95% of the Adjusted Net Assets of such U.S. Guarantor on the date of delivery hereof and (y) 95% of the Adjusted Net Assets of such U.S. Guarantor on the date of any payment hereunder.

        "ADJUSTED NET ASSETS" of any U.S. Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such U.S. Guarantor exceeds the total amount of liabilities (including, without limitation, contingent liabilities, but excluding liabilities under this Clause 18 (Guarantees), of such U.S. Guarantor at such date) and (y) the amount by which the present fair salable value of the assets of such U.S. Guarantor at such date exceeds the amount that will be required to pay the probable liability of such U.S. Guarantor on its debts, excluding debt in respect of this Clause 18 (Guarantees), as they become absolute and matured.

18.11   THE NETHERLANDS GUARANTEE LIMITATIONS:

        (a) Notwithstanding anything to the contrary in any Senior Finance Document, the maximum liability of each Guarantor organised under the laws of The Netherlands (a "DUTCH GUARANTOR") under this Clause 18 (Guarantees) shall not exceed the higher of (i) the net assets value of such Dutch Guarantor determined at the date immediately following completion of the Dutch Reorganisation or (ii) the net assets value determined in accordance with generally accepted accounting principles for The Netherlands consistently applied, at the time the Facility Agent (or any of the Senior Finance Parties) makes a demand for payment in respect of such Dutch Guarantor under this Clause or any applicable Security Document.

        (b) On receipt of a demand for payment from the Facility Agent (or any of the Senior Finance Parties) as referred to above, the Dutch Guarantor shall provide the Facility Agent with a certificate from the Auditors confirming the net assets value of such Dutch Guarantor.

        (c) The Dutch Guarantor will not guarantee any obligation if to do so would constitute unlawful financial assistance under Section 2: 207C of the Dutch Civil Code or similar provisions under relevant law.

18.12 RELEASE OF SECURITY: If a member of the Group shall dispose of any asset (including shares in any other member of the Group) and such disposal is permitted by the terms of the Senior Finance Documents or is otherwise consented to pursuant to the terms of the Senior Finance Documents then the Facility Agent shall promptly (and is hereby authorised by the Senior Finance Parties to) execute and instruct the Security Agent to execute such documents effecting the release of such asset from the security created in favour of the Senior Finance Parties as shall be required to allow the disposal to take place.

18.13 RELEASE OF GUARANTORS: If all of the shares in a member of the Group which is a Guarantor are disposed of and such disposal is permitted by the terms of the Senior Finance Documents or consented to pursuant to the terms of the Senior Finance Documents and as a result the Guarantor ceases to be a member of the Group, the Facility Agent shall promptly (and is hereby authorised by the Senior Finance Parties to) execute and instruct the Security Agent to execute such documents as may be necessary to release such Guarantor from all past, present and future liabilities (including rights of contribution) under the Senior Finance Documents and all existing Guarantors hereby consent to such release and confirm that their respective liabilities as Guarantor shall not be discharged or otherwise affected as a consequence of such release.



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19      THE AGENTS AND THE ARRANGERS

19.1    AUTHORISATION:

        (a) Each Bank hereby appoints Deutsche Bank AG LONDON as the Facility Agent and each Senior Finance Party hereby appoints Deutsche Bank AG LONDON as the Security Agent to act as agent and security trustee for the purposes of the Security Documents entered into by it in such capacity. Each Bank authorises the Facility Agent and each Senior Finance Party authorises the Security Agent to take such action as agent on its behalf and to exercise such rights, powers and discretions under the Senior Finance Documents as are delegated to such Agent by the terms of the Senior Finance Documents together with such other powers and discretions as are reasonably incidental thereto and to give a good discharge for any moneys payable under the Senior Finance Documents.

        (b) Each of the Agents will act solely as agent for the Banks and/or the Senior Finance Parties (as the case may be) in carrying out its respective functions as agent under the Senior Finance Documents. No Agent shall have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, the other Senior Finance Parties or any Obligor other than those for which specific provision is made by the Senior Finance Documents.

19.2    AGENTS' DUTIES: Each Agent shall:-

        (a) promptly send to each Bank each notice received by it from an Obligor under any of the Senior Finance Documents except in the case of any notice relating to a particular Bank which shall be sent to that Bank only;

        (b) promptly send to each Bank a copy of any document or information received by it pursuant to Clause 16.6 (Information and Accounting Undertakings) and (if requested by the relevant Bank) a copy of any legal opinion delivered in relation to this Agreement or any Security Document and a copy of any document delivered to it pursuant to Clause 4.1 (Initial Conditions Precedent);

        (c) subject to those provisions of the Senior Finance Documents which require the consent of all the Banks and, in the case of the Security Agent, subject as provided in Clause 19.12 (Role of Security Agent), act in accordance with any instructions from the Majority Banks or, if so instructed by the Majority Banks, refrain from exercising a right, power or discretion vested in it under any of the Senior Finance Documents;

        (d) have only those duties, obligations and responsibilities expressly specified in the Senior Finance Documents; and

        (e) without prejudice to Clause 19.7 (Information), promptly notify each Bank and the Facility Agent if it becomes aware of the occurrence of any Event of Default or Potential Event of Default.

19.3    AGENTS' RIGHTS: Each Agent may:-

        (a) perform any of its duties, obligations and responsibilities under this Agreement or any of the other Senior Finance Documents by or through its personnel or agents on the basis that each Agent may extend the benefits of any indemnity received by it hereunder to its personnel or agents;

        (b) refrain from exercising any right, power or discretion vested in it under the Senior Finance Documents until it has received instructions from the Majority Banks or the Facility Agent or the Majority Senior Creditors (as defined in the Intercreditor Agreement), as the case may be, as to whether (and, if it is to be, the way in which) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with



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                instructions from the Majority Banks or the Facility Agent or the Majority Senior Creditors (as the case may be);

        (c) treat (a) the Bank which makes available any portion of an Advance as the person entitled to repayment of that portion unless the Facility Agent has received a Transfer Certificate in relation to all or part of it in accordance with Clause 20 (Assignments and Transfers); and (b) the office set under a Bank's name at the end of this Agreement (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) as its Lending Office unless the Facility Agent has received from that Bank a notice of change of Lending Office and each Agent may act on any such notice until it is superseded by a further such notice;

        (d) refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of or of any court of any jurisdiction or any directive of any agency of any state or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation, judgment or directive;

        (e) assume that no Event of Default or Potential Event of Default has occurred unless an officer of such Agent, while active on the account of the Obligors in connection with the Facilities, acquires actual knowledge to the contrary;

        (f) refrain from taking any step (or further step) to protect or enforce the rights of any Senior Finance Party under the Senior Finance Documents until it has been indemnified and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

        (g) rely on any communication or document believed by it to be genuine and correct and assume it to have been communicated or signed by the person by whom it purports to be communicated;

        (h) rely as to any matter of fact which might reasonably be expected to be within the knowledge of any person on a statement by or on behalf of such person;

        (i) obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice;

        (j) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party to the Senior Finance Documents, or any affiliate of any party (and, in each case, may do so without liability to account);

        (k) in the case of the Security Agent, accept without enquiry such title as an Obligor may have to any asset or assets intended to be the subject of the security created by the Security Documents; and

        (l) in the case of the Security Agent, hold or deposit any title deeds, Security Documents or any other documents in connection with any of the assets charged by the Security Documents with any banker or banking company or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all sums required to be paid on account or in respect of any such deposit.

19.4    EXONERATION OF ARRANGERS AND AGENTS:

        Neither the Arrangers nor any Agent nor any of their respective personnel or agents:-



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        (a)     shall be responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Senior Finance Documents or any notice or other document delivered under the Senior Finance Documents (including, without limitation, the Syndication Memorandum);

        (b) shall be responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any of the Senior Finance Documents;

        (c) shall be obliged to enquire as to the occurrence or continuation of an Event of Default or Potential Event of Default or as to the accuracy or completeness of any representation or warranty made by any person;

        (d) shall be liable for anything done or not done by it or any of them under or in connection with the Senior Finance Documents save in the case of its own or their own negligence or wilful misconduct;

        (e) shall be responsible for any failure of any Obligor or any other Senior Finance Party duly and punctually to observe and perform their respective obligations under the Senior Finance Documents;

        (f) shall be responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with the Senior Finance Documents; or

        (g) shall be liable for acting (or refraining from acting) in what it believes in good faith to be in the best interests of the Senior Finance Parties or any of them in circumstances where it has been unable, or it is not practicable, to obtain instructions in accordance with this Agreement.

19.5 AGENTS AS SENIOR FINANCE PARTIES: Each Agent shall have the same rights and powers with respect to its participation in the Senior Finance Documents as any other Senior Finance Party and may exercise those rights and powers as if it were not also acting as an Agent.

19.6 NON-RELIANCE ON ARRANGERS AND AGENTS: Each Senior Finance Party confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, creditworthiness, status and affairs of each Obligor and the Subsidiaries of each Obligor and has not relied, and will not at any time rely, on any Agent or any Arranger:-

        (a) to provide it with any information relating to the business, financial condition, creditworthiness, status or affairs of any Obligor or the Subsidiaries of any Obligor, whether coming into its possession before or after the making of any Drawing (save as provided in Clause 19.2 ( Agents' Duties)); or

        (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by any Obligor or the Subsidiaries of any Obligor under or in connection with the Senior Finance Documents (whether or not such information has been or is at any time circulated to it by any Agent or any Arranger); or

        (c) to assess or keep under review the business, financial condition, creditworthiness, status or affairs of any Obligor or the Subsidiaries of any Obligor.

19.7    INFORMATION:

        (a) All communications to an Obligor are to be made by or through the Facility Agent save in respect of any communication in connection with the Security Documents to which the Security Agent is a party in which case all such communications are to be made by or through the Security Agent. Each Senior Finance Party will notify the Facility Agent of and provide the Facility Agent with, a copy of any communication between such Senior Finance Party and


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                an Obligor or any other of the Senior Finance Parties on any matter concerning the Facilities or the Senior Finance
                Documents.

        (b) Notwithstanding anything to the contrary expressed or implied herein, no Agent shall as between itself and the other Senior Finance Parties be bound to disclose to any other Senior Finance Party or other person (i) any information, disclosure of which might, in the opinion of such Agent, result in a breach of any law or directive or be otherwise actionable at the suit of any person, or (ii) any information supplied by any member of the Group to such Agent which is identified by a member of the Group at the time of supply as being unpublished, confidential, or price sensitive information relating to a proposed transaction by a member of the Group and supplied solely for the purpose of evaluating in consultation with such Agent whether such transaction might require a waiver or amendment to any of the provisions of the Senior Finance Documents.

        (c) In acting as an Agent for the Senior Finance Parties, each Agent's department which undertakes the relevant agency role will be treated as a separate entity from any of its other departments (or similar unit of such Agent in any subsequent reorganisation) or affiliates and, any information given by any member of the Group to one of the other departments which is acting in an advisory or other capacity to the Group and not in the capacity of an Agent is to be treated as confidential and will not be available to the Senior Finance Parties without the consent of the Parent provided that:-

                (i) the consent of the Parent will not be required in relation to any information which an Agent in its discretion, determines relates to an Event of Default or Potential Event of Default or in respect of which the Banks have given, prior to the disclosure of such information, a confidentiality undertaking in the form substantially set out in Schedule 11 (Form of Confidentiality Undertaking); and

                (ii) if representatives or employees of an Agent receive information in relation to a Event of Default or Potential Event of Default whilst acting in an advisory capacity they will not be obliged to disclose such information to representatives or employees of such Agent in their capacity as agent bank or security agent hereunder or to any of the Banks if to do so would breach any rule or directive or fiduciary duty imposed upon such persons.

19.8 INDEMNITY TO AGENTS: To the extent that any Obligor does not do so on demand or is not obliged to do so, each Bank shall on demand indemnify each Agent in the proportion borne by its Commitments to the Total Commitments at the relevant time (or, if no Commitments are then outstanding, in the proportion borne by its Commitments to the Total Commitments at the last time there were any) against any cost, expense or liability referred to in Clause 24 (Indemnities) or sustained or incurred by each Agent in complying with any instructions from the Majority Banks or otherwise sustained or incurred by each Agent in connection with the Senior Finance Documents or its or their respective duties, obligations and responsibilities under the Senior Finance Documents except to the extent that they are sustained or incurred as a result of the negligence or wilful misconduct of an Agent or any of its personnel or agents.

19.9    RESIGNATION OF AGENTS:

        (a) Each Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to the Parent and each of the other Senior Finance Parties provided that no such resignation shall be effective until a successor for such Agent is appointed in accordance with this Clause 19.9 (Resignation of Agents). If the retiring Agent gives notice of its resignation then any reputable and experienced bank or other financial institution with offices in London may be appointed as a successor to that Agent by the Majority Banks during the period of such notice but, if no such successor is so appointed, the retiring Agent may appoint a successor itself. If a successor to such Agent is so appointed, then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 19


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                (The Agents and the Arrangers) and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

        (b) The retiring Agent will co-operate with the successor Agent in order to ensure that its functions are transferred to the successor Agent and will promptly make available to the successor Agent such documents and records as have been maintained in connection with the Senior Finance Documents in order that the successor Agent is able to discharge its functions.

        (c) The provisions of this Agreement will continue in effect for the benefit of any retiring Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

        (d) The Security Agent's resignation shall not take effect until all necessary deeds and documents have been entered into in order to substitute its successor as holder of the Security Documents and each other party to this Agreement agrees to promptly enter into any documents reasonably required for this purpose.

19.10   PAYMENTS TO SENIOR FINANCE PARTIES:

        (a) Each Agent will account to the other Senior Finance Parties for their respective due proportions of all sums received by it for such Senior Finance Parties, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

        (b) Each Agent and each Arranger may retain for its own use and benefit, and will not be liable to account to the other Senior Finance Parties for all or any part of any sums received by way of agency or arrangement fee or by way of reimbursement of expenses incurred by it.

19.11 CHANGE OF OFFICE OF AGENTS: Each Agent may at any time and from time to time in its sole discretion by written notice to the Parent and each of the other Senior Finance Parties designate a different office in the United Kingdom from which its duties as an Agent will be performed.

19.12 ROLE OF THE SECURITY AGENT: The Security Agent shall hold the benefit of the Security Documents to which it is party as agent and security trustee for itself and the Senior Finance Parties to apply all payments and other benefits received by it by reason thereof, or otherwise realised thereunder, in accordance with this Agreement, and shall act in relation to the Security Documents in accordance with the requirements of the Intercreditor Agreement.

19.13 JOINT CREDITORSHIP: Each of the Obligors and each of the Senior Finance Parties agree that the Security Agent shall be the joint and several creditor (together with the relevant Senior Finance Party) of each and every obligation of any Obligor towards each of the Senior Finance Parties under the Senior Finance Documents and that accordingly the Security Agent will have its own independent right to demand performance by the relevant Obligor of those obligations. Any discharge of any such obligation to one of the Security Agent or any other Senior Finance Party shall, to the same extent, discharge the corresponding obligation owing to the other, and a Senior Finance Party or the Security Agent shall not, by virtue of this Clause 19.13, be entitled to pursue the Obligor concurrently for the same obligation.

        Without limiting or affecting the Security Agent's rights against any Obligor (whether under this paragraph or any other provision of the Senior Finance Documents), the Security Agent agrees with each of the other Senior Finance Parties (on a several and divided basis) that, subject as set out in the following sentence, it will not exercise its rights as a joint creditor with a Senior Finance Party except with the consent of the relevant Senior Finance Party. For the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent's right to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement and/or the relevant Security Document (or to do any act reasonably incidental to any of the foregoing).



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20      ASSIGNMENTS AND TRANSFERS

20.1 SUCCESSORS: This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

20.2 ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS: No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

20.3 ASSIGNMENTS AND TRANSFERS BY BANKS: Any Bank may, at any time after consultation with the Parent, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 20.6 (Transfers by Banks) all or any of its rights, benefits and obligations hereunder to a bank or financial institution, provided that:-

        (a) such assignment or transfer shall be in a minimum amount of Pound Sterling5,000,000 except in the case of an assignment or transfer which has the effect of reducing the participation of the relevant Bank to zero;

        (b) each Issuing Bank has approved the Transferee (such consent not to be unreasonably withheld) in the case of an assignment or transfer of the Revolving Facility; and

        (c) any assignee or Transferee has entered into an accession agreement to the Intercreditor Agreement.

20.4    DEEMED CONSENT: Any consent required to be given by a party under Clause
        20.3 (Assignments and Transfers by Banks) shall be deemed to have been given unless such party shall have notified the requesting party to the contrary within five business days of the request for such consent.

20.5 ASSIGNMENTS BY BANKS: If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 20.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Facility Agent confirming in favour of the Facility Agent and the other Senior Finance Parties that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Facility Agent and the other Senior Finance Parties shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

20.6 TRANSFERS BY BANKS: If any Bank wishes to transfer by novation all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 20.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Facility Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

        (a) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations hereunder, each of the Obligors and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 20.6 as "DISCHARGED RIGHTS AND OBLIGATIONS");

        (b) each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

        (c) the Facility Agent, such Transferee and the other Senior Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have




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                acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Facility Agent and the relevant Bank shall each be released from further obligations to each other hereunder;

        (d)     such Transferee shall become a party hereto as a "BANK".

20.7 ASSIGNMENT AND TRANSFER FEES: On the date upon which an assignment takes effect pursuant to Clause 20.5 (Assignments by Banks) or a transfer takes effect pursuant to Clause 20.6 (Transfers by Banks) the relevant assignee or Transferee shall pay to the Facility Agent for its own account a fee of Pound Sterling750.

20.8    DISCLOSURE OF INFORMATION: Any Bank may disclose to any person:-

        (a) to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations hereunder; or

        (b) with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Senior Finance Documents or any Obligor, such information about any Obligor or any of its Subsidiaries or the Senior Finance Documents as such Bank shall consider appropriate, PROVIDED THAT the person to whom such information is to be given has entered into a Confidentiality Undertaking.

20.9 TRANSFER OF RISK: Nothing in this Agreement or any other Senior Finance Document will oblige a Bank which assigns or transfers all or part of its rights and/or obligations under this Agreement or cause such Bank to be liable:-

        (a) to accept a re-assignment or re-transfer from a Transferee of any of the rights or obligations assigned, transferred or novated pursuant to this Clause 20 (Assignment and Transfers); or

        (b) to support any losses incurred by a Transferee by reason of the non-performance by any Obligor of its obligations under any of the Finance Documents.

20.10 SUB-PARTICIPATION: Nothing in this Agreement shall restrict the ability of a Bank to sub-participate any or all of its obligations hereunder so long as such Bank remains liable under this Agreement in relation to those obligations provided that Bank shall notify the Parent of any such participation.

20.11 AFFILIATES: Any affiliate of a Bank nominated by such Bank to make available Drawings shall by virtue of its signature of the relevant Transfer Certificate become party to this Agreement for the purposes of making available such Drawings with the rights specified in Clause 3.3 (Lending Affiliates) and shall be a Senior Finance Party for the purposes of the Senior Finance Documents to the extent necessary to give effect to Clause 3.3 (Lending Affiliates).

20.12 CONSEQUENCES OF ASSIGNMENT OR TRANSFER: No Obligor shall be liable to pay any amount following any assignment or transfer of a Senior Finance Party under Clause 20 (Assignments and Transfers) pursuant to Clause 12 (Taxes and Other Deductions) or 13.2 (Increased Costs) in excess of the amount it would have been liable to pay in the absence of such assignment or transfer (other than as a result of laws or regulations in force or known to be coming into force at that time).

21      PRO RATA PAYMENTS, RECEIPTS AND SET OFF

21.1    PRO RATA PAYMENTS:

(a) RECOVERIES: If any amount owing by any Obligor under any Senior Finance Document to a Bank (the "RECOVERING BANK") is discharged by payment, set-off or any other manner other



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                than through the Facility Agent in accordance with Clause 14
                (Payments) (such amount being referred to in this Clause 21.1 (Pro Rata Payments) as a "RECOVERY") then:-

                (i) within 2 Business Days of receipt of the Recovery the Recovering Bank shall pay to the Facility Agent an amount equal (or equivalent) to such Recovery;

                (ii) the Facility Agent shall treat such payment as if it were part of the payment to be made by the relevant Obligor to the Banks rateably in accordance with their respective entitlements; and

                (iii) (save for any receipt by the Recovering Bank as a result of the operation of paragraph (ii) above) as between the relevant Obligor (as the case may be) and the Recovering Bank the Recovery shall be treated and deemed as not having been paid.

        (b) NOTIFICATION OF RECOVERY: Each Bank will notify the Facility Agent promptly of any such Recovery by that Bank other than by payment through the Facility Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Bank which paid an amount equal thereto to the Facility Agent under Clause 21.1(a) (Recoveries), each Bank to which any part of that amount was distributed will, on request from the Recovering Bank, repay to the Recovering Bank such Bank's pro rata share of the amount which has to be refunded by the Recovering Bank. (c)
                INFORMATION: Each Bank will on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this Clause 21.1 (Pro Rata Payments).

        (d) EXCEPTIONS TO SHARING OF RECOVERIES: Notwithstanding the foregoing provisions of this Clause 21.1 (Pro Rata Payments), no Recovering Bank will be obliged to share any Recovery which it receives pursuant to legal proceedings taken by it to recover any sums owing to it under the Senior Finance Documents with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Facility Agent).

        (e) OBTAINING CONSENTS: Each party to this Agreement agrees to take all steps required of it pursuant to Clause 21.1(a) (Recoveries) and to use its reasonable endeavours to obtain any consents or authorisations which may at any relevant time be required in respect of any payment to be made by it pursuant to this Clause
                21.1 (Pro Rata Payments).

        (f) NO SECURITY: The provisions of this Clause 21.1 (Pro Rata Payments) shall not, and shall not be construed so as to, constitute a charge by any Bank over all or any part of any sum received or recovered by it under any of the circumstances mentioned in this Clause 21.1 (Pro Rata Payments).

        (g)     ANCILLARY BANKS AND HEDGING BANKS:

                (i) This Clause 21.1 (Pro Rata Payments) shall not, for the avoidance of doubt, apply to any Recovery by a Bank in its capacity as an Ancillary Bank or Hedging Bank at any time prior to service of notice under Clause 17.2 (Cancellation and Repayment).

                (ii) Following service of notice under Clause 17.2 (Cancellation and Repayment) this Clause 21.1 (Pro Rata Payments) shall apply to all Recoveries by Ancillary Banks and Hedging Banks which arise otherwise than as a result of a payment made in accordance with Clause 21.2 (Receipts) provided that this Clause 21.1 (Pro Rata Payments) shall not apply to amounts recovered by an Ancillary Bank or a Hedging Bank as a result of exercising rights under the Ancillary Documents or Hedging Agreements respectively to set off or net sums due and payable by and to it under



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                        those documents in its capacity as an Ancillary Bank or
                        Hedging Bank, as the case may be, or as a result of exercising its rights under any memorandum of deposit granted thereunder.

21.2 RECEIPTS: If any sum paid or recovered in respect of the liabilities of an Obligor under any of the Senior Finance Documents is less than the amount then due, the Facility Agent or the Security Agent (as the case may be) shall apply that sum against amounts outstanding under the Senior Finance Documents in the following order:-

        (a) first to any unpaid fees and reimbursement of unpaid expenses of the Facility Agent and the Security Agent due under the Senior Finance Documents;

        (b) second to any unpaid fees and reimbursement of unpaid expenses of the Banks due under the Senior Finance Documents;

        (c)     third to unpaid interest;

        (d) fourth to unpaid principal (including without limitation provision of cash cover in respect of contingent liabilities); and

        (e)     fifth to other amounts due under the Senior Finance Documents,

        in each case (other than (a)) pro rata to the outstanding amounts owing to the Senior Finance Parties under the Senior Finance Documents taking into account any applications under this Clause 21.2 (Receipts) but for this purpose the Hedging Banks and the Hedging Agreements shall be excluded in determining any distribution under this Clause 21.2 (Receipts) to the extent that the Hedging Banks already received a pro rata share of the relevant amount pursuant to Clause 13.1 of the Intercreditor Agreement.

21.3    SET-OFF:

        (a) After an Event of Default has occurred and for so long as it is continuing each Senior Finance Party is hereby authorised at any time and from time to time (without notice to the relevant Obligor) to set-off or otherwise apply any and all deposits (irrespective of the terms applicable to such deposits) at any time held and other indebtedness at any time owing by such Senior Finance Party to or for the account of any Obligor (in any such case whether or not then matured or due) against any indebtedness of the relevant Obligor to the relevant Senior Finance Party under the Senior Finance Documents which is due and unpaid.

        (b) The rights of each Senior Finance Party under this Clause are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Senior Finance Party may have.

        (c) This Clause 21.3 (Set-Off) shall be without prejudice to any rights of set-off which may be agreed between the Obligors and any Ancillary Bank under the Ancillary Documents and any rights of set-off or netting arrangements contained in any Hedging Agreements.

        (d) A Senior Finance Party may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Senior Finance Party is authorised to effect any necessary conversions at a market rate of exchange selected by it.




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

22      NOTICES, CONFIDENTIALITY AND CERTIFICATES

22.1    NOTICES

        (a) MODE OF SERVICE: Any notice or other communication to be served under or in connection with this Agreement shall, unless otherwise stated, be made in writing and served by letter, telex or facsimile to the relevant party at its address, telex or facsimile number shown immediately after its name on the signature page of this Agreement or set out under its name in
                Schedule 1 or set out in the Transfer Certificate or Accession Document by which it became party hereto or such other address or number notified by it to the other parties to this Agreement and, in the case of any Senior Finance Party, marked for the attention of the person or department there specified.

        (b) DEEMED SERVICE: Any notice or other communication served by post will, unless otherwise stated, be deemed served 48 hours after posting, if served in the United Kingdom, and 5 days after posting if served overseas by air mail, or on delivery if delivered personally or by courier. A notice or other communication sent by telex or facsimile transmission will, unless otherwise stated, be deemed served at the time of transmission unless served on a day which is not a Business Day or after 5 pm London time in which case it will be deemed served at 9 am on the following Business Day provided that any drawdown notice or request, or other notice or communication requesting funding or notifying any repayment, prepayment or cancellation served on any Senior Finance Party will only be deemed served on receipt by the relevant party.

        (c) PROOF OF SERVICE: In proving service of any notice or other communication it will be sufficient to prove:-

                (i) in the case of a letter, that such letter was properly stamped or franked, addressed and placed in the post or in the case of personal delivery, was left at the correct address; and

                (ii) in the case of a telex or facsimile transmission, that such telex or facsimile was duly transmitted to the telex or facsimile number, as appropriate, of the addressee referred to in Clause 22.1(a) (Mode of Service) above.

22.2 CERTIFICATES: Any certificate, determination, notification or opinion of any Senior Finance Party or group of Senior Finance Parties as to any rate of interest or any other amount payable under any Senior Finance Document will be, in the absence of manifest error, prima facie evidence of the matters to which it relates. Where any person gives a certificate on behalf of any of the parties to the Senior Finance Documents pursuant to any provision thereof and such certificate proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate being incorrect save where such individual acted fraudulently or recklessly in giving such certificate (in which case any liability of such individual shall be determined in accordance with applicable law).

22.3 CONFIDENTIALITY: Subject to Clause 20.8 (Disclosure of Information), the parties will keep confidential the Senior Finance Documents and all information which they acquire under or in connection with the Senior Finance Documents save that such information may be disclosed:

        (a) if so required by law or regulation or, if requested by any regulator with jurisdiction over any Senior Finance Party or any affiliate of any Senior Finance Party;

        (b) if it comes into the public domain (other than as a result of a breach of this Clause 22.3 (Confidentiality));

        (c)     to auditors, professional advisers or rating agencies; or

        (d)     in connection with any legal proceedings; or

        (e)     to Senior Subordinated Finance Parties or Equity Investors.

        The provisions of this Clause 22.3 (Confidentiality) shall supercede any undertakings with respect to confidentiality previously given by any Senior Finance Party in favour of any Obligor.

23      AMENDMENTS, WAIVERS AND CONSENTS

23.1    BANKS:

        (a) MAJORITY BANKS: Subject to Clauses 23.1(b) and (c), 23.2 and 23.3, any provision of this Agreement or any of the other Senior Finance Documents may be amended, waived, varied or modified and all consents hereunder may be given with the agreement of the Majority Banks and the Parent. The Facility Agent shall seek the agreement of the Majority Banks if requested to do so by the Parent.

        (b) ALL BANKS: Any amendment, waiver, variation, modification or consent shall require the unanimous agreement of all of the Banks if it results in:-

                (i) any extension of the final scheduled maturity date of any Facility or any extension of the expiry date of any Letter of Credit or Bank Guarantee beyond the Revolving Facility Repayment Date;

                (ii)    any increase in the Commitments of any Bank;

                (iii) any reduction in the rate of interest (other than by reason of the provisions of Clause 6.6 (Margin Adjustment)) or fees or extension of the time for payment of any interest or fees;

                (iv) any reduction in the principal amount outstanding under any Facility or in the amount of any Letter of Credit or Bank Guarantee (except as a result of a repayment or prepayment of cash);

                (v) release of the security constituted by the Security Documents other than pursuant to the enforcement of such security or in accordance with the express terms of the Senior Finance Documents;

                (vi) release of any Guarantor from its obligations under Clause 18 (Guarantees) save as expressly permitted in accordance with the Senior Finance Documents;

                (vii) any amendment, variation or modification of this Clause 23.1(b), Clause 20.2 (Assignments and Transfers by the Obligors) or to the definition of Majority Banks;

                provided further that (in addition to the agreement of the Majority Banks):

                                (A) any reduction in the Commitments of any Bank shall require the consent of such Bank;

                                (B) any reduction in any scheduled repayment in relation to a Facility or extension of any scheduled payment date for any repayment in relation to a Facility shall require the consent of each Bank participating in that Facility;

                                (C) any change in the required application of any prepayments in accordance with Clause 8 (Prepayments) as between the Facilities shall require the consent of Banks whose Commitments in relation to each Facility which is being allocated a lesser prepayment aggregate more than 66K% of all the Commitments of Banks in relation to such Facility (provided that, for the avoidance of doubt, the Majority Banks may waive any such prepayment as long as the application of prepayments between the Facilities is not altered).

        (c) CONSENTS: Any matter which by the terms of the Senior Finance Documents as at the date hereof is stated to be subject to the consent of all Banks shall not be waived, amended, varied or modified save with the consent of all the Banks.

23.2    SPECIFIC PARTIES:

        (a) AGENTS/ARRANGERS/ISSUING BANK: Any decision which will affect the rights or obligations of the any of the Agents, any of the Arrangers or any Issuing Bank shall require its consent also.

        (b) ANCILLARY BANKS: Any decision which will affect the rights or obligation of any Ancillary Bank will require its consent also subject as specifically provided otherwise in the Senior Finance Documents. The Ancillary Documents may be amended, varied, waived or modified by agreement between the parties thereto subject as provided in Schedule 8 (Ancillary Facilities).

        (c) HEDGING BANKS: Any decision which will affect the rights or obligation of any Hedging Bank will require its consent also subject as specifically provided otherwise in the Senior Finance Documents. The Hedging Documents may be amended, varied, waived or modified by agreement between the parties thereto subject as provided in the Intercreditor Agreement.

23.3 SECURITY DOCUMENTS: The Security Documents may be amended, varied, waived or modified with the agreement of the relevant Obligor and the Security Agent (acting on the instructions of the Majority Senior Creditors (as defined in the Intercreditor Agreement)).

23.4     OBLIGORS:  Each Obligor irrevocably authorises the Parent:

        (a) to give all notices and instructions and make such agreements expressed to be capable of being given or made by the Parent on behalf of the Obligors or any of them under this Agreement; and


        (b) to agree on behalf of the Obligors or any of them the terms of any consents or waivers given or required under the Senior Finance Documents and all amendments made to any of them (including this Agreement), notwithstanding in either case that they may affect rights and obligations of such Obligor and in either case without further reference to or the consent of such Obligor and such Obligor shall as regards each of the other parties to this Agreement and the other Senior Finance Documents be bound thereby as though it had itself given such notice of instruction, made such agreement or agreed such consent, waiver or amendment.

23.5    NO IMPLIED WAIVERS

        (a) FAILURE TO EXERCISE RIGHTS: No failure or delay by any Senior Finance Party in exercising any right, power or privilege under any of the Senior Finance Documents will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        (b) CUMULATIVE RIGHTS: The rights and remedies provided in the Senior Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all such rights and remedies howsoever arising will, save where expressly provided to the contrary therein, be available to the Senior Finance Parties severally and any Senior Finance Party shall be entitled to commence proceedings in connection therewith in its own name.

        (c) GRANT OF WAIVERS: A waiver given or consent granted by the any Senior Finance Party under the Senior Finance Documents will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

24      INDEMNITIES

24.1 INITIAL EXPENSES: The Parent will, or will procure that a member of the Group will, on demand pay and reimburse to the Facility Agent, the Security Agent and the Arrangers, on the basis of a full indemnity, all reasonable costs and expenses (including legal fees and other out-of-pocket expenses and any irrecoverable value added tax or other similar tax thereon) properly incurred by the Facility Agent, the Security Agent or the Arrangers in connection with:-

        (a) the negotiation, preparation, execution and completion of each of the Senior Finance Documents,

        (b) any variation, amendment, restatement, waiver, consent or suspension of rights (or any proposal for any of the same) relating to any of the Senior Finance Documents which is requested by or on behalf of an Obligor or which becomes necessary as a result of circumstances affecting any Obligor;

        (c) the investigation of any Event of Default or Potential Event of Default; and

        (d) legal fees incurred in connection with syndication of the Facilities.

24.2 ENFORCEMENT EXPENSES: The Parent will, or will procure that a member of the Group will, on demand pay and reimburse to each Senior Finance Party, on the basis of a full indemnity, all costs and expenses (including legal fees and other out of pocket expenses and any value added tax or other similar tax thereon) properly incurred by such Senior Finance Party in connection with the preservation, enforcement or the attempted preservation or enforcement of any of such Senior Finance Party's rights under any of the Senior Finance Documents.

24.3 STAMP DUTIES, ETC.: The Parent will, or will procure that a member of the Group will, pay and on demand indemnify each Senior Finance Party from and against any liability for any stamp duty, documentary or registration taxes or notarial fees which are or may hereafter become payable in connection with the entry into, performance, execution or enforcement of any of the Senior Finance Documents or to which any of the Senior Finance Documents may otherwise be or become subject or give rise other than duties, taxes or fees chargeable on or in respect of any transfer or assignment of any of its rights or benefits by any Bank pursuant to Clause 20 (Assignments and Transfers). The Parent will, or will procure that a member of the Group will, in addition on demand indemnify each of the Senior Finance Parties from and against any losses or liabilities which they incur as a result of any delay or omission by the Parent to so pay any such duties, taxes or fees.

24.4 GENERAL INDEMNITY: The Parent shall, or will procure that a member of the Group will, on demand indemnify each of the Senior Finance Parties against any funding or other cost, loss, expense or liability (but excluding loss of profit) sustained or incurred by it as a result of:

        (a) a Drawing not being made by reason of non-fulfilment of any of the conditions in Clauses 4.1 (Initial Conditions Precedent) or
                4.2 (Additional Conditions Precedent);

        (b) any sum payable by any Borrower under the Senior Finance Documents not being paid when due (but credit shall be given to such Borrower for any interest paid when due);

        (c) the occurrence of any Event of Default or any breach of the Senior Finance Documents;

        (d) the accelerated repayment of the Advances under Clause 17.2 (Cancellation and Repayment);

        (e) the receipt or recovery by any Senior Finance Party (or the Facility Agent on its behalf) of all or part of any Advance or overdue sum otherwise than on the last day of an Interest Period relating to that Advance or overdue sum; or

        (f) any prepayment payable by any Borrower under the Senior Finance Documents not being paid after notice of such prepayment has been made to the Facility Agent,

        provided that such cost, loss, expense or liability is not incurred as a result of the gross negligence or wilful misconduct of the relevant Senior Finance Party, or the inability of the relevant Senior Finance Party to fund itself on a matched basis in the London interbank market other than if the provisions of Clauses 11.3 or 13.4 apply.

        Without prejudice to its generality, the foregoing indemnity:-

        (a) extends to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to fund any amount which an Obligor fails to pay in breach of this Agreement and to any loss, premium, penalty or expenses which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund outstanding Advances or any other amount due or to become due under this Agreement; and

        (b) will entitle the relevant Senior Finance Party to recover breakage costs from the Parent in the event of an Advance or other sum being repaid or pre-paid prior to the last day of an Interest Period even though the relevant Senior Finance Party has financed such Advance or other sum from its own resources, the costs it thereby incurs being calculated on the assumption it had borrowed an amount equal to the Advance or other sum in question in the London interbank market for the duration of the relevant Interest Period.

24.5 CURRENCY INDEMNITY: Without prejudice to Clause 24.4 (General Indemnity), if:-

        (a) any amount payable by any Obligor under or in connection with any Senior Finance Document is received by any Senior Finance Party (or by the Facility Agent on behalf of any Senior Finance Party) in a currency (the "PAYMENT CURRENCY") other than that agreed in the relevant Senior Finance Document (the "AGREED CURRENCY"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of the relevant Obligor or otherwise and the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency; or

        (b) any amount payable by any Obligor under or in connection with any Senior Finance Document has to be converted from the Agreed Currency into another currency for the purpose of (i) making or filing a claim or proof against any Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any Senior Finance Document, then the Obligor will, as an independent obligation, indemnify the relevant Senior Finance Party for the deficiency and any loss sustained as a result. Any conversion required will be made at such prevailing rate of exchange on such date and in such market as is determined by the relevant Senior Finance Party as being most appropriate for the conversion. The Obligor will, in addition pay the costs of the conversion.

24.6 WAIVER: The Parent waives any right it may have in any jurisdiction to pay any amount under any Senior Finance Document in a currency other than that in which it is expressed to be payable in the relevant Senior Finance Document.

24.7 SENIOR FINANCE PARTY INDEMNITY: The Parent agrees to indemnify and hold harmless each Senior Finance Party and each of their affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defence of, any investigation (which results in any litigation or proceeding), litigation or proceeding arising out of, related to or in connection with any failure by a member of the Group to comply with any Environmental Law or Environmental Consent or with any regulatory consent, whether or not such investigation, litigation or proceeding is brought by the Parent, its shareholders or creditors or an Indemnified Party or an Indemnified Party is otherwise a party thereto, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's, gross negligence or wilful misconduct, provided that:

        (a) the potential Indemnified Party shall immediately inform the Parent of any circumstances of which it is aware and which would be reasonably likely to give rise to any such investigation, litigation or proceeding (whether or not any such investigation, litigation or proceeding has occurred or been threatened); and

        (b) the Indemnified Party will consult with the Parent with respect to conduct of any such investigation, litigation or proceeding; and

        (c) the Indemnified Party will not agree to a settlement of any such investigation, litigation or proceeding without the consent of the Parent.

        No act, failure to act, or breach by a Senior Finance Party shall affect the rights of any other Senior Finance Party under this Clause.

25      PARTIAL INVALIDITY

        If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or that or any other provision in any other jurisdiction.

26      GOVERNING LAW AND SUBMISSION TO JURISDICTION

26.1 GOVERNING LAW: This Agreement (and any dispute, controversy, proceedings or claims of whatever nature arising out of or in any way relating to this Agreement) shall be governed by and construed in all respects in accordance with English law.

26.2 SUBMISSION TO JURISDICTION: For the benefit of each of the Senior Finance Parties, each Obligor irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this Agreement and for the purpose of enforcement of any judgement against its assets.

26.3 FREEDOM OF CHOICE: The submission to the jurisdiction of the courts referred to in Clause 26.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of any Senior Finance Party to take proceedings against any Obligor in the courts of any country in which any Obligor has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

26.4 PROCESS AGENT: Each Obligor which is not a company incorporated in England and Wales hereby irrevocably and unconditionally appoints and agrees to maintain the Parent as its agent in England to receive, for and on behalf of itself, service of process in such jurisdiction in any suit, action or proceeding (together "PROCEEDINGS") in relation to such dispute or enforcement.

26.5    SERVICE: Each Obligor hereby irrevocably and unconditionally:-




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

        (a) waives any objection it may now or at any time have on any grounds whatsoever to the laying of venue of any Proceedings, in any of the aforesaid courts;

        (b) agrees that failure by any such process agent to give notice of the process to it shall not impair the validity of such service or of any judgment based on that service;

        (c) agrees that nothing in any of the Senior Finance Documents shall affect the right to serve process in any other manner permitted by law;

        (d) to the fullest extent permitted by law, waives any right it may have in any jurisdiction to have any Proceedings take the form of a trial by jury; and

        (e) agrees that a judgment or order of an English court in connection with the Senior Finance Documents is conclusive and binding on it and maybe enforced against it in the courts of any other jurisdiction.

27      COUNTERPARTS

        This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date first written above.

                                   SCHEDULE 1

                                    THE BANKS


                                              Tranche A         Tranche B         Tranche C         Revolving
                                            Term Facility     Term Facility     Term Facility        Facility
                                              Commitment        Commitment        Commitment        Commitment
                                           (Pound Sterling)  (Pound Sterling)  (Pound Sterling)       (US$)
DEUTSCHE BANK AG LONDON                       47,500,000        35,000,000        25,000,000        42,500,000
Lending Office:
1 Great Winchester Street
London EC2N 2BB

Facsimile: 0171 933 3419/0171 545 4638


Attention: Barry Jeffries/Jason Charles


MERRILL LYNCH CAPITAL CORPORATION             47,500,000        35,000,000        25,000,000        42,500,000
Lending Office:
World Financial Centre
North Tower
250 Vesey Street
New York, NY 10281-1316


Facsimile: 001 212 738 1719


Attention: Mark Campbell/
            Pete Wersching
                                            -------------      ------------     --------------     ------------
                                              95,000,000        70,000,000        50,000,000        85,000,000

                                   SCHEDULE 2

                        THE BORROWERS AND THE GUARANTORS

                             PART A - THE BORROWERS




Ineos Acrylics UK Finco Limited
Ineos Acrylics UK Trader Limited
ICI Acrylics Inc. (subject to accession in accordance with the terms hereof) US HoldCo (subject to accession in accordance with the terms hereof)



                             PART B - THE GUARANTORS



UK ParentCo 2 (subject to accession in accordance with the terms hereof) Ineos
Acrylics UK Finco Limited
Ineos Acrylics UK Overseas HoldCo1 Limited
Ineos Acrylics UK PartnerCo1 Limited
Ineos Acrylics UK PartnerCo2 Limited
Ineos Acrylics UK Trader Limited
Ineos Acrylics UK Trader HoldCo Limited
Ineos Acrylics US HoldCo Limited
UK ParentCo 3
Dutch Overseas Holdco (subject to accession in accordance with the terms hereof)
ICI Acrylics Inc. (subject to accession in accordance with the terms hereof)
US HoldCo (subject to accession in accordance with the terms hereof)
US Partnership (subject to accession in accordance with the terms hereof)

                                   SCHEDULE 3

                        DOCUMENTARY CONDITIONS PRECEDENT


1. FORMALITIES CERTIFICATE(s): a certificate from each Obligor in the form set out in Schedule 12 signed by an authorised director or the secretary of such Obligor which shall have attached to it the documents referred to in such certificate including, without limitation, the constitutional documents of such Obligor and board and shareholder resolutions approving the Transaction Documents to which such Obligor is a party all such documents to be in the agreed form (including, without limitation, all documentation required in relation to financial assistance laws (if applicable)).

2. SENIOR FINANCE DOCUMENTS: each of the following documents in the agreed form duly executed and delivered by all parties thereto:-

        (1)     this Agreement;

        (2) Accession Documents executed by UK ParentCo 2, Dutch Overseas HoldCo, ICI Acrylics Inc., US HoldCo and US Partnership pursuant to the terms of which they accede to this Agreement and the Intercreditor Agreement as Borrowers (in the case of ICI Acrylics Inc. and US HoldCo) and Guarantors.

        (3)     each Security Document;

        (4)     the Intercreditor Agreement;

        (5)     the Fees Letters; and

        (f)     the Investor Side-Letter.

3. SENIOR SUBORDINATED FINANCE DOCUMENTS: certified copies of the Bridge Facility Agreements in the agreed form duly executed and delivered by all parties thereto.

4. INVESTOR DOCUMENTS: certified copies of the following documents in the agreed form duly executed and delivered by all parties thereto:-

        (a)     Investment Agreement;

        (b)     Articles of Association of the Parent.

5. ACQUISITION DOCUMENTS: certified copies of the following documents in the agreed form duly executed and delivered by all parties thereto:-

        (a)     the Acquisition Agreement; and

        (b)     the Disclosure Letter (as defined in the Acquisition Agreement).

6. STRUCTURE DOCUMENT: a copy of the Structure Document certified by a director of the Parent as true and correct.

7. REPORTS: originals of each of the Reports duly addressed to each of the Senior Finance Parties (and the successors, assignees and transferees) or accompanied by confirmation from the person that has produced the relevant Report that the same may be relied upon by the Senior Finance Parties (and their successors, assignees and transferees), with the tax report produced by PricewaterhouseCoopers to contain confirmation of the funds flow at Completion and confirmation that the proposed funds flow of the Group to service its Financial Indebtedness, including without limitation, the Facilities does not have adverse legal, tax or accounting consequences.

8.      FINANCIAL INFORMATION: certified copies of:-

        (a) the Latest Audited Accounts and the consolidated audited accounts for the financial years ending 1996 and 1997;

        (b)     the Latest Management Accounts;

        (c) the Agreed Financial Projections and the business plan for the Business; and

        (d) the pro forma income statement for the 12 month periods ending 31 December 1998 and 30 June 1999 and the pro forma balance sheet for 30 June 1999.

9. SECURITY RELEASES: evidence that all Security Interests in favour of third parties granted by any member of the Target or any of its Subsidiaries (and which are not permitted under the terms of this Agreement) have been or will be discharged and released on the Completion Date.

10. CONSENTS/NOTICES: all landlord consents (other than in the United States of America) which the Security Agent requires in connection with the creating of any Security Interest contained in any Security Document and all notices of assignment or charge required to be given under the terms of the Security Documents.

11. SHARE CERTIFICATES AND STOCK TRANSFERS: share certificates in respect of each member of the Group other than the Parent, UK ParentCo 1 and UK ParentCo 2 together with stamped, executed blank stock transfers or other relevant transfer documents in respect of all shares charged or pledged under the Security Documents.

12. INSURANCE LETTER: a letter from the insurance brokers of the Group duly addressed to the Senior Finance Parties (and the successors, assignees and transferees) to contain a list of all insurance policies of the Group required to be taken out in accordance with Clause 16.2 (Insurances) and including confirmation that such insurance policies are adequate and are in full force and effect, and that the security interest of the Senior Finance Parties will be noted on such insurance policies.

13. CONSENTS AND FILINGS: a certificate in the agreed form signed by a director of the Parent certifying that no consents and filings (other than those which have been obtained and which are listed in such certificate) are necessary for any of the transactions contemplated by the Finance Documents and the other Transaction Documents and their validity and/or enforceability have been obtained and are in full force and effect.

14. INTRA-GROUP LOANS: certified copies of any inter-company loan documentation between Obligors in relation to any inter-company loans made or to be made on or after the Completion Date including the Inter-Company Loan Agreements and the Finco/Bondco Loan Agreement.

15.     COMPLETION:

        (a) a certificate in the agreed form signed by a director of the Parent and addressed to the Facility Agent confirming that all conditions precedent to the Acquisition Documents (other than payment of the price) have been satisfied, that the provisions of Clause 16.2(f)(ii) (Acquisition Documents) have been complied with and that the Local Asset Sale Agreements and Local Share Sale Agreements (as such terms are defined in the Acquisition Agreement) are completed in accordance with their terms (save as they relate to a Delayed Completion);

        (b) evidence that all conditions (other than provision of the Facilities) to the Bridge Finance Documents have been satisfied.

16. FEES: an instruction to the Facility Agent that all fees payable in accordance with the Fees Letters and all other fees, costs and expenses (including, without limitation, legal fees and all costs of registration, property transfers, security or otherwise) details of which are specified in such instruction may be deducted from the first Advance under this Agreement.

17. STAMP DUTY: evidence satisfactory to the Facility Agent that all stamp duty payable in connection with the Acquisition has been paid or will be paid immediately following completion other than stamp duty payable on documents executed outside the United Kingdom.

18.     LEGAL OPINIONS:

        (a) a legal opinion of Shearman & Sterling as to matters of English law in form and substance satisfactory to the Facility Agent;

        (b) a legal opinion of Simpson Thacher & Bartlett as to matters of US law in form and substance satisfactory to the Facility Agent;

        (c) a legal opinion of Trenite van Doorne as to matters of Dutch law in form and substance satisfactory to the Facility Agent.

19. TITLE DEEDS: all original title deeds and (if appropriate) Land Certificates (or, in the case of the property known as Chapel's Park, a statutory declaration from Field Fisher Waterhouse) in respect of the relevant Obligor's interest in real property in the United Kingdom together with such undertakings as to the safe custody and delivery of documents of title and such copies of such documents as the Facility Agent may require.

20. PROPERTY REGISTRATION UNDERTAKING: a letter from Freshfields or such other firm of solicitors as the Security Agent may require addressed to the Security Agent undertaking:-

        (a) to deal with registration of the Security Agent's legal charges over such of the relevant Obligors' Properties as are situate in England and Wales (subject to the limitation referred to in the Reports prepared by Freshfields); and

        (b) subject as required to comply with (a) above, to hold the title deeds to such properties to the order of the Security Agent.

21. PROPERTY SEARCHES: official priority searches relating to the Properties situated in the UK charged under the Security Documents in favour of the Security Agent in respect of any registered titles giving a sufficient period of priority and official priority searches relating to the Properties charged under the Security Documents in favour of the Security Agent in respect of any unregistered land in respect of each of the land charges registers giving a sufficient period of priority.

22.     US CONDITIONS PRECEDENT:

        (a) executed copies of Financing Statements (Form UCC-1 and/or UCC-2) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as agreed between the Parent and the Facility Agent to perfect the Security Interests purported to be created by each Security Document (including any assignment of any existing security) entered into by a member of the Group incorporated in a state of the United States of America or in respect of shares of any such company (each such Security Document a "US SECURITY DOCUMENT");

        (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective Financing Statements that name the Business or any member of the Group or a division or operating unit of any such person, as debtor and that are filed in the jurisdictions referred to in (a) above, together with copies of such Financing

                Statements in respect of all of which appropriate termination statements executed by the secured lender thereunder shall be delivered to the Facility Agent;

        (c) evidence of the completion of all other recordings and filings of, or with respect to, each US Security Document as may be necessary to perfect the Security Interests intended to be created by the US Security Documents;

        (d) mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Facility Agent (the "MORTGAGE POLICIES") on terms and in amounts reasonably satisfactory to the Facility Agent and assuring the Facility Agent that the mortgages over the fee properties in the United States of America created under the US Security Documents are valid and enforceable first priority Security Interests on the respective properties, free and clear of all defects and encumbrances except Security Interests permitted under this agreement. Such Mortgage Policies shall be in form and substance satisfactory to the Facility Agent and (i) shall include an endorsement for future advances under this Agreement and for any other matter that the Facility Agent in its discretion may reasonably request (to the extent available in the respective jurisdiction of each relevant property), (ii) shall not include an exception for mechanics' liens and (iii) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Facility Agent in its discretion may reasonably request;

        (e) a solvency certificate issued by each US Obligor and addressed to the Facility Agent confirming the solvency of such Obligor immediately following entry by it into any US Security Document to which it is a party;

        (f) delivery by each member of the Group which is incorporated in a state of the United States of America of stock certificates, instruments and other collateral the delivery of which is required by the Security Agent pursuant to the US Security Documents.

                                   SCHEDULE 4

                             FORM OF DRAWING REQUEST


To:             Deutsche Bank AG LONDON
                (as Facility Agent for the Banks)

ATTENTION:

DATE:

From:             [NAME OF COMPANY]

Dear Sirs,

        FACILITIES AGREEMENT DATED [-] 1999 (THE "FACILITIES AGREEMENT")

We request a Drawing of the [Tranche A Term/Tranche B Term/Tranche C Term/Revolving] Facility as follows:

[ADVANCE]

1.       Amount:
2.       Facility:
3.       Drawing Date:
4.       Interest Period:
5.       Currency:
6.       Payment should be made to:
7.       Borrower:

[LETTER OF CREDIT/BANK GUARANTEE]

1.       Amount:
2.       Drawing Date:
3.       Duration:
4.       Currency:
5.       Beneficiary:
6.       Borrower:
7.       Obligation Guaranteed:

We attach the form of the proposed Letter of Credit/Bank Guarantee.

We confirm that:-

(i) the representations and warranties made in Clause 15 (Representations and Warranties) of the Facilities Agreement stipulated as being made or repeated on the date hereof and on the date of the relevant Drawing are true and accurate as if made with respect to the facts and circumstances existing on such date; and

(ii) no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of the proposed Drawing being made.

Terms defined in the Facility Agreement shall have the same meanings when used in this request.

                          ...........................
                             [AUTHORISED SIGNATORY]
                              for and on behalf of
                                [BORROWER/PARENT]

                                   SCHEDULE 5

                              ADDITIONAL COSTS RATE


1. The Additional Costs Rate shall be the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the rates notified by each of the Reference Banks in accordance with its respective status weighted in proportion to the percentage participation of that Reference Bank in the related Advance to the Facility Agent as the rate resulting from the application (as appropriate) of the following formulae:

        in relation to Sterling Advances:

                            XL + S(L-D) + (E x 0.01)
                            ------------------------

                                   100 - (X+S)

        in relation to other Advances:

                                    E x 0.01
                                    --------

                                       300

        where, in each case, on the day of application of a formula:

        X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the Reference Bank is required under or pursuant to the Bank of England Act 1998 to maintain cash ratio deposits with the Bank of England;

        L is the interest rate at which Sterling deposits for the relevant Interest Period are offered to the Reference Bank in the London Interbank Market at or about 11.00 a.m. on the first day of that Interest Period;

        E is the rate of charge being payable by that Bank to the Financial Services Authority ("FSA") pursuant to paragraph 2.02 or 2.03 (as the case may be) of the Fees Regulations (but where, for this purpose, the figures at paragraph 2.02(b) and 2.03(b) of the Fees Regulations shall be deemed to be zero) and expressed in pounds per Pound Sterling1 million of the Fee Base of that Reference Bank;

        S is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

        D is the percentage rate per annum payable by the Bank of England to the Reference Bank on Special Deposits.

        (X, L, S and D shall be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero).

2.      For the purposes of this Schedule 5:-

        "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to those terms under or pursuant to the Bank of England Act 1998 or by the Bank of England (as may be appropriate), on the day of the application of the formula;

        "FEE BASE" has the meaning given to that term for the purposes of, and shall be calculated in accordance with, the Fees Regulations;

        "FEES REGULATIONS" means, as appropriate, either:

        (a)     the Banking Supervision (Fees) Regulations 1999; or

        (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 2000.

3. The Additional Costs Rate shall be calculated at or about 11.00 a.m. on the first day of each Interest Period and for the duration of such Interest Period and shall be payable on the date on which interest is payable in respect of the relevant Advance in accordance with the terms of this Agreement.

4. Each Reference Bank shall determine the Additional Costs Rate by application of the formula set out in paragraph 1 above on the first day of each Interest Period and shall notify the Facility Agent of such determination as soon as it has been made. Promptly upon receipt of notifications from each of the Reference Banks, the Facility Agent shall calculate the Additional Costs Rate for the purposes of this Agreement.

5. In the event that there is any change in applicable law or regulation, or the interpretation thereof, by any agency of any state, or in the nature of any request or requirement by the Financial Services Authority, the Bank of England, or other applicable banking or regulatory authority, the effect of which is to impose, modify or deem applicable any fees or any reserve, special deposit, liquidity or similar requirements against assets held by, or deposits in, or for the account of, or advances by the Banks, or in any other respect whatsoever, the Facility Agent shall be entitled to vary the formula set forth in paragraph 1 above so as (but only so as) to restore the Banks' position - in terms of overall return to the Banks - to that which prevailed before such change became necessary. The Facility Agent shall notify the Parent of any such necessary variation to the formula and the formula, as so varied, shall be the formula for the purposes of this Agreement with effect from the date of notification.

                                   SCHEDULE 6

                             TRANSFER CERTIFICATE (1)


            [(REFERRED TO IN CLAUSE 20 (ASSIGNMENTS AND TRANSFERS))]

To:     Deutsche Bank AG LONDON

                  [Details]

        for and on behalf of the Obligors and the Banks

        (each as defined in the Facilities Agreement referred to below).


This transfer certificate (this "CERTIFICATE") relates to a Facilities Agreement dated [-] 1999 and made between, inter alia, [-] as Parent, the banks and financial institutions named therein as Original Banks and Deutsche Bank AG LONDON as Facility Agent and Deutsche Bank AG LONDON as Security Agent (the "FACILITIES AGREEMENT" which expression includes any amendments or supplements thereto or restatements thereof). Terms defined in the Facilities Agreement shall, unless otherwise defined in this Certificate, have the same meanings when used in this Certificate.

1. TRANSFEROR CONFIRMATION AND REQUEST: [Name of Transferor] (the "Transferor") by its execution of this Certificate:-

        (i) requests [NAME OF TRANSFEREE] (the "TRANSFEREE") to accept and procure, in accordance with Clause 20 (Assignments and Transfers) of the Facilities Agreement, transfer to the Transferee of the portion of the Transferor's participation in the Facilities as specified in the First Schedule of this Certificate (the "TRANSFER RIGHTS") by counter-signing this Certificate and delivering it to the Facility Agent at its address for the giving of notices under the Facilities Agreement so as to take effect on the date specified in the Second Schedule of this Certificate (the "TRANSFER DATE"); and

        (ii) confirms that the details which appear in the First Schedule of this Certificate accurately record respectively, the amount of the Transferor's Commitment and the principal amount of the Transfer Rights at the date of this Certificate.

2. TRANSFEREE REQUEST: The Transferee by its execution of this Certificate requests each Obligor, the Banks and the Facility Agent to accept this Certificate as being delivered under and for the purposes of Clause 20.6 (Transfers by Banks) of the Facilities Agreement so as to take effect in accordance with the terms of that clause on the Transfer Date.

3. TRANSFER FEE: The Transferee undertakes to pay to the Facility Agent for the Facility Agent's own account a transfer fee of Pound Sterling750 as provided in Clause 20.7 (Assignment and Transfer Fees) of the Facilities Agreement.


---------------------


1       Each of the Transferor and Transferee should ensure that all regulatory requirements are satisfied in connection with its entry into of any Transfer Certificate. Steps may be required to be taken to preserve security interests for the benefit of a Transferee and appropriate advice should be taken.

4.      TRANSFEREE REPRESENTATIONS: The Transferee hereby:-

        (i) confirms that it has received from the Transferor a copy of the Facilities Agreement together with such other documents and information as it has requested in connection with this certificate;

        (ii) confirms that it has not relied, and will not hereafter rely, on the Transferor or any Senior Finance Party to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

        (iii) agrees that it has not relied, and will not hereafter rely, on the Transferor or any other Senior Finance Party to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor, any Subsidiary of any Obligor or any other party to the Facilities Agreement; and

        (iv) represents and warrants to the Transferor and all other parties to the Facilities Agreement that it has power to become a party to the Facilities Agreement as a "Bank" on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Certificate.

5. TRANSFEREE COVENANTS: The Transferee hereby undertakes with the Transferor and all other parties to the Facilities Agreement that it will perform in accordance with its terms all those obligations which, by the terms of the Facilities Agreement, will be assumed by it following delivery of this Certificate to the Facility Agent.

6. EXCLUSION OF TRANSFEROR'S LIABILITIES: Neither the Transferor nor any other Senior Finance Party makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or assumes any responsibility for the financial condition of any Obligor, any Subsidiary of any Obligor or any other party to the Senior Finance Documents or for the performance and observance by any Obligor of any of its obligations under the Senior Finance Documents and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. NOVATION: On execution of this Certificate by the Facility Agent the Transferee will become a party to the Facilities Agreement, on and with effect from the Transfer Date in substitution for the Transferor with respect to those rights and obligations which by the terms of the Facilities Agreement and this Certificate are assumed by the Transferee.

8. LAW: This Certificate and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English Law.

AS WITNESS the hands of authorised signatories for and on behalf of the Transferor, the Transferee and the Facility Agent on the respective dates appearing below.

                   FIRST SCHEDULE TO THE TRANSFER CERTIFICATE



Transferor's Existing Term Commitment:

         (a)Tranche A Facility                                                                    Pound Sterling

(b)      Tranche B Facility                                                                       Pound Sterling

(c)      Tranche C Facility                                                                       Pound Sterling


Transferor's Existing Revolving Commitment:                                                       Pound Sterling


Portion of Transferor's Existing [TERM A/B/C COMMITMENT/PARTICIPATION IN TERM A/B/C               Pound Sterling
                                    ADVANCE] to be transferred:

Portion of Transferor's Existing Revolving Commitment to be transferred:                          Pound Sterling

[PARTICIPATION IN REVOLVING ADVANCE(s) TO BE TRANSFERRED (2):-

REVOLVING           PARTICIPATION: POUND STERLING     INTEREST PERIOD:     MONTHS, MATURITY DATE:      19
ADVANCE 1:

REVOLVING           PARTICIPATION: POUND STERLING     INTEREST PERIOD:     MONTHS, MATURITY DATE:      19
ADVANCE 2:

[REVOLVING
ADVANCE  [ ]        Participation: Pound Sterling     Interest Period:     months, Maturity Date:      19



-------------------------

        (2)     Only relevant if Transfer Date is during an Interest Period.

                   SECOND SCHEDULE TO THE TRANSFER CERTIFICATE

                     Particulars relating to the Transferee



Transfer Date:

Lending Office:

Contact Name:

Account for Payments:

Address for Notices:

Telephone:

Telex:

Facsimile:


                            SIGNATURE CLAUSES TO TRANSFER CERTIFICATE


[TRANSFEROR]                                            [TRANSFEREE]
By:                                                 By:
   ....................                                ....................

Date:         19                                    Date:         19

[FACILITY AGENT]
By:
   ....................

DATE:         19

                                   SCHEDULE 7

                               ACCESSION DOCUMENT


THIS ACCESSION AGREEMENT is made [                   ]

                                    BETWEEN:-

(1)              LIMITED (registered no.    ) (the "NEW [BORROWER/GUARANTOR]");

(2)      [                          ] (registered no.    ) (the "PARENT");

(3) DEUTSCHE BANK AG LONDON in its capacity as Facility Agent under the Facilities Agreement.


                                    WHEREAS:-

(A) This Agreement is entered into in connection with a facilities agreement (the "FACILITIES AGREEMENT") dated [-] 1999 and made between, inter alia, the Parent, the banks and financial institutions named therein and Deutsche Bank AG LONDON as Facility Agent.

(B) This Agreement has been entered into to record the admission of the [New Borrower/Guarantor] as a [Borrower/Guarantor] under the Facilities Agreement.

                      NOW IT IS HEREBY AGREED AS FOLLOWS:-

1        DEFINITIONS

         Terms defined in the Facilities Agreement shall have the same meaning when used in this Agreement.

2        ADMISSION OF NEW [BORROWER/GUARANTOR]

2.1 The New [Borrower/Guarantor] agrees to become a [Borrower/Guarantor] under the Facilities Agreement and agrees to be bound by the terms of the Facilities Agreement as if it had been named as a [Borrower/Guarantor] thereunder.

2.2 The New [Borrower/Guarantor] thereby confirms the appointment of the Parent as its agent on the terms provided for in the Facilities Agreement in relation to Obligors.

2.3 The New [Borrower/Guarantor] confirms that its address details for notices the Facilities Agreement are as follows:-

         Address:

         Facsimile:

         Telex:

         Attention of:

2.4 By their signature below the parties to this Agreement (other than the New [Borrower/Guarantor]) confirm their acceptance of the New [Borrower/Guarantor] as a [Borrower/Guarantor] for the purpose of the Facilities Agreement.

3        GOVERNING LAW AND SUBMISSION TO JURISDICTION

         The provision of Clause 26 (Governing Law and Submission to Jurisdiction) shall apply to this Accession Agreement as though set out in full herein.



IN WITNESS WHEREOF THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED ON THE DATE FIRST WRITTEN ABOVE.

[Execution provisions]

                                   SCHEDULE 8

                              ANCILLARY FACILITIES


1 DEFINITIONS: IN THIS SCHEDULE, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE FOLLOWING EXPRESSIONS HAVE THE FOLLOWING MEANINGS:

         "ANCILLARY LIMIT" means, in relation to an Ancillary Bank, the maximum exposure (excluding accrued uncapitalised interest, fees and like charges) which it has agreed to accept (whether by way of loan or otherwise) by way of Ancillary Facilities in accordance with Clause 2.2 (Ancillary Facilities) less that part thereof cancelled, reduced or terminated from time to time in accordance with this Agreement and/or the relevant Ancillary Documents;

         "ANCILLARY OUTSTANDINGS" means, in relation to an Ancillary Bank at any time, the aggregate outstanding amount of the Ancillary Facilities due to that Ancillary Bank, at such time, calculated on the following basis:-

         (a) all amounts of principal then outstanding under any overdraft or other current account facilities, calculated on a net basis in accordance with the usual practice of that Ancillary Bank;

         (b) the amount of any outstanding utilisation of any BACS facilities made available by that Ancillary Bank (to the extent not included in the calculation of (a) above);

         (c) the maximum liability under all guarantees, bonds and letters of credit then outstanding and issued under any guarantee, bonding or letter of credit facilities made available by that Ancillary Bank; and

         (d) in respect of any other facility or financial accommodation, such other amount as that Ancillary Bank (acting reasonably) may determine represents the aggregate exposure of that Ancillary Bank with respect thereto in accordance with its usual practice for calculating its exposure;

2        LIMITATIONS:

         (a) The aggregate of the Advances drawn under the Revolving Facility, the total Contingent Liability of the Revolving Banks in relation to Letters of Credit and Bank Guarantees issued under the Revolving Facility and the total Ancillary Outstandings at any time may not exceed the aggregate of the Commitments of the Revolving Banks in relation to the Revolving Facility at that time (before (and ignoring) any reduction therein on account of any Ancillary Limit).

         (b) The Ancillary Outstandings of an Ancillary Bank may not at any time exceed the Ancillary Limit of that Ancillary Bank.

         (c) In the event that the Ancillary Limit of an Ancillary Bank would exceed its Revolving Commitment it shall be entitled to reduce the Ancillary Limit applicable to the Ancillary Facilities by an amount equal to the excess and require the Borrowers to prepay the Ancillary Outstandings in the amount necessary to procure that the Ancillary Outstandings do not exceed the Ancillary Limit.

         (d) No member of the Group which is not also a Borrower under this Agreement shall be permitted to draw the Ancillary Facilities.

         (e) Each Ancillary Document shall be in a form approved by the Facility Agent such approval not to be unreasonably withheld or delayed in the event that such Ancillary Document is in compliance with the requirements of the Senior Finance Documents.

3 TERMS OF ANCILLARY FACILITIES: THE TERMS ON WHICH ANCILLARY FACILITIES ARE MADE AVAILABLE SHALL BE AS SET OUT IN THE RELEVANT ANCILLARY DOCUMENT AS AMENDED FROM TIME TO TIME BY AGREEMENT BETWEEN THE RELEVANT ANCILLARY BANK AND THE PARENT (WITH THE PRIOR WRITTEN APPROVAL OF THE FACILITY AGENT (SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD)) PROVIDED ALWAYS THAT THE FOLLOWING PROVISIONS WILL APPLY TO THE ANCILLARY FACILITIES:-

         (a) that no drawing of the Ancillary Facilities will be permitted which gives rise to an actual or contingent liability of the relevant Borrower to the Ancillary Bank which may mature after or otherwise extend beyond the Revolving Facility Repayment Date;

         (b) in any circumstances where the relevant Borrower would be obliged to prepay the Revolving Facility it will also prepay the Ancillary Facilities (or provide appropriate cash cover) and the Ancillary Facilities shall be cancelled in an amount equal to each amount prepaid or provided as cash cover in accordance with this paragraph (b);

         (c) that unless the Majority Banks agree otherwise no utilisation of the Ancillary Facilities shall be permitted if as a result of the terms of Clause 4.2 (Additional Conditions Precedent) the Borrowers would not be entitled to request a Revolving Advance or the issue of a Letter of Credit or Bank Guarantee.

4 FEES: NO ANCILLARY BANK SHALL CHARGE INTEREST OR FEES IN RELATION TO ANCILLARY FACILITIES ANY GREATER THAN THOSE SET OUT BELOW:-

         (a) a margin over cost of funds or base rate on any funded drawings under the Ancillary Facilities equal to the Margin in relation to the Revolving Facility;

         (b) a fee on the contingent liability of the Ancillary Bank in relation to any letter of credit, bank guarantee, performance bond or similar instrument issued by the Ancillary Bank under the Ancillary Facilities equal to the Margin; and

         (c) usual bank charges and expenses payable in connection with the provision of the Ancillary Facilities as agreed between the Parent and the relevant Ancillary Bank.

                                   SCHEDULE 9

            PROVISIONS RELATING TO LETTERS OF CREDIT/BANK GUARANTEES


1. DEMANDS: Each Issuing Bank shall forthwith notify the Facility Agent of any demand received by it under and in accordance with any Letter of Credit or Bank Guarantee (including details of the Letter of Credit or Bank Guarantee under which such demand has been received and the amount demanded) and the Facility Agent on receipt of any such notice shall forthwith notify the Parent, the Borrower for whose account that Letter of Credit or Bank Guarantee was issued (the "ACCOUNT PARTY") and each of the Revolving Banks.

2.       PAYMENTS:

         (a) The Account Party shall immediately on receipt of any notice from the Facility Agent under paragraph 1 (Demands) of this Schedule pay to the Facility Agent for the account of the relevant Issuing Bank the amount demanded from that Issuing Bank as notified by the Facility Agent in accordance with that paragraph less any amount standing to the credit of any Cash Collateral Account and which has been paid to the credit of that Cash Collateral Account (including interest accrued and credited to that Cash Collateral Account) to provide cash cover in respect of the Letter of Credit or Bank Guarantee under which the relevant Issuing Bank has received demand.

         (b) The Facility Agent shall pay to the relevant Issuing Bank any amount received by it from the Account Party under paragraph 2(a) (Payments) of this Schedule together with any amount standing to the credit of any Cash Collateral Account in respect of the Letter of Credit or Bank Guarantee under which such Issuing Bank has received demand.

3. AUTHORITY TO PAY: The Account Party hereby irrevocably authorises each Issuing Bank to pay without investigation or confirmation by it any demand which appears on its face to be validly made under or pursuant to any Letter of Credit or Bank Guarantee issued by that Issuing Bank and agrees that as between itself, such Issuing Bank and the Banks, that any such demand (in the absence of manifest error) shall be conclusive evidence that demand has been properly made.

4.       INDEMNITY:

         (a) The Account Party hereby irrevocably and unconditionally agrees to indemnify each Issuing Bank and keep each Issuing Bank indemnified on its first demand from and against all actions, losses, damages, claims, proceedings, costs, demands and liabilities which may be suffered or incurred by that Issuing Bank (other than by reason of that Issuing Bank's gross negligence or wilful misconduct) under or in connection with any Letter of Credit or Bank Guarantee (including, without limitation, by making payment of any amount which it is required to pay under paragraph 2(a) (Payments) of this Schedule).

         (b) Without prejudice to the Account Party's obligations under paragraph 4(a) (Indemnity) of this Schedule, each Revolving Bank hereby irrevocably, unconditionally and severally agrees to indemnify and pay to each Issuing Bank on its first demand an amount equal to its proportion (determined pursuant to Clause 3.1(e) (Basis of Participation) on the date of issue of the relevant Letter of Credit or Bank Guarantee (subject as provided in Clause 20 (Assignments and Transfers)) of the amount which the Issuing Bank has paid under the relevant Letter of Credit or Bank Guarantee.

         (c) The Account Party hereby irrevocably and unconditionally agrees to indemnify and keep indemnified each Revolving Bank on its first demand from and against all actions, losses, damages, claims, proceedings, costs, demands and liabilities which may be suffered or incurred by such Revolving Bank as a result of the obligations assumed by it to each Issuing Bank under paragraph 4(b) (Indemnity) of this Schedule.

5.       INTEREST:

         (a) The Account Party shall pay interest on all amounts paid by an Issuing Bank under or in connection with any Letter of Credit or Bank Guarantee or by any Revolving Bank under paragraph 4(b) (Indemnity) of this Schedule from (and including) the date of payment by such Issuing Bank or such Revolving Bank until the date of indemnification calculated and payable in accordance with Clause 6.5 (Default Interest).

         (b) Amounts standing to the credit of any Cash Collateral Account opened with a Finance Party shall bear interest at the rate normally offered by such Finance Party to corporate depositors of amounts similar to the relevant amount for periods of deposit similar to the anticipated period of deposit of the relevant amount.

6.       CASH COVER:

         (a) Any Obligor providing cash cover or paying any other sum to the credit of a Cash Collateral Account (including, without limitation, pursuant to Clause 8 (Prepayment)) in accordance with the Senior Finance Documents shall (if such Cash Collateral Account is not or will not be upon coming into existence be subject to a fixed charge under a Security Document) execute and deliver to the Security Agent an additional Security Document, in such form as the Facility Agent shall reasonably require, constituting a first fixed charge over such Cash Collateral Account, together with such evidence of due execution of such Security Document as the Security Agent shall reasonably require and, in the case of an Obligor not incorporated in England and Wales, a legal opinion satisfactory to the Security Agent.

         (b) The Facility Agent shall be and is hereby irrevocably authorised by the Account Party following a demand under and in accordance with any Letter of Credit or Bank Guarantee to apply all amounts standing to the credit of any Cash Collateral Account in respect of that Letter of Credit or Bank Guarantee in satisfaction of the Account Party's obligations hereunder in respect of that Letter of Credit or Bank Guarantee.

7. PROTECTIVE PROVISIONS: The following provisions shall apply to each of the indemnities (the "INDEMNITIES") contained in paragraph 4 (Indemnity) of this Schedule.

         (a) Each of the Indemnities are and will remain in full force and effect by way of continuing security until such time as no amounts to which such Indemnities are expressed to relate remain payable or capable of becoming payable under the Senior Finance Documents. Furthermore the Indemnities are additional to and not instead of any security or other guarantee at any time existing in favour of any person.

         (b) Any settlement or discharge of any claim under any of the Indemnities shall be conditional upon no payment made under the Indemnities being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency, winding-up or liquidation.

         (c) The obligations arising under the Indemnities and any liability deriving therefrom shall not be discharged or affected by any circumstance which would so discharge or affect it but for this provision including, without limitation:-

                  (i) any time, indulgence, waivers or consents given to any Obligor or any other person;

                  (ii) any amendment, variation or modification of the Finance Documents or any other security or guarantee or any increase in the amount of the Facilities;

                  (iii) the making or absence of any demand on any Obligor or any other person for payment or performance of any other obligations or the application of any moneys at any time received from any Obligor or any other person;

                  (iv) the enforcement, perfecting or protecting of or absence of enforcement, perfecting or protecting of any security, guarantee or undertaking (including, without limitation, all or any of the obligations and liabilities of any Obligor);

                  (v) the release, taking, giving or abstaining from taking of any security, guarantee or undertaking (including, without limitation, the Senior Finance Documents);

                  (vi) the insolvency, winding-up, administration, receivership or commencement of any other insolvency procedure under the laws of any relevant jurisdiction in relation to any Obligor, any Senior Finance Party or any other person or the making or any arrangement or composition with or for the benefit of creditors by any Obligor, any Senior Finance Party or any other person;

                  (vii) any amalgamation, merger or change in constitution in relation to any Obligor, any Senior Finance Party or any other person.

                  (viii) the illegality, invalidity or unenforceability of or any defect in any provision of any Finance Document or any security, obligations or liabilities arising or expressed to arise thereunder;

8. SUBROGATION: No Borrower shall by virtue of any payment made under the Indemnities claim any right of subrogation, contribution or indemnity against any person for so long as any sum remains payable or capable of becoming payable under the Senior Finance Documents.

                                   SCHEDULE 10

                               SECURITY DOCUMENTS




                  OBLIGOR                                          SECURITY DOCUMENTS
            Ineos Acrylics UK Finco Limited                                     Debenture
       Ineos Acrylics UK Overseas HoldCo1 Limited                               Debenture
          Ineos Acrylics UK PartnerCo1 Limited                                  Debenture
          Ineos Acrylics UK PartnerCo2 Limited                                  Debenture
            Ineos Acrylics UK Trader Limited                                    Debenture
        Ineos Acrylics UK Trader HoldCo Limited                                 Debenture
            Ineos Acrylics US HoldCo Limited                                    Debenture
                     UK ParentCo 3                                              Debenture

          Ineos Acrylics UK ParentCo2 Limited                                   Debenture

                                                                          US Security Agreement

          Ineos Acrylics UK PartnerCo1 Limited                 (in respect of interests in US Partnership)
                                                                          US Security Agreement

          Ineos Acrylics UK PartnerCo2 Limited                 (in respect of interests in US Partnership)
                                                                US Security Agreement over all assets and

                     US Partnership                              undertaking, including all investments
                                                                US Security Agreement over all assets and

                       US HoldCo                                 undertaking, including all investments
                                                                US Security Agreement over all assets and
                                                               undertaking, including all investments, US
                                                              Collateral Mortgages with respect to the fee

                       US Trader                          interests in the Tennessee and Mississippi properties
                                                          Dutch law share pledge over shares in Dutch Overseas
       Ineos Acrylics UK Overseas HoldCo1 Limited                                HoldCo

                                   SCHEDULE 11

                       FORM OF CONFIDENTIALITY UNDERTAKING


                                     [DATE]

To: [-] as Parent (as defined in the Facilities Agreement referred to below); and

         DEUTSCHE BANK AG LONDON in its capacity as Facility Agent (as defined in the Facilities Agreement referred to below).


Dear Sirs,

                           CONFIDENTIALITY UNDERTAKING

1. We confirm that this undertaking is entered into in connection with the facilities agreement dated - 1999 between, inter alia, the companies referred to therein as Borrowers and Guarantors, Deutsche Bank AG LONDON and Merrill Lynch International as Arrangers, the banks and financial institutions referred to therein as Original Banks and Deutsche Bank AG LONDON as Facility Agent (as amended, novated, and supplemented from time to time, the "FACILITIES AGREEMENT"). Unless otherwise defined herein, all terms used in this undertaking shall bear the same meanings as in the Facilities Agreement. This undertaking records our agreement to the confidentiality requirements contained in Clause 20.8 (Disclosure of Information) and Clause 22.3 (Confidentiality) of the Facilities Agreement.

2. We refer to our [THE INTENDED ASSIGNMENT, TRANSFER, SUB-PARTICIPATION, RISK PARTICIPATION OR OTHER PARTICIPATION] in the Senior Finance Documents (the "INTENDED TRANSACTION").

3. In consideration of your providing us with information concerning the Obligors or any member of the Group, we hereby undertake to you that:

         (a) we will keep the Senior Finance Documents and the information provided under or in connection therewith confidential. Notwithstanding the foregoing, we or any of our officers, employees agents or advisers may disclose all or any of the information so supplied:

                  (i) if so required by law or regulation or, if requested by any regulator with jurisdiction over us or any of our affiliates;

                  (ii) if it comes into the public domain (other than as a result of a breach of this Confidentiality Agreement);

                  (iii) to auditors, professional advisers or rating agencies who need to know or review the information for the purposes of evaluating the Intended Transaction, who are informed by you of the confidential nature of the information and who agree to be bound by the terms of this Agreement;

                  (iv)     in connection with any legal proceedings; or

                  (v)      to Senior Subordinated Finance Parties or Equity
                           Investors.

         (b) we will make no use of any information supplied other than for the purpose of giving consideration thereto in connection with the Intended Transactions.

4. In the event that you or any of your officers, employees, agents or advisers become legally compelled to disclose any of the information, you will, to the extent permitted by law, provide the Transferor and the Parent with notice promptly after becoming aware thereof.

5.       This Confidentiality Agreement is governed by English law.

Yours faithfully










For and on behalf of
[-]

                                   SCHEDULE 12

                             FORMALITIES CERTIFICATE

                            [INSERT NAME OF COMPANY]
                                 (THE "OBLIGOR")

                       FACILITIES AGREEMENT DATED [-] 1999
                          (THE "FACILITIES AGREEMENT")


To:      Deutsche Bank AG LONDON as Facility Agent under the Facility Agreement.

We              and             being respectively the director and secretary
of the Obligor being duly authorised by the Obligor to deliver this Certificate hereby make the following certifications and confirmations.

1.       CONSTITUTIONAL DOCUMENTS

         Attached hereto marked A are true, complete and up-to-date copies of:-

         (i)      the certificate of incorporation of the Obligor;

         (ii) all certificates of incorporation on change of name of the Obligor (if any); and

         (iii)    the constitutional documents of the Obligor consisting
                  of [          ]          .

2.       EXTRACT BOARD RESOLUTIONS

         Attached hereto marked B is a true and complete extract from the minutes of a meeting of the board of directors of the Obligor duly convened and held (during which a quorum was present throughout) recording resolutions passed at such meeting (which resolutions are in full force and effect and have not been rescinded or varied) and which approve the Transaction Documents to which it is a party and all transactions contemplated thereby.

3.       [SHAREHOLDER RESOLUTIONS

         Attached hereto marked C is a true and complete copy of a resolution of all the shareholders of the Obligor unanimously passed authorising and directing the execution and performance by the Obligor of the Transaction Documents to which it is a party.]

4.       AUTHORISED SIGNATORIES

         The following signatures are the specimen signatures of the persons authorised by resolution of the board of directors of the Obligor to execute all Senior Finance Documents and other Transaction Documents to which it is a party, drawing requests under the Facilities Agreement and all other documents and notices required in connection therewith:-



              Name                  Position                        Signature

5.       NO BREACH OF BORROWINGS LIMIT

         We have examined the terms of all relevant agreements to which the Obligor is a party and the constitutional documents of the Obligor ("RELEVANT DOCUMENTS") and we can confirm to you that entry into the Transaction Documents and drawing of all amounts capable of being drawn by the Obligor under the Transaction Documents taking into account any other Financial Indebtedness of the Obligor:-

         (a)      will be within the corporate powers of the Obligor; and

         (b) does not or will not cause to be exceeded any limit or restriction on any of the powers of the Obligor (whether contained in any Relevant Documents or otherwise) or the right or ability of the directors of the Obligor to exercise such powers.


Terms defined in the Facilities Agreement shall bear the same meaning when used herein.


Signed:                          ..........................................
                                 DIRECTOR


Date:                            ..............................



Signed:                          ..........................................
                                 SECRETARY


Date:                            ..............................

                                   SCHEDULE 13

                    FORMS OF LETTER OF CREDIT/BANK GUARANTEE


                        PART I - FORM OF LETTER OF CREDIT


                       [HEADED NOTEPAPER OF ISSUING BANK]




To:      [DETAILS]


                                                                          [DATE]


Dear Sirs

We hereby issue our irrevocable non-transferable standby letter of credit no [DETAILS] the terms of which are set out below.

1.       In this standby letter of credit:

         "BANK" means [DETAILS OF ISSUING BANK];

         "BENEFICIARY" means [DETAILS];

         "BORROWER" means [DETAILS];

         "BUSINESS DAY" means a day (not being a Saturday or Sunday) on which banks are generally open for business (other than a day on which banks are open only for the operation of business in euros) (i) in London and
         (ii) in [DETAILS - PRINCIPAL FINANCIAL CENTRE OF CURRENCY OF L.C.]3;

         "EXPIRY DATE" means [DETAILS];

         "FACILITY" means [DETAILS];

         "MAXIMUM AMOUNT" means [DETAILS];

         "PAYMENT AMOUNT" means the amount specified by the Beneficiary in the Required Documents;

         "REQUIRED DOCUMENT" means a request for payment in the form set out in Appendix A hereto completed in a manner consistent with the requirements of this letter of credit and signed on behalf of the Beneficiary.

2. Within five Business Days of receipt by the Bank at its offices at [DETAILS] (Attn: [DETAILS]) of the Required Document the Bank will pay to the Beneficiary the lesser of:-

         (a)      the Payment Amount as stated in the Required Document; and

-----------------------

3        3        Consider intended operation on Target days.

         (b)      the Maximum Amount

         provided that only one request for payment by delivery of the Required Document may be made hereunder and the Bank shall not be obliged to make any payment hereunder at any time after the Expiry Date.

3. Any payment made hereunder shall be made in [DETAILS - CURRENCY] by payment to the account of the Beneficiary at a principal bank in [DETAILS] specified in the Required Document.

4. This letter of credit is not assignable or transferable in whole or in part and shall be payable only against presentation of the Required Document.

5. Save insofar as such provisions may be inconsistent with the express terms of this letter of credit, this letter of credit is subject to Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication no 500 (the "UCP") (with the exception of Articles 22-44 inclusive (other than Articles 40a, 42 and 44a which shall each apply)) [or ISP 98 in respect of a standby letter of credit]. Notwithstanding Article 17 of the UCP if the Bank suffers an interruption of business as described therein and the Expiry Date occurs during such interruption the Bank shall honour any demand made under this letter of credit at any time within 30 days after such interruption of business ends and shall notify the Beneficiary promptly when it does so end.

6. This letter of credit is governed by and shall be construed in accordance with English law.

Yours faithfully








For and on behalf of
                                 [ISSUING BANK]

                                   APPENDIX A

                        [HEADED NOTEPAPER OF BENEFICIARY]


To:      [NAME AND ADDRESS OF

         ISSUING BANK]









                  LETTER OF CREDIT NO (THE "LETTER OF CREDIT")

We refer to the Letter of Credit and certify that:

(a)      we have provided the Facility to the Borrower;

(b)      an aggregate amount (the "PAYMENT AMOUNT") of  (comprising     of
         principal and  of interest and/or other charges) fell due for payment
         in     by      on      and remains due and unpaid at the date of this
         letter.

Accordingly, we hereby request payment under the Letter of Credit of the Payment
Amount. Payment is to be made to our account (A/c No ) with     at      .

Terms defined in the Letter of Credit shall bear the same meaning in this letter.

Yours faithfully








For and on behalf of

                        PART II - FORM OF BANK GUARANTEE

                       [HEADED NOTEPAPER OF ISSUING BANK]








To:      [DETAILS]


                                                                          [DATE]


Ref:     [DETAILS]


Dear Sirs,

1.       In this letter:

         "BANK" means [DETAILS OF ISSUING BANK]

         "BORROWER" means [DETAILS];

         "BUSINESS DAY" means a day (not being a Saturday or Sunday) on which banks are generally open for business (other than a day on which banks are open only for the operation of business in euros) (i) in London and
         (ii) in [DETAILS - PRINCIPAL FINANCIAL CENTRE OF CURRENCY OF L.C.](4);

         "EXPIRY DATE" means [DETAILS];

         "FACILITY" means [DETAILS];

         "PAYMENT DATE" means the date for payment of a demand being [DETAILS - MINIMUM FIVE] Business Days after the date of receipt of demand.

2. In consideration of your agreeing to make available the Facility the Bank irrevocably and unconditionally guarantees to you on receipt of written demand, the payment and discharge by the Borrower of all amounts payable or expressed to be payable to you pursuant to the Facility. This guarantee is given subject as follows:-

         (a) Any demand made hereunder shall be made in writing addressed to the Bank or its offices at [DETAILS] (Attention: [DETAILS]) in the form provided in Appendix A;

         (b) The maximum aggregate liability of the Bank hereunder (inclusive of all principal, interest, costs and expenses) is [DETAILS];



--------------------------------

4        4        Consider intended operation on Target days.

         (c) No demand may be made hereunder after the Expiry Date and only one demand may be made hereunder.

3. Any payment made hereunder shall be made on the Payment Date in [DETAILS - CURRENCY] by payment to the account of the Beneficiary at a principal bank in [DETAILS] specified in the demand.

4.       This guarantee is not assignable or transferable in whole or in part.

5.       This guarantee shall be construed in accordance with English Law.

Yours faithfully








For and on behalf of
                                 [ISSUING BANK]

                                   APPENDIX A

                        [HEADED NOTEPAPER OF BENEFICIARY]


To:      [NAME AND ADDRESS OF

         ISSUING BANK]









                  BANK GUARANTEE REF NO (THE "BANK GUARANTEE")

We refer to the Bank Guarantee and certify that:

(a)      we have provided the Facility to the Borrower;

(b) an aggregate amount (the "PAYMENT AMOUNT") of [-] (comprising [-] of principal and [-] of interest and/or other charges) fell due for payment in [-] by [-] on [-] and remains due and unpaid at the date of this letter.

Accordingly, we hereby request payment under the Bank Guarantee of the Payment Amount. Payment is to be made to our account (A/c No [-]) with [-] at [-].

Terms defined in the Bank Guarantee shall bear the same meaning in this letter.

Yours faithfully








For and on behalf of

                 SIGNATORIES TO THE SENIOR FACILITIES AGREEMENT

THE PARENT

INEOS ACRYLICS LIMITED

By:

Notice Details

Address:          30 Bell Street

                  Romsey

                  Hampshire SO51 8GW

Facsimile:        01794 825860

Attention:        Company Secretary


THE ORIGINAL BORROWERS

INEOS ACRYLICS UK FINCO LIMITED

By:

Notice Details

as for the Parent:

INEOS ACRYLICS UK TRADER LIMITED

By:

Notice Details

as for the Parent:

THE ORIGINAL GUARANTORS

INEOS ACRYLICS UK FINCO LIMITED

By:

Notice Details

as for the Parent:

INEOS ACRYLICS UK OVERSEAS HOLDCO1 LIMITED

By:

Notice Details

as for the Parent:

INEOS ACRYLICS UK PARTNERCO1 LIMITED

By:

Notice Details

as for the Parent:

INEOS ACRYLICS UK PARTNERCO2 LIMITED

By:

Notice Details

as for the Parent:

INEOS ACRYLICS UK TRADER LIMITED

By:

Notice Details

as for the Parent:

INEOS ACRYLICS UK TRADER HOLDCO LIMITED

By:

Notice Details

as for the Parent:

INEOS ACRYLICS US HOLDCO LIMITED

By:

Notice Details

as for the Parent:

INEOS ACRYLICS UK PARENTCO3 LIMITED

By:

Notice Details

as for the Parent:

THE ARRANGERS

DEUTSCHE BANK AG LONDON

By:

Notice Details

Address:          1 Great Winchester Street

                  London EC2N 2DB

Facsimile:        0171 933 3419/0171 545 4638

Attention:        Barry Jeffries/Jason Charles

MERRILL LYNCH INTERNATIONAL

By:

Notice Details

Address:          Ropemaker Place

                  25 Ropemaker Street

                  London EC2Y 9LY

Facsimile:

Attention:

THE ORIGINAL BANKS

DEUTSCHE BANK AG LONDON

By:

Notice Details

Address:          1 Great Winchester Street

                  London EC2N 2DB

Facsimile:        0171 933 3419/0171 545 4638

Attention:        Barry Jeffries/Jason Charles



MERRILL LYNCH CAPITAL CORPORATION

By:


Notice Details

Address:          World Financial Centre

                  North Tower

                  250 Vesey Street

                  New York, NY10281-1316

Facsimile:        001 212 738 1719

Attention:        Mark Campbell/Pete Wersching

FACILITY AGENT

DEUTSCHE BANK AG LONDON

By:


Notice Details                                       Notice Details

(for all matters other than drawdown notices)        (for drawdown notices)

Address:          1 Great Winchester Street          Address:          1 Great Winchester Street

                  London EC2N 2DB                                      London EC2N 2DB

Facsimile:        0171 933 3419                      Facsimile:        0171 545 4638

Attention:        Barry Jeffries                     Attention:        Jason Charles, Credit Administration Group

                                                     (and copy to Barry Jeffries at details opposite)



SECURITY AGENT

DEUTSCHE BANK AG LONDON

By:


Notice Details

Address:          1 Great Winchester Street

                  London EC2N 2DB

Facsimile:        0171 933 3419/0171 545 4638

Attention:        Barry Jeffries/Jason Charles